                            SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934

                                (Amendment No.     )
                                             ------


 Check the appropriate box:

/ /     Preliminary Information Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
/X/     Definitive Information Statement


                             SUPERIOR SERVICES, INC.
                (Name of Registrant as Specified in its Charter)


Payment of Filing Fee (Check the appropriate box):

/ /    No fee required.

/X/ Fee computed on a table below per Exchange Act Rules 14c-5(g) and 0-11.

      1) Title of each class of securities to which transaction applies: Common Stock, $.01 par value per share (including the associated Common Stock Purchase Rights)

      2) Aggregate number of securities to which transaction applies: 3,128,643 (including 955,223 subject to outstanding stock options)

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $27.00

      4) Proposed maximum aggregate value of transaction: $84,473,361

      5) Total fee paid: $16,895*


/ /   Fee paid previously with preliminary materials.


/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid: $193,438*

      2) Form Schedule or Registration Statement No.: Schedule 14D-1

      3) Filing Party: Vivendi and Onyx Solid Waste Acquisition Corp.

      4) Date Filed: June 18, 1999

--------

* The amount previously paid assumed the purchase of 35,821,857 shares of Common Stock, $.01 par value per share, of Superior Services, Inc. (the "Company"), including the associated

Common Stock Purchase Rights (collectively, the "Shares"), 32,365,094 of which were outstanding as of June 7, 1999 and 3,456,763 of which were then subject to outstanding options, at $27.00 per Share. As of October 5, 1999 (the record date for the special meeting), there were 32,488,590 Shares outstanding (representing 30,315,170 Shares purchased by Purchaser and 2,173,420 Shares held by persons other than Purchaser) and 955,223 Shares subject to outstanding options, which total number of Shares (including the Shares subject to outstanding options) is less than the number of Shares for which a filing fee was paid on June 18, 1999 pursuant to the Schedule 14D-1 of Vivendi and Onyx Solid Waste Acquisition Corp. The total fee with respect to the securities to which this transaction applies is $16,895, which was previously paid as part of the $193,438 paid in connection with the June 18, 1999 Schedule 14D-1 filing.

                                                                  [LOGO]
--------------------------------------------------------------------------------

                                                         Superior Services, Inc.
                                                One Honey Creek Corporate Center
                                                125 South 84th Street, Suite 200
                                                             Milwaukee, WI 53214
                                                                  (414) 479-7800
                                                              FAX (414) 479-7400

                                                                October 12, 1999

Dear Shareholders:

    As announced on June 14, 1999, Superior Services, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 11, 1999, with Vivendi, a SOCIETE ANONYME organized under the laws of France ("Parent"), and Onyx Solid Waste Acquisition Corp., a Wisconsin corporation and an indirect wholly-owned subsidiary of Parent ("Purchaser"), which provides for the acquisition of the Company by Parent in two steps. The first step was a cash tender offer by Purchaser to acquire all of the outstanding shares of common stock of the Company (including the associated common stock purchase rights) at $27.00 per share, net to the seller in cash. The tender offer was completed on July 16, 1999 and Purchaser purchased approximately 30.3 million shares, or approximately 93% of the Company's issued and outstanding shares, pursuant to the tender offer. The merger of Purchaser with and into the Company (the "Merger"), in which the Company will be the surviving corporation, is the second and final step in the acquisition of the Company by Parent and is intended to complete the acquisition of any shares of common stock of the Company not acquired by Purchaser pursuant to the tender offer. As a result of the Merger, the Company will become an indirect wholly-owned subsidiary of Parent. In the Merger, each outstanding share of common stock of the Company (other than shares owned by Parent, Purchaser or any other subsidiary of Parent, held in the treasury of the Company or owned by any wholly-owned subsidiary of the Company, and other than shares as to which the holder has properly exercised dissenters' rights) will be converted into the right to receive $27.00 in cash, without interest thereon, all as more fully set forth and described in the accompanying Information Statement and the Merger Agreement, a copy of which is attached as Annex I to the Information Statement.

    On Tuesday, November 9, 1999, a special meeting of shareholders will be held for the purpose of approving the Merger Agreement. The affirmative vote of a majority of the aggregate voting power of the outstanding shares of common stock of the Company will be necessary to approve the Merger Agreement. As a result of the consummation of Purchaser's tender offer, Purchaser owns and has the right to vote a sufficient number of outstanding shares such that approval of the Merger Agreement at the special meeting is assured without the affirmative vote of any other shareholder.

    You are welcome to attend the special meeting; however, you are not being asked for a proxy and are requested not to send one. The accompanying Information Statement explains the terms of the Merger. Please read the accompanying Information Statement carefully.

    We appreciate your loyalty and support as a shareholder of our Company in the past and as we move forward with this transition to new ownership.

                                          Sincerely,

                                                    [LOGO]

                                          G. William Dietrich
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                            SUPERIOR SERVICES, INC.
                       125 SOUTH 84(TH) STREET, SUITE 200
                           MILWAUKEE, WISCONSIN 53214
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 9, 1999
                            ------------------------

TO THE SHAREHOLDERS OF

  SUPERIOR SERVICES, INC.

    NOTICE IS HEREBY GIVEN that a Special Meeting (the "Special Meeting") of Shareholders of Superior Services, Inc. (the "Company") will be held on Tuesday, November 9, 1999, at 4:00 p.m., local time, at the offices of Foley & Lardner, 777 East Wisconsin Avenue, 40(th) Floor, Milwaukee, Wisconsin 53202, for the following purposes:

    1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of June 11, 1999 (the "Merger Agreement"), by and among the Company, Vivendi, a SOCIETE ANONYME organized under the laws of France ("Parent"), and Onyx Solid Waste Acquisition Corp., a Wisconsin corporation and an indirect wholly-owned subsidiary of Parent ("Purchaser"). The Merger Agreement provides, among other things, for (i) the merger of Purchaser with and into the Company (the "Merger"), with the Company to continue as the surviving corporation, and (ii) the conversion of all of the issued and outstanding shares of common stock, $.01 par value per share (the "Common Stock"), of the Company, including the associated Common Stock Purchase Rights issued pursuant to the Rights Agreement, dated as of February 21, 1997, as amended, between the Company and LaSalle Bank National Association (f/k/a LaSalle National Bank), as Rights Agent (the "Rights" and, together with the Common Stock, the "Shares") (other than Shares owned by Parent, Purchaser or any other subsidiary of Parent, held in the treasury of the Company or owned by any wholly-owned subsidiary of the Company and other than Shares as to which the holder has properly exercised dissenters' rights) into the right to receive $27.00 per Share in cash, without interest thereon, all as more fully described in the accompanying Information Statement and the Merger Agreement, a copy of which is attached as Annex I to the Information Statement.

    2. To consider and act upon any other business which may be properly brought before the Special Meeting or any adjournment or postponement thereof.

    Only holders of record of the Shares at the close of business on October 5, 1999 (the "Record Date") will be entitled to receive notice of, and to vote at, the Special Meeting.

    You are cordially invited to attend the Special Meeting; however, proxies are not being solicited for the Special Meeting. If you wish to vote your Shares, you or your representative must be present in person at the Special Meeting.

    SHAREHOLDERS AND BENEFICIAL SHAREHOLDERS WILL BE ENTITLED TO ASSERT DISSENTERS' RIGHTS UNDER SECTIONS 180.1301 THROUGH 180.1331 OF THE WISCONSIN BUSINESS CORPORATION LAW. SHAREHOLDERS SHOULD READ THE INFORMATION STATEMENT AND ANNEX IV THERETO FOR A DESCRIPTION OF ALL STATUTORY PROVISIONS RELATED TO DISSENTERS' RIGHTS.

    You should not send any Share certificates at this time. After the Merger is completed, you will receive a letter of transmittal containing instructions on where to send your Share certificates.

    NEITHER THE COMPANY NOR ITS MANAGEMENT IS SOLICITING YOUR PROXY.

                                          On Behalf of the Board of Directors,

                                          Peter J. Ruud
                                          SENIOR VICE PRESIDENT AND SECRETARY

Milwaukee, Wisconsin
October 12, 1999

                            SUPERIOR SERVICES, INC.
                       125 SOUTH 84(TH) STREET, SUITE 200
                           MILWAUKEE, WISCONSIN 53214
                            ------------------------

                             INFORMATION STATEMENT
                             ---------------------

    This Information Statement is being furnished to holders of common stock, $.01 par value per share (the "Common Stock"), of Superior Services, Inc., a Wisconsin corporation (the "Company"), including the associated Common Stock Purchase Rights issued pursuant to the Rights Agreement, dated as of February 21, 1997, as amended, between the Company and LaSalle Bank National Association (f/k/a LaSalle National Bank), as Rights Agent (the "Rights" and, together with the Common Stock, the "Shares"), in connection with the proposed merger (the "Merger") of Onyx Solid Waste Acquisition Corp., a Wisconsin corporation ("Purchaser") and an indirect wholly-owned subsidiary of Vivendi, a SOCIETE ANONYME organized under the laws of France ("Parent"), with and into the Company as contemplated by that certain Agreement and Plan of Merger, dated as of June 11, 1999, among Parent, Purchaser and the Company (the "Merger Agreement"). The Merger, in which the Company will be the surviving corporation, is the second and final step in the acquisition of the Company by Parent. The first step was a cash tender offer by Purchaser to acquire all outstanding Shares at $27.00 per Share, net to the seller in cash (the "Offer"). The Offer was completed on July 16, 1999 and Purchaser purchased approximately 30.3 million Shares, or approximately 93% of the issued and outstanding Shares, pursuant to the Offer. As a result of the Merger, the Company will become an indirect wholly-owned subsidiary of Parent. In the Merger, each outstanding Share (other than Shares owned by Parent, Purchaser or any other subsidiary of Parent, held in the treasury of the Company or owned by any wholly-owned subsidiary of the Company, and other than Shares as to which the holder has properly exercised dissenters' rights) will be converted into the right to receive $27.00 in cash, without interest thereon. A copy of the Merger Agreement is attached hereto as Annex I.

    The Special Meeting of shareholders of the Company (including any and all adjournments or postponements thereof, the "Special Meeting") will be held on Tuesday, November 9, 1999, at 4:00 p.m., local time, at the offices of Foley & Lardner, 777 East Wisconsin Avenue, 40(th) Floor, Milwaukee, Wisconsin 53202.

    Shareholders are welcome to attend the Special Meeting; however, proxies are not being solicited for the Special Meeting. Shareholders who wish to vote their Shares must be present in person or be represented by a duly authorized representative at the Special Meeting.

    Only holders of record of the Shares at the close of business on October 5, 1999 are entitled to receive notice of, and to vote at, the Special Meeting. On such date, there were 32,488,590 Shares issued and outstanding. The presence in person or by proxy of the holders of a majority of the aggregate voting power of the issued and outstanding Shares will be necessary to constitute a quorum for the transaction of business at the Special Meeting. The affirmative vote of a majority of the aggregate voting power of the issued and outstanding Shares will be necessary to approve the Merger Agreement. Each Share is entitled to one vote, except that the voting power of Shares held by Parent and Purchaser (other than Shares acquired directly from the Company) in excess of 20% of the aggregate voting power of the outstanding Shares is limited to 10% of the full voting power of such Shares pursuant to Section 180.1150 of the Wisconsin Business Corporation Law (the "WBCL"). As a result of the consummation of the Offer, Purchaser owns approximately 93% of the issued and outstanding Shares, or approximately 80% of the aggregate voting power of the issued and outstanding Shares, and intends to vote all such Shares in favor of the Merger Agreement. ACCORDINGLY, THE APPROVAL OF THE MERGER AGREEMENT AT THE SPECIAL MEETING IS ASSURED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDER.

    YOU ARE URGED TO REVIEW THIS INFORMATION STATEMENT CAREFULLY TO DECIDE WHETHER TO ACCEPT THE $27.00 IN CASH, WITHOUT INTEREST, OR TO EXERCISE DISSENTER'S RIGHTS UNDER SECTIONS 180.1301 THROUGH 180.1331 OF THE WBCL. SEE "DISSENTERS' RIGHTS" BELOW AND ANNEX IV ATTACHED HERETO FOR A DESCRIPTION OF ALL STATUTORY PROVISIONS RELATED TO DISSENTERS' RIGHTS.

    This Information Statement is first being mailed to shareholders on or about October 12, 1999, to the holders of record of the Shares at the close of business on October 5, 1999.

    WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. PLEASE DO NOT SEND IN ANY SHARE CERTIFICATES AT THIS TIME.

             This Information Statement is dated October 12, 1999.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
SUMMARY....................................................................................................           1
The Companies..............................................................................................           1
General....................................................................................................           1
Procedure for Receipt of Merger Consideration..............................................................           2
Dissenters' Rights.........................................................................................           2
The Merger.................................................................................................           2
Source and Amount of Funds.................................................................................           3
Selected Financial Information of the Company..............................................................           3
Price Range of the Shares; Dividends.......................................................................           5
Recent Developments........................................................................................           5
GENERAL....................................................................................................           6
THE SPECIAL MEETING........................................................................................           6
PROCEDURE FOR RECEIPT OF THE MERGER CONSIDERATION..........................................................           7
Surrender And Payment For Shares...........................................................................           7
Backup Withholding.........................................................................................           8
DISSENTERS' RIGHTS.........................................................................................           8
THE MERGER.................................................................................................          10
Background of the Offer and the Merger.....................................................................          10
Recommendation of the Company Board........................................................................          13
Opinion of Baird; Financial Advisors.......................................................................          15
Purpose of the Merger......................................................................................          16
Certain Effects of the Offer and the Merger................................................................          16
Plans For the Company......................................................................................          16
Interests of Certain Persons in the Merger.................................................................          16
Certain Federal Income Tax Consequences....................................................................          22
Accounting Treatment of the Merger.........................................................................          23
Regulatory and Other Approvals.............................................................................          23
CERTAIN INFORMATION CONCERNING THE COMPANY.................................................................          24
CERTAIN INFORMATION CONCERNING PARENT AND PURCHASER........................................................          26
THE MERGER AGREEMENT.......................................................................................          26
The Offer..................................................................................................          26
The Merger.................................................................................................          27
Vote Required to Approve the Merger Agreement..............................................................          27
Conditions to the Merger...................................................................................          27
Directors..................................................................................................          28
Conduct of Business of the Company.........................................................................          28
No Solicitation............................................................................................          30
Termination................................................................................................          31
Fees and Expenses..........................................................................................          32
THE STOCK OPTION AGREEMENT.................................................................................          33

                                                                                                                PAGE
                                                                                                                -----
SHAREHOLDER TENDER AGREEMENT...............................................................................          34
SOURCE AND AMOUNT OF FUNDS.................................................................................          34
PRINCIPAL SHAREHOLDERS AND SHARE OWNERSHIP OF MANAGEMENT...................................................          34
AVAILABLE INFORMATION......................................................................................          35
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................................................          36

ANNEXES:
Annex I          Agreement and Plan of Merger
Annex II         Fairness Opinion of Robert W. Baird & Co. Incorporated
Annex III        Directors Designated by Parent
Annex IV         Sections 180.1301 through 180.1331 of the
                 Wisconsin Business Corporation Law

                                    SUMMARY

    THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS INFORMATION STATEMENT, INCLUDING THE ANNEXES HERETO, OR IN THE DOCUMENTS INCORPORATED HEREIN REFERENCE. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED IN THIS INFORMATION STATEMENT, IN THE ANNEXES HERETO AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. CAPITALIZED TERMS USED IN THIS SUMMARY AND NOT DEFINED HEREIN HAVE THE MEANINGS ASCRIBED TO THEM ELSEWHERE IN THIS INFORMATION STATEMENT. SHAREHOLDERS ARE URGED TO READ THIS INFORMATION STATEMENT AND THE ANNEXES HERETO IN THEIR ENTIRETY.

THE COMPANIES

    THE COMPANY. The Company is an acquisition-oriented fully-integrated solid waste services company providing solid waste collection, transfer, recycling and disposal services to more than 750,000 residential, commercial and industrial customers in 12 states. The Company is a Wisconsin corporation with its principal executive offices at 125 South 84th Street, Suite 200, Milwaukee, Wisconsin 53214. The telephone number of the Company at such location is (414) 479-7800. For further information concerning the Company, see "Certain Information Concerning the Company," "Available Information" and "Incorporation of Certain Information by Reference."

    PARENT. Parent is a SOCIETE ANONYME organized under the laws of France. Through its subsidiaries and affiliates, Parent engages in a variety of businesses, including water, energy, waste management, construction and telecommunications. Parent has approximately 235,000 employees, annual sales of approximately $40 billion and a market capitalization of approximately $41 billion.

    PURCHASER. Purchaser is a Wisconsin corporation and an indirect wholly-owned subsidiary of Parent. To date, Purchaser has engaged in no activities other than those incident to its formation and the Offer.

    The principal offices of Parent are located at 42, Avenue de Friedland, 75380 Paris Cedex 08, France. The telephone number of Parent at such location is
(33) 1-71-71-10-00. The principal offices of Purchaser are located at 800 Third Avenue, 38th Floor, New York, New York 10022. The telephone number of Purchaser at such location is (212) 753-2000. For further information concerning Parent and Purchaser, see "Certain Information Concerning Parent and Purchaser."

GENERAL

    This Information Statement is being delivered in connection with the Merger of Purchaser with and into the Company, with the Company as the surviving corporation in the Merger (the "Surviving Corporation"). As a result of the Merger, the Company will become an indirect wholly-owned subsidiary of Parent. In the Merger, each outstanding Share (other than Shares owned by Parent, Purchaser or any other subsidiary of Parent, held in the treasury of the Company or owned by any wholly-owned subsidiary of the Company, and other than Shares as to which the holder has properly exercised dissenters' rights) will be converted into the right to receive $27.00 in cash, without interest thereon (the "Merger Consideration"). A copy of the Merger Agreement is attached hereto as Annex I.

    Pursuant to the Merger Agreement, Purchaser commenced the Offer on June 18, 1999 for all outstanding Shares at a price of $27.00 per Share, net to the seller in cash. The Offer expired at 12:00 midnight, New York City time, on Friday, July 16, 1999. Pursuant to the Offer, Purchaser purchased approximately
30.3 million Shares. This amount represents approximately 93% of the issued and outstanding Shares.

PROCEDURE FOR RECEIPT OF MERGER CONSIDERATION

    Following the consummation of the Merger, a Letter of Transmittal and Instructions for use in effecting the surrender of the Shares for payment of the Merger Consideration will be sent under separate cover to all holders of Shares outstanding immediately prior to the Merger. The Letter of Transmittal must be completed as directed and returned with certificates representing Shares. Checks for the Merger Consideration will be sent to shareholders as soon as practicable after receipt of the Letter of Transmittal and the certificates. See "Procedure For Receipt of the Merger Consideration."

DISSENTERS' RIGHTS

    Under the WBCL, holders of Shares who do not vote to approve the Merger Agreement and who otherwise strictly comply with the applicable requirements of the WBCL have the right to dissent and demand payment in cash of the "fair value" of their Shares. See "Dissenters' Rights" and Annex IV hereto.

THE MERGER

    BACKGROUND TO THE OFFER AND THE MERGER. For a description of events leading to the approval of the Merger Agreement by the Board of Directors of the Company (the "Company Board"), see "The Merger--Background of the Offer and the Merger."

    APPROVAL OF THE BOARD. On June 11, 1999, the Company Board unanimously approved the Merger Agreement, the Offer and the Merger and determined that the terms of the Offer and the Merger are in the best interests of the Company and its shareholders. Accordingly, the Company Board unanimously recommended that the Company's shareholders accept the Offer and tender their Shares pursuant thereto and the Company Board unanimously recommends that the Company's shareholders approve the Merger Agreement and the transactions contemplated thereby, including the Merger. See "The Merger--Recommendation of the Company Board."

    INTERESTS OF CERTAIN PERSONS IN THE MERGER. Certain existing and former members of the Company's management and the Company Board (as well as employees of the Company) have interests in the Merger that are different from, or in addition to, the interests of the Company's shareholders generally. These interests relate to, among other things, (i) the acceleration of the exercisability of outstanding options to purchase Shares and the exchange of outstanding options for a cash payment and (ii) the terms of certain severance agreements and/or employment agreements between the Company and certain executive officers, providing for cash payments and other benefits upon a change of control of the Company (which would include the Offer and the Merger). See "The Merger--Interests of Certain Persons in the Merger."

    OPINION OF BAIRD. Robert W. Baird & Co. Incorporated ("Baird") acted as one of the financial advisors to the Company in connection with the Offer and the Merger and Baird delivered its written opinion, dated as of June 11, 1999, to the Company that, as of the date of such opinion, the $27.00 per Share cash consideration to be received by the shareholders of the Company in the Offer and the Merger was fair, from a financial point of view, to the holders of Shares (other than Parent and its affiliates). The full text of the Baird's opinion is set forth in Annex II hereto and is incorporated herein by reference. Shareholders are urged to read the Baird opinion carefully and in its entirety. See "The Merger--Opinion of Baird; Financial Advisors" and Annex II hereto.

    PURPOSE OF THE MERGER. The purpose of the Merger is to enable Parent, through Purchaser, to acquire the remaining equity interest in the Company not currently owned by Purchaser. The first step in the acquisition of the Company was the Offer by Purchaser to acquire all of the outstanding Shares. The Merger is intended to complete the acquisition of any Shares not acquired by Purchaser in the Offer. See "The Merger--Purpose of the Merger."

    CONDITIONS TO THE MERGER. The respective obligations of Parent, Purchaser and the Company to consummate the Merger and the transactions contemplated thereby are subject to the fulfillment or waiver in whole or in part of certain conditions, including: (a) the shareholders of the Company shall have duly approved the Merger Agreement, (b) all filings required to be made prior to the effective time of the Merger (the "Effective Time") by the Company with, and all necessary consents, approvals and authorizations required to be obtained prior to the Effective Time by the Company from, any governmental entity shall have been made or obtained (as the case may be), except where the failure to so make or obtain is not reasonably likely to have a Material Adverse Effect on the Company and (c) no United States or state court or other governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order which is in effect and prohibits consummation of the transactions contemplated by the Merger Agreement or imposes material restrictions on Parent or the Company in connection with the consummation of the Merger or with respect to their business operations which is reasonably likely to have a Material Adverse Effect. See "The Merger Agreement--Conditions to the Merger."

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The exchange of Shares for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under applicable state, local, foreign or other tax laws. See "The Merger--Certain Federal Income Tax Consequences."

    REGULATORY MATTERS. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), terminated on July 14, 1999. However, certain state solid waste regulatory approvals are required before the Merger may be consummated. See "The Merger-- Regulatory and Other Approvals."

SOURCE AND AMOUNT OF FUNDS

    Parent and Purchaser have estimated that the total amount of funds required to purchase all of the outstanding Shares pursuant to the Offer and the Merger and to pay related fees and expenses will be approximately $1.0 billion. Of such amount, approximately $819 million was used to purchase Shares pursuant to the Offer. The funding of the Offer has been, and the funding of the Merger will be, obtained from Parent's available cash on hand and Parent's available lines of credit. See "Source and Amount of Funds."

SELECTED FINANCIAL INFORMATION OF THE COMPANY

    Set forth below is certain summary consolidated financial information for the Company's last three fiscal years, as contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, and for the three months ended June 30, 1998 and June 30, 1999, as contained in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999. More comprehensive financial information is included in such reports (including management's discussion and analysis of financial condition and results of operations) and other documents filed by the Company with the Securities and Exchange Commission (the "Commission") and incorporated herein by reference, and the following summary consolidated financial information is qualified in its entirety by reference to such reports and such other documents and all the financial information and notes contained therein. Such reports and other documents are available for inspection, and copies thereof are obtainable in the manner set forth below under "Available Information" and "Incorporation of Certain Documents by Reference."

                            SUPERIOR SERVICES, INC.
                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                  SIX MONTHS ENDED JUNE
                                                                   YEAR ENDED DECEMBER 31,                 30,
                                                              ----------------------------------  ----------------------
                                                                 1996        1997        1998        1998        1999
                                                              ----------  ----------  ----------  ----------  ----------
STATEMENT OF OPERATIONS DATA:
Revenues....................................................  $  180,720  $  253,241  $  319,673  $  149,625  $  179,003
Cost of operations..........................................      99,150     144,377     184,964      86,704     102,119
Selling, general and administrative expenses................      30,416      38,458      40,224      19,536      21,751
Merger costs................................................          --       1,035      10,599       1,858          --
Unusual charges.............................................          --       2,873          --          --          --
Depreciation and amortization...............................      24,389      32,397      39,121      19,271      23,780
                                                              ----------  ----------  ----------  ----------  ----------
Operating income............................................      26,765      34,101      44,765      22,256      31,353
Interest expense............................................      (2,617)     (3,440)     (3,116)     (1,925)     (2,429)
Other income................................................       2,069       1,888         912         998         724
                                                              ----------  ----------  ----------  ----------  ----------
Income before income taxes..................................      26,217      32,549      42,561      21,329      29,648
Income taxes................................................      (9,814)    (12,912)    (22,060)     (9,363)    (12,230)
                                                              ----------  ----------  ----------  ----------  ----------
Net income..................................................  $   16,403  $   19,637  $   20,501  $   11,966  $   17,418
Earnings per share:
Basic.......................................................  $     0.65  $     0.70  $     0.64  $     0.38  $     0.54
                                                              ----------  ----------  ----------  ----------  ----------
                                                              ----------  ----------  ----------  ----------  ----------
Diluted.....................................................  $     0.64  $     0.69  $     0.63  $     0.37  $     0.53
                                                              ----------  ----------  ----------  ----------  ----------
                                                              ----------  ----------  ----------  ----------  ----------

                                                                      DECEMBER 31,                  JUNE 30,
                                                             -------------------------------  --------------------
                                                               1996       1997       1998       1998       1999
                                                             ---------  ---------  ---------  ---------  ---------
BALANCE SHEET DATA:
Cash and cash equivalents..................................  $  23,657  $  44,955  $   9,715  $  12,877  $   4,447
Property and equipment net.................................    149,226    251,414    312,497    272,085    338,321
Total assets...............................................    256,183    442,855    526,842    457,121    619,489
Long-term debt, net of current maturities..................     18,815     27,215     66,284     23,398    132,836
Total common shareholders' investment......................    133,271    285,384    316,742    303,782    334,884

See Notes to Selected Consolidated Financial Information under "Certain Information Concerning the Company" below.

PRICE RANGE OF THE SHARES; DIVIDENDS

    The Shares are currently is traded on the Nasdaq National Market under the symbol "SUPR." The following table sets forth the range of high and low sale prices for the Shares for each of the periods indicated. The prices below may reflect intraday trading prices and may include intradealer prices without retail mark up, mark down or commission and may not reflect actual transactions.

                                                                     HIGH               LOW
                                                                    ------            ------
1997
  First Quarter...............................................   $       24        $       17
  Second Quarter..............................................           233/4             201/8
  Third Quarter...............................................           29                223/4
  Fourth Quarter..............................................           291/2             207/8
1998
  First Quarter...............................................   $       317/8     $       2411/16
  Second Quarter..............................................           333/8             281/2
  Third Quarter...............................................           303/8             247/8
  Fourth Quarter..............................................           271/4             171/4
1999
  First Quarter...............................................   $       207/8     $       131/2
  Second Quarter..............................................           2613/16           161/8
  Third Quarter...............................................           273/4             263/8
  Fourth Quarter (through October 8, 1999)....................           267/8             263/8

    On June 11, 1999, the last full trading day prior to the public announcement of the execution of the Merger Agreement by the Company, Parent and Purchaser, the closing sales price of the Shares on the Nasdaq National Market was $23.75 per Share. On June 17, 1999, the last full trading day prior to the commencement of the Offer, the closing sales price of the Shares on the Nasdaq National Market was $26.6875 per Share and on October 8, 1999, the last full trading day prior to the printing of this Information Statement, the closing sales price of the Shares on The Nasdaq National Market was $26.50 per Share.

    The Company has never paid cash dividends on its Shares. The Merger Agreement also provides that, without the prior written consent of Parent, the Company will not declare, set aside or pay any dividend payable in cash, stock or property with respect to its capital stock.

   SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE SHARES.

    RECENT DEVELOPMENTS

    On August 5, 1999, the Company and certain of its subsidiaries entered into purchase and sale agreements with Allied Waste Industries, Inc. ("Allied"). Pursuant to these agreements, certain of the Company's subsidiaries will purchase certain of Allied's assets with combined reported revenue of approximately $40 million. These assets include one landfill and three collection operations in Milwaukee, Wisconsin, Decatur, Illinois and Clarion, Pennsylvania. The Company's subsidiaries will also purchase from Allied certain waste services assets with combined reported revenue of approximately $15 million, including collection, transfer and landfill operations in Evansville, Indiana and St. Louis, Missouri. These agreements also provide that Allied will purchase certain of the Company's waste services assets with combined reported revenue of approximately $40 million. These assets, which include four collection and three landfill operations, are located in Columbus/Mansfield, Ohio, Uniontown, Pennsylvania, Columbia, Missouri and Hurricane, West Virginia. Subject to antitrust and other regulatory clearances, these transactions are expected to close in the fourth quarter of 1999.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    CERTAIN MATTERS DISCUSSED IN THIS INFORMATION STATEMENT ARE "FORWARD-LOOKING STATEMENTS" INTENDED TO QUALIFY FOR THE SAFE HARBORS FROM LIABILITY ESTABLISHED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS CAN GENERALLY BE IDENTIFIED AS SUCH BECAUSE THE CONTEXT OF THE STATEMENT WILL INCLUDE WORDS SUCH AS THE COMPANY, PARENT OR PURCHASER "BELIEVES," "ANTICIPATES," "EXPECTS" OR WORDS OF SIMILAR IMPORT. SIMILARLY, STATEMENTS THAT DESCRIBE THE COMPANY'S FUTURE PLANS ARE ALSO FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES WHICH ARE EITHER DESCRIBED IN CLOSE PROXIMITY TO SUCH STATEMENTS OR INCLUDE THE FOLLOWING (I) THE COMPANY'S ABILITY TO MANAGE ITS GROWTH; (II) THE AVAILABILITY TO THE COMPANY OF ADDITIONAL ACQUISITION OPPORTUNITIES AT FAVORABLE PRICING LEVELS AND THE ABILITY OF THE COMPANY TO EFFECTIVELY INTEGRATE ITS EXISTING AND POTENTIAL FUTURE ACQUISITIONS; (III) THE CONTINUING SEASONALITY OF ITS BUSINESS; AND (IV) COMPETITION FOR BOTH COLLECTION AND DISPOSAL SERVICES AND ACQUISITIONS. ALL OF THESE FACTORS, OR OTHERS, COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED. SHAREHOLDERS AND OTHER READERS ARE URGED TO CONSIDER THESE FACTORS CAREFULLY IN EVALUATING THE FORWARD-LOOKING STATEMENTS AND ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS MADE HEREIN ARE ONLY MADE AS OF THE DATE OF THIS INFORMATION STATEMENT AND EACH OF THE COMPANY, PARENT AND PURCHASES UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE SUCH FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

                                    GENERAL

    This Information Statement is being delivered to shareholders of the Company in connection with the Merger of Purchaser with and into the Company, with the Company as the Surviving Corporation. As a result of the Merger, the Company will become an indirect wholly-owned subsidiary of Parent, and each outstanding Share (other than Shares owned by Parent, Purchaser or any other subsidiary of Parent, held in the treasury of the Company or owned by any wholly-owned subsidiary of the Company (which Shares, by virtue of the Merger and without any action on the part of the holder thereof, shall be canceled and retired without payment of any consideration therefor and shall cease to exist) and other than Shares as to which the holder has properly exercised dissenters' rights) will be converted into the right to receive, without interest, the Merger Consideration. A copy of the Merger Agreement is attached hereto as Annex I.

    The Merger is the second and final step in the acquisition of the Company by Parent. The first step was a cash tender offer by Purchaser to acquire all of the outstanding Shares at $27.00 per Share, net to the seller in cash. The Offer has been completed, and Purchaser has purchased approximately 30.3 million Shares pursuant to the Offer. This amount represents approximately 93% of the issued and outstanding Shares. The Merger is intended to complete the acquisition of any Shares not acquired by Purchaser pursuant to the Offer.

                              THE SPECIAL MEETING

    The Special Meeting will be held on Tuesday, November 9, 1999, at 4:00 p.m., local time, at the offices of Foley & Lardner, 777 E. Wisconsin Avenue, 40th Floor, Milwaukee, Wisconsin 53202, for the purpose of approving the Merger Agreement.

    As of the date of this Information Statement, the Company Board does not know of any business to be brought before the Special Meeting, and the Company's By-laws specifically prohibit any other business to be conducted at the Special Meeting other than as set forth in the Notice of Special Meeting accompanying this Information Statement.

    Only holders of record of Shares outstanding at the close of business on October 5, 1999 (the "Record Date") are entitled to receive notice of, and to vote at, the Special Meeting. On the Record Date, there were approximately 527 holders of record, with 32,488,590 Shares issued and outstanding.

    The presence in person or by proxy of the holders of a majority of the aggregate voting power of the issued and outstanding Shares will be necessary to constitute a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes, if any, will be considered present for the purpose of establishing a quorum. Assuming a quorum is present, the affirmative vote of a majority of the aggregate voting power of the issued and outstanding Shares will be necessary to approve the Merger Agreement. In determining whether the Merger Agreement has received the requisite number of affirmative votes under Wisconsin law, abstentions and broker non-votes, if any, will have the same effect as votes cast against approval of the Merger Agreement.

    Each Share is entitled to one vote, except that the voting power of Shares held by Parent and Purchaser (other than Shares acquired directly from the Company) in excess of 20% of the aggregate voting power of the outstanding Shares is limited to 10% of the full voting power of such Shares pursuant to
Section 180.1150 of the WBCL. As a result of the consummation of the Offer, Purchaser owns approximately 93% of the outstanding Shares, or approximately 80% of the aggregate voting power of the issued and outstanding Shares, and intends to vote all such Shares in favor of the Merger Agreement. Accordingly, the approval of the Merger Agreement at the Special Meeting is assured without the affirmative vote of any other shareholder.

    SHAREHOLDERS ARE ENTITLED TO EXERCISE DISSENTERS' RIGHTS UNDER THE WBCL AS A RESULT OF THE MERGER. SEE "DISSENTERS' RIGHTS" AND ANNEX IV HERETO.

    Representatives of Ernst & Young LLP, the Company's independent auditors for the current year as well as for all years since the Company began operations in 1993, are not expected to be present, make a statement or be available to respond to appropriate questions at the Special Meeting.

               PROCEDURE FOR RECEIPT OF THE MERGER CONSIDERATION

SURRENDER AND PAYMENT FOR SHARES

    Parent has appointed ChaseMellon Shareholder Services, L.L.C. to act as paying agent (the "Paying Agent") under the Merger Agreement. At the Effective Time of the Merger, Parent will make available or cause to be made available to the Paying Agent the funds necessary for the Paying Agent to make the payments due to the holders of outstanding Shares immediately prior to the Effective Time.

    Promptly (but not later than ten business days) after the Effective Time, the Surviving Corporation will cause to be mailed to each person who was, at the Effective Time, a holder of record of issued and outstanding Shares a letter of transmittal (the "Letter of Transmittal") and instructions (the "Instructions") for use in effecting the surrender of the certificates which, immediately prior to the Effective Time, represented such Shares (the "Certificates") in exchange for payment therefor. For a shareholder to validly surrender Shares pursuant to the Merger, a Certificate for surrendered Shares, together with a properly completed and duly executed Letter of Transmittal and any other required documents, must be received by the Paying Agent at one of its addresses set forth on the Letter of Transmittal. Until surrendered, such Certificates will represent solely the right to receive the Merger Consideration with respect to each of the Shares represented thereby. Upon valid surrender to the Paying Agent, the Surviving Corporation will promptly (but not later than five business days after receipt of all required documents) cause to be paid to the persons entitled thereto a check in the amount to which such persons are entitled, after giving effect to any required tax withholdings. To the extent that amounts are so withheld, such amounts will be treated for all purposes as having been paid to the shareholder in respect of whom such deduction and withholding was made by the Surviving Corporation or the Paying Agent. No interest will be paid or will accrue on the amount payable upon the surrender of any such Certificate. If payment is to be made to a person other than the registered holder of the Certificate surrendered, it will be a condition of such payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation or the Paying Agent that such tax has been paid or is not applicable. None of the Paying Agent, the Surviving Corporation or Parent will be liable to any holder of Certificates formerly representing Shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

    If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent or the Surviving Corporation will cause to be issued in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to which the holder is entitled to receive pursuant to the Merger Agreement.

    Pursuant to the Merger Agreement, any portion of the funds made available to the Paying Agent for the payment of Merger Consideration which remains unclaimed by the holders of Certificates 180 days following the Effective Time, will be delivered to Parent or the Surviving Corporation upon demand of Parent, and thereafter such former shareholders of the Company will be entitled to look to the Surviving Corporation only as general creditors thereof with respect to the cash payable upon due surrender of their Certificates.

    At the Effective Time, the stock transfer books of the Company will be closed, and no transfer of Shares will thereafter be made. Subject to any applicable abandoned property, escheat or similar laws, if, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they will be canceled and exchanged as described in the preceding paragraphs.

BACKUP WITHHOLDING

    In order to avoid "backup withholding" of federal income tax on payments of cash pursuant to the Merger, a shareholder surrendering Certificates in the Merger must, unless an exemption applies, provide the Paying Agent with such shareholder's correct taxpayer identification number ("TIN") on a Substitute Form W-9 and certify under penalties of perjury that such TIN is correct and that such shareholder is not subject to backup withholding. If a shareholder does not provide such shareholder's correct TIN or fails to provide the certifications described above, the Internal Revenue Service (the "IRS") may impose a penalty on such shareholder and payment of cash to such shareholder pursuant to the Merger may be subject to backup withholding of 31%. All shareholders surrendering Certificates pursuant to the Merger should complete and sign the main signature form and the Substitute Form W-9 included as part of the Letter of Transmittal to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to Parent and the Paying Agent). Certain shareholders (including, among others, certain corporations and certain foreign individuals and entities) are not subject to backup withholding. Non-corporate foreign shareholders should complete and sign the main signature form and a Form W-8, Certificate of Foreign Status, a copy of which may be obtained from the Paying Agent, in order to avoid backup withholding.

                               DISSENTERS' RIGHTS

    Under Sections 180.1301 through 180.1331 of the WBCL, dissenters' rights may be available to holders and beneficial owners of Shares (each a "Dissenting Shareholder"), subject to the procedures described therein. Dissenters' rights permit a shareholder to object to the Merger and demand payment of the "fair value" of their Shares in cash in connection with the consummation of the Merger.

    Under the WBCL, dissenters' rights are available to shareholders of a company in a merger if (i) a Wisconsin corporation is a party to the merger,
(ii) shareholder approval of the merger is required under the WBCL and (iii) either the merger is a "business combination" (as defined in Section 180.1130(3) of the WBCL) or the shares of stock being converted in the merger are not registered on a national securities exchange or quoted on the Nasdaq National Market on the record date for notice to the shareholders of a special meeting to vote on the merger.

    If a merger constitutes a "business combination" and dissenters' rights are available, the "fair value" of shares is determined pursuant to Section 180.1130(9)(a) of the WBCL with reference to the shares' "market value." In the case of shares quoted on the Nasdaq National Market (as is the case with respect to the Shares), "fair value" is deemed to be the highest closing sales price per share reported on the Nasdaq National Market during the 30-day period preceding the date on which the fair value is determined) or, if no quote is available, as determined in good faith by the board of directors of the corporation. The "fair value", as so determined, could be more or less than the value per Share to be paid pursuant to the Merger.

    On the Record Date, the Merger qualified as a "business combination" under the WBCL and shareholders of the Company therefore have the right to dissent from the Merger. To receive in cash the fair value of their Shares in lieu of the Merger Consideration, such Dissenting Shareholders are required to follow certain procedures set forth in the WBCL. The following is a brief summary of such procedures, which does not purport to be complete and is qualified in its entirety by reference to the statutory provisions of the WBCL governing dissenters' rights. HOLDERS OF SHARES SHOULD READ ANNEX IV HERETO FOR A DESCRIPTION OF ALL STATUTORY PROVISIONS RELATED TO DISSENTERS' RIGHTS.

    Pursuant to Section 180.1321 of the WBCL, any owner or beneficial owner of Shares desiring to assert dissenters' rights shall do all of the following: (i) deliver to the Company by mail or by delivery in person to the principal office of the Company, before the vote to approve the Merger Agreement is taken at the Special Meeting, written objection to the Merger Agreement which includes such Dissenting Shareholder's intent to demand payment for such Shares if the proposed Merger is effectuated and (ii) not vote in favor of the Merger Agreement. A Dissenting Shareholder who fails to satisfy both (i) and (ii) above will waive his or her rights under Sections 180.1301 through 1331 of the WBCL and will not be entitled to payment of the fair value of such Shares by the Company under such Sections. A Dissenting Shareholder may object to the Merger Agreement with respect to less than all of his or her Shares. Within ten (10) days after the Merger Agreement is approved at the Special Meeting, the Company will deliver a written dissenters' notice to each of its shareholders who has dissented to the Merger Agreement in accordance with Section 180.1321 of the WBCL. Upon receipt of such notice, each Dissenting Shareholder has 30 days to demand payment in writing and surrender the Certificate or Certificates formerly representing such Shares with respect to which he or she has dissented. A Dissenting Shareholder who does not demand payment within the designated time period will waive his or her rights under Sections 180.1301 through 180.1331 of the WBCL, will not be entitled to payment for his or her Shares under such Sections and shall be bound by the terms of the Merger Agreement. Upon receipt of a payment demand or on the day of the consummation of the Merger, whichever is later, the Company shall pay each Dissenting Shareholder who has demanded payment the amount that the Company estimates to be the fair value of such Shares, plus accrued interest. A Dissenting Shareholder who does not agree with the Company's estimation of the fair value of his or her shares or the amount of interest due, must notify the Company of his or her estimate within 30 days after the Company made or offered payment for such Shares. If the Dissenting Shareholder and the Company cannot agree upon the fair value of the Shares or amount of interest due, the Company must file a petition in any court of competent jurisdiction in the county in which its principal office is located, requesting a finding and determination of the fair value of such Shares and the accrued interest thereon. If the Company fails to institute such a proceeding within 60 days after the Dissenting Shareholder notifies the Company of his or her disagreement, the Company shall pay each of its dissenters whose demand remains unsettled, the amount demanded by such shareholder.

                                   THE MERGER

BACKGROUND OF THE OFFER AND THE MERGER

    During the summer of 1998, the Company actively pursued a merger-of-equals business combination with another similarly-sized domestic solid waste services company and explored other strategic alternatives to maximize shareholder value. Shortly after such other company announced that it had agreed to be acquired by another solid waste services company, the Company engaged Deutsche Banc Alex. Brown ("Alex. Brown") to begin exploring the level of interest that other domestic solid waste companies might have in acquiring or merging with the Company. Thereafter, through the fall of 1998, preliminary discussions were held with a number of potentially interested parties; however, adverse conditions and stock market valuations for companies in the United States solid waste industry resulted in those discussions being terminated.

    In late January 1999, Alex. Brown, on behalf of the Company, again began exploring the potential renewed interest of other domestic solid waste companies in acquiring or merging with the Company. Alex. Brown also began exploring whether several foreign companies, one of which included Parent, might have an interest in acquiring the Company.

    In mid-February 1999, after being contacted by Alex. Brown, Parent expressed an interest in exploring a potential acquisition of the Company and entered into a confidentiality agreement with the Company on March 3, 1999.

    On March 5, 1999, the Company's Chief Executive Officer, G. William Dietrich, and Chief Financial Officer, George K. Farr, together with representatives from Alex. Brown, met in New York, New York with Parent's Executive Vice President of its Water and Wastewater Management Division, Henri Proglio, and other senior officers of Parent, together with Parent's financial advisor, Lazard Freres, to discuss the Company's business and prospects, as well as the two companies' respective business philosophies and cultures, as well as the parties' potential interest in exploring a business combination between the two companies.

    From March 9, 1999 through March 11, 1999, Messrs. Dietrich and Farr visited several of Parent's facilities and operations in France and, together with a representative of Alex. Brown, met in Paris, France with Mr. Proglio and other senior officers of Parent, together with representatives of Lazard Freres, to further discuss the two companies' business, philosophies and cultures, as well as the potential benefits of Parent acquiring the Company and facilitating the Company's business strategy.

    On March 18, 1999, Mr. Proglio expressed to Mr. Dietrich Parent's interest in further pursuing the potential acquisition of the Company. Based on an indicated price range, Mr. Proglio and Mr. Dietrich agreed to a limited exclusivity period to permit Parent to conduct a due diligence investigation of the Company to further determine its level of price interest.

    On March 23, 1999, a special meeting of the Company Board was held to discuss Parent's level of interest in pursuing an acquisition of the Company. At that meeting, the Company Board discussed the background of Parent and other potential strategic alternatives that might maximize shareholder value, including remaining independent and executing its long-term strategic plan, taking the Company private through a self-tender offer, effecting a substantial share repurchase program or being acquired by another domestic solid waste services company. Mr. Dietrich reported on the Company's discussions with other potential acquirers and the circumstances that appeared to be limiting the ability of such potential acquirors from actively pursuing an acquisition of the Company at a price to the Company's shareholders that would reflect the Company's intrinsic value. At the meeting, the Company's legal counsel, Foley & Lardner, advised the Company Board with respect to its fiduciary duties in exploring a potential sale of the Company and evaluating other strategic alternatives and discussed the terms and conditions of the business combinations in the solid waste industry.

    From late March 1999 through mid-April 1999, representatives of Parent and its financial advisor, legal counsel and various consultants conducted a due diligence investigation of the Company. During this period, further discussions were held on a regular basis between representatives of the Company, Alex. Brown and Foley & Lardner, on the one hand, and representatives of Parent and its financial advisor and legal counsel, on the other hand. Additionally, during this period, Parent's legal counsel and Foley & Lardner negotiated various non-financial terms and conditions of the proposed form of Merger Agreement between the Company and Parent.

    On April 6, 1999 and April 15, 1999, the Company Board held special meetings at which it was apprised of the progress of the ongoing investigation of, and discussions and negotiations with, Parent and its representatives and the proposed non-financial terms and conditions of the proposed form of Merger Agreement. At each of these meetings, the Company Board received advice from Alex. Brown and Foley & Lardner and reviewed drafts and summaries of the proposed form of Merger Agreement.

    Based on the recommendation of Foley & Lardner, on April 7, 1999, the Company engaged Baird to provide the Company Board with an opinion, independent from Alex. Brown, the Company's financial advisor, on the fairness, from a financial point of view, of the consideration to be paid to the holders of Shares (other than Parent and its affiliates) in the Offer and Merger.

    In late April 1999, representatives of Lazard Freres indicated to representatives of Alex. Brown that Parent would be willing to acquire the Company for a specified price per Share in cash if the Company's senior management team agreed to continue to manage the Company after the acquisition. The Company rejected this indication of interest as being inadequate due to the price offered and thereafter further discussions ceased between the parties.

    On April 30, 1999, the Company Board met to discuss the status of discussions with Parent. After advising the Company Board that such discussions had terminated based on the indicated level of price interest from Parent, the Company's management directed Alex. Brown to re-explore the level of interest that other potential domestic solid waste service companies may have in acquiring the Company.

    During the first week of May 1999, Messrs. Proglio and Dietrich held several telephone discussions in which Mr. Proglio reaffirmed Parent's interest in continuing to pursue an acquisition of the Company. Mr. Proglio indicated that Parent might be willing to pay a higher price than indicated in late April, if the Company's senior management team continued to remain with the Company after any such acquisition and continued to pursue its business strategy.

    On May 11, 1999, the Company Board held its regularly scheduled annual Board of Directors meeting and was provided with a status report from Mr. Dietrich on his discussions with Parent and Alex. Brown's discussions with other potential acquirers. The Company Board also discussed and considered other potential strategic alternatives and received additional advice from Foley & Lardner.

    During May 1999, Alex. Brown and Mr. Dietrich held further discussions with several other potential acquirers of the Company. All parties contacted indicated that they were either not at that time interested in, or in a position to consider, acquiring the Company or indicated a level of price interest that was below $27.00 per Share.

    On June 2, 1999, Mr. Proglio telephoned Mr. Dietrich to arrange for a meeting in New York, New York on June 7, 1999 and on June 4, 1999, Mr. Proglio telephoned Mr. Dietrich to indicate that Parent's final indication of interest with respect to acquiring the Company's shares was $27.00 per Share. Mr. Dietrich indicated that he believed the two parties should meet in New York on June 7 to hold further discussions on the other material terms and conditions of the transaction.

    On June 7, 1999, Messrs. Dietrich and Farr, as well as Peter J. Ruud, the Company's Senior Vice President, together with representatives of Alex. Brown and Foley & Lardner, met with Mr. Proglio and other senior officers of Parent and their financial advisor and legal counsel in New York to discuss the other material terms and conditions of the transaction, including the proposed terms of employment after the acquisition for Messrs. Dietrich, Farr, Ruud and the other members of the Company's management team. Immediately after that meeting, the Company's and Parent's legal counsel continued to negotiate the remaining terms and conditions of the Merger Agreement and the ancillary agreements.

    On June 8, 1999, Messrs. Dietrich, Farr and Ruud, together with representatives of Alex. Brown, met in New York with senior officers of Parent and its financial advisor to allow Parent to conduct an updated financial due diligence inquiry of the Company and, separately, Foley & Lardner and Parent's legal counsel continued to negotiate the remaining terms and conditions of the Merger Agreement, the Stock Option Agreement and the ancillary agreements.

    On June 9 and 10, 1999, further discussions and negotiations were held between the Company, Alex. Brown and Foley & Lardner, on the one hand, and Parent, its financial advisor and legal counsel, on the other hand, on the final terms and conditions of the Merger Agreement, the Stock Option Agreement (as hereinafter defined) and the ancillary agreements.

    On June 11, 1999, the Company Board held a special meeting at which it considered the proposed final terms and conditions of the Offer and the Merger. At that meeting, Foley & Lardner again reviewed the directors' fiduciary duties in considering the proposed transaction and the principal terms and conditions of the proposed transaction, including the principal terms and conditions of the proposed Merger Agreement, the Stock Option Agreement, the Shareholder Tender Agreement (as hereinafter defined), the Employment Agreements (as hereinafter defined) and the matters described under "Interests of Certain Persons in the Merger" below. Alex. Brown further updated and advised the Company Board on the results of its discussions with other potential acquirers and the history and scope of the negotiations with Parent. Baird provided the Company Board with its opinion that the $27.00 per Share price to be paid to shareholders in the Offer and the Merger was fair, from a financial point of view, to the holders of Shares (other than Parent and its affiliates). The Company Board then discussed the presentations it had received at this and other Board meetings, the drafts and summaries of the various documents received in advance of the meeting and further discussed thereat, other strategic alternatives, the terms and conditions of other business combinations in the solid waste industry deemed relevant, the scope and history of negotiations and the other matters described below under "Recommendation of the Company Board." The Company Board then unanimously approved the Merger Agreement, the Stock Option Agreement and the Employment Agreements and unanimously recommended that the Company's shareholders tender their Shares in the Offer and approve the Merger Agreement and the transactions contemplated thereby, including the Merger and the Charter Amendment.

    On June 11, 1999, the Merger Agreement, the Stock Option Agreement, the Shareholder Tender Agreement and the Employment Agreements were executed.

    On June 14, 1999, the Company and Parent jointly announced the acquisition.

    On June 18, 1999, Parent and Purchaser commenced the Offer.

    The Offer expired at 12:00 midnight, New York City time, on Friday, July 16, 1999. Pursuant to the Offer, Purchaser purchased 30.3 million Shares, at a price of $27.00 per Share. As a result of the Offer, Purchaser owns of record approximately 93% of the issued and outstanding Shares, which includes all the Shares held by the directors and executive officers of the Company prior to the Offer.

    Following the consummation of the Offer, pursuant to the Merger Agreement, Joseph P. Tate, Francis J. Podvin, Donald Taylor and Warner C. Frazier resigned as directors of the Company, the size of the Company Board was reduced to five members and Henri Proglio, Denis Gasquet and Michel Gourvennec, each an officer of Parent and/or Purchaser, were appointed to the Company Board to fill the resulting vacancies. Biographical data for Henri Proglio, Denis Gasquet and Michel Gourvennec are set forth in Annex III hereto. G. William Dietrich and Walter G. Winding each remain directors of the Company.

RECOMMENDATION OF THE COMPANY BOARD

    As described under "Background of the Offer and the Merger" above, the Company Board unanimously approved the Merger Agreement, the Stock Option Agreement, the Offer and the Merger and determined that the terms of the Offer and the Merger are in the best interests of the Company and its shareholders. Accordingly, the Company Board unanimously recommended that the shareholders of the Company accept the Offer and tender their Shares pursuant thereto and the Company Board unanimously recommends that the Company's shareholders approve the Merger Agreement and the transactions contemplated thereby, including the Merger. In reaching its conclusions and recommendations, the Company Board considered the following factors:

    1. The terms and conditions of the Offer, the Merger Agreement, the Stock Option Agreement, the Shareholder Tender Agreement and the Employment Agreements;

    2. The financial condition, results of operations, business and prospects of the Company;

    3. The oral opinion of Baird, which was later confirmed in a written opinion, dated as of June 11, 1999, to the effect that, as of the date of the opinion, the $27.00 per Share cash consideration to be paid to the Company's shareholders in the Offer and the Merger was fair, from a financial point of view, to the holders of Shares (other than Parent and its affiliates). The full text of Baird's written opinion which sets forth the procedures followed, the factors considered and the assumptions made by Baird is attached as Annex II hereto and is incorporated herein by reference. SHAREHOLDERS ARE URGED TO READ THE OPINION OF BAIRD CAREFULLY AND IN ITS ENTIRETY;

    4. The trading history of the Shares since the Company's initial public stock offering in March 1996, a comparison of that trading history with the stock trading histories of other companies in the solid waste industry and stock market indices that were deemed relevant;

    5. The general composition and estimated average purchase costs of various groups of the Company's shareholders and the perceived market "overhang" that the Company believed existed within a price range that might make it more difficult for the Shares to trade at a price comparable to the Merger Consideration (which is the same $27.00 per Share paid in the Offer);

    6. A comparison of the historical financial results and present financial condition of the Company with those of other companies in the solid waste industry that were deemed relevant;

    7. A comparison of the financial terms of the Offer and the Merger with the financial terms of certain other transactions in the solid waste industry that were deemed relevant;

    8. The current and prospective conditions and trends in the stock market valuations and ongoing consolidation activity in the solid waste industry and the anticipated effects of those conditions and trends on the Company and its shareholders;

    9. The fact that, in the view of Alex. Brown and the Company's management, an extensive search for other potential acquirors of the Company had taken place and the nature of the responses from, and expressed levels of interest of, such other third parties who were contacted by or on behalf of the Company regarding a possible acquisition of, or other business combination with, the Company;

    10. The fact that the Chairman of the Company Board, co-founder and largest shareholder was willing to enter into the Shareholder Tender Agreement with Parent pursuant to which such shareholder agreed, among other things, to tender and not withdraw all Shares owned by him pursuant to the Offer;

    11. The representation of Parent and Purchaser that they will have and will make available sufficient funds to consummate the Offer and the Merger and the fact that the Offer is not subject to a financing condition;

    12. The extensive scope and detail of the negotiating process with Parent and its advisors that led to the finalization of the Merger Agreement and the related agreements and the significant progress made in those negotiations for the benefit of the Company and its shareholders;

    13. The likelihood of consummation of the Offer and the Merger and the limited conditions to consummation of the Offer;

    14. The tax impact on the Company's shareholders from their sale of Shares in the Offer or exchange of Shares pursuant to the Merger;

    15. The availability of, and the comparative risks and benefits to the Company's shareholders from pursuing, other strategic alternatives to maximize shareholder value, including remaining independent and executing the Company's long-term strategic plan, going private through a self tender offer transaction or effecting a substantial share repurchase program;

    16. The favorable impact of the acquisition on the Company's non-shareholder constituencies, including employees, customers and the various communities in which it operates;

    17. The severance payments, employment agreements, treatment of stock options, benefit plans, rights to indemnification and insurance and other matters discussed under "Interests of Certain Persons in the Merger" below, including a cost comparison thereof to other similar costs in certain other business combinations in the solid waste industry that were deemed relevant;

    18. The expected timing of the Merger based on prior receipt of all necessary state solid waste regulatory approvals;

    19. The fact that the Merger Agreement, while prohibiting the Company from knowingly soliciting or engaging in any negotiations concerning any Acquisition Proposal (as hereinafter defined), does permit the Company to furnish information concerning its business, properties or assets to, and enter into discussions or negotiations with, any third party in response to a written Superior Proposal (as hereinafter defined), as discussed under "The Merger Agreement--No Solicitation";

    20. The provisions in the Merger Agreement that require the Company to pay to Parent a termination fee of $26 million and reimburse Parent for its documented out-of-pocket expenses not to exceed $4 million if the Merger Agreement is terminated under certain circumstances, which (together with the Stock Option Agreement and the related total profit cap described under "The Stock Option Agreement" and paragraph 21 below) the Company Board recognized would potentially foreclose competing offers at approximately the same price level as, or at slightly higher levels than, the Offer and the Merger, but, based in significant part on the advice of both Alex. Brown and Baird, was within the range of termination fees and profit caps payable in comparable transactions in the solid waste industry and in other transactions of similar size and should not be a significant deterrent to competing offers at price levels somewhat higher than the Offer and the Merger; and

    21. In exchange for the Parent agreeing to substantially narrow the conditions to the Offer, the insistence of Parent on the Company executing the Stock Option Agreement pursuant to which, among other things, the Company agreed to grant Parent an irrevocable option to purchase up to 6,440,653 shares at $23.75 per Share, exercisable in certain circumstances, and subject to a total profit cap (together with the termination fee and expense reimbursement) of $31.5 million, which the Company Board recognized would potentially foreclose any subsequent bidder from being able to effect an acquisition of the Company accounted for as a pooling-of-interests.

    The Company Board did not assign relative weights to the foregoing factors or determine that any factor was of particular importance. Rather, the Company Board viewed its position and recommendations as being based on the totality of the information presented to and considered by it. In addition, individual members of the Company Board may have given different weight to different factors.

    The Company Board recognized that, while the consummation of the Offer and the Merger gives the Company's shareholders the opportunity to realize a premium over the prices at which the Shares were traded prior to the public announcement of the Merger and Offer, tendering in the Offer or exchanging Shares in the Merger would eliminate the opportunity for shareholders to participate in the potential future growth and profits of the Company.

OPINION OF BAIRD; FINANCIAL ADVISORS

    As described under "Background of the Offer and the Merger" and "Recommendation of the Company Board" above, Baird delivered its oral opinion to the Company Board on June 11, 1999 (that was later confirmed in a written opinion dated such date), that, based upon and subject to the matters set forth therein and as of the date thereof, the $27.00 per Share cash consideration to be received by the shareholders of the Company in the Offer and the Merger was fair, from a financial point of view, to the holders of Shares (other than Parent and its affiliates).

    THE FULL TEXT OF BAIRD'S WRITTEN OPINION, WHICH SETS FORTH THE PROCEDURES FOLLOWED, THE FACTORS CONSIDERED AND THE ASSUMPTIONS MADE BY BAIRD, IS ATTACHED AS ANNEX II HERETO AND IS INCORPORATED HEREIN BY REFERENCE.

    Pursuant to a letter agreement, dated April 7, 1999 (the "Baird Engagement Letter"), between the Company and Baird, the Company engaged Baird to act as its financial advisor to evaluate the Offer and to render an opinion as to the fairness, from a financial point of view, to the Company's shareholders (other than Parent and its affiliates) of the consideration to be paid in the Offer and the Merger. Pursuant to the Baird Engagement Letter, the Company will pay Baird for its services in connection with the Offer and the Merger a fee of $500,000. In addition, the Company agreed to reimburse Baird up to a maximum of $25,000 (unless approved by the Company) for its reasonable out-of-pocket expenses, including reasonable fees and expenses of its legal counsel, incurred by Baird in connection with providing its services pursuant to the Baird Engagement Letter and to indemnify Baird against certain liabilities, including liabilities arising under federal securities laws.

    The Company retained Baird based on its experience and expertise. Baird, as part of its investment banking business, is engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of its business, Baird and its affiliates may from time to time trade the securities of the Company or Parent for its own account or the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

    Pursuant to a letter agreement, dated as of September 2, 1998 (the "Alex. Brown Engagement Letter"), between the Company and Alex. Brown, the Company engaged Alex. Brown to act as its exclusive financial advisor to assist in the negotiation of the Merger Agreement, solicit and review strategic alternatives to maximize the Company's value and, if requested, to render an opinion regarding the fairness from a financial point of view of the terms of any Transaction (as defined in the Alex. Brown Engagement Letter). Pursuant to the Alex. Brown Engagement Letter, the Company paid Alex. Brown a retainer advisory fee of $50,000 upon execution of the Alex. Brown Engagement Letter (to be credited against any transaction fee payment to Alex. Brown) and a transaction fee, payable upon consummation of a Transaction, equal to 0.70% of the Aggregate Consideration (as defined in the Alex. Brown Engagement Letter), which will be approximately $7.1 million in connection with the Offer and the Merger. In addition, the Company agreed to reimburse Alex. Brown up to a maximum of $35,000 (unless approved by the Company) for its reasonable out-of-pocket expenses, including reasonable fees and expenses of its legal counsel, incurred by Alex. Brown in connection with providing its services pursuant to the Alex. Brown Engagement Letter and to indemnify Alex. Brown against certain liabilities, including liabilities arising under federal securities laws.

    The Company retained Alex. Brown based on its experience and expertise. Alex. Brown is an internationally recognized investment banking and advisory firm. Alex. Brown, as part of its investment banking business, is continuously engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of its business, Alex. Brown and its affiliates may actively trade the debt and equity securities of both the Company and Parent for its and its affiliates' own accounts and for accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

PURPOSE OF THE MERGER

    The purpose of the Merger is to enable Parent, through Purchaser, to acquire the remaining equity interest in the Company not currently owned by Purchaser. As a result of the Merger, the Company will become an indirect wholly-owned subsidiary of Parent. The Merger is the second and final step in the acquisition of the Company by Parent. The Offer was the first step which resulted in Purchaser owning approximately 93% of the outstanding Shares.

    The acquisition of the Company has been structured as a cash tender offer and a cash merger in order to provide a prompt and orderly transfer of ownership of the Company from the public shareholders of the Company to Parent. The purchase of Shares pursuant to the Offer increased the likelihood that the Merger will be consummated.

CERTAIN EFFECTS OF THE OFFER AND THE MERGER

    As a result of the Merger, Parent will own indirectly the entire equity interest in the Company. Therefore, following the Merger, present holders of Shares will no longer have an equity interest in the Company and will no longer share in future earnings and potential growth of the Company, if any. Instead, each holder of Shares immediately prior to the Effective Time (other than Parent, Purchaser, any other subsidiary of Parent, the Company or wholly-owned subsidiary of the Company, and other than holders who have properly exercised dissenters' rights) will have the right to receive the Merger Consideration to which such holder is entitled under the Merger Agreement.

    Upon completion of the Merger, the Shares will no longer be included on the Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The deregistration of the Shares under the Exchange Act will result in the suspension of the Company's obligation to file reports pursuant to Section 15(d) thereunder.

PLANS FOR THE COMPANY

    Upon the consummation of the Merger, the separate existence of Purchaser will cease and the Company will continue its existence as the Surviving Corporation. The Surviving Corporation will retain the name of the Company and, under the WBCL, will possess all the rights, privileges, immunities, powers, liabilities and duties of the Company.

    Parent plans to continue to operate the Company substantially as the Company has operated in the past.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Certain existing and former members of the Company's management and the Company Board (as well as other employees of the Company) have certain interests in the Merger that are different from, or in addition to, the interests of the Company's shareholders generally. The Company Board took these interests into account in approving the Merger Agreement and the transactions contemplated thereby.

COMPANY STOCK PLANS

    In accordance with the Merger Agreement, the Company has taken all appropriate actions so that, with respect to certain holders of outstanding options to purchase Shares (individually, an "Option" and collectively, "Options"), on the date the Purchaser irrevocably accepted for payment Shares tendered pursuant to the Offer (the "Acceptance Date"), and with respect to all other holders of Options, at the Effective Time, (a) each outstanding Option granted under the Company's 1993 Incentive Stock Option Plan, the 1996 Equity Incentive Plan, the 1998 Broad-Based Stock Option Plan, certain individual nonqualified stock option and employment agreements, the Geowaste 1992 Stock Option Plan and the Geowaste 1996 Stock Option Plan (collectively, the "Stock Plans"), whether or not then exercisable, were or will be canceled, as the case may be, and (b) in consideration of such cancellation, the Company paid or the Surviving Corporation will pay, as the case may be, to such holders of Options an amount in respect thereof equal to the product of (i) the excess of $27.00 over the exercise price thereof and (ii) the number of Shares previously subject thereto.

CERTAIN AGREEMENTS AND PLANS

    Parent required, as a material precondition and inducement for Parent and Purchaser to enter into the Merger Agreement, that the Company modify or terminate certain existing agreements with affiliates of the Company, as well as enter into several new arrangements. These arrangements are described below.

    EMPLOYMENT AGREEMENTS. The Company, together with Parent, has entered into new employment agreements (individually, an "Employment Agreement" and collectively, the "Employment Agreements") with each of G. William Dietrich (President and Chief Executive Officer of the Company), George K. Farr (Chief Financial Officer and Treasurer of the Company) and Peter J. Ruud (Senior Vice President and Secretary of the Company) (individually an "Employee" and collectively, the "Employees"). Each Employment Agreement became effective on the Acceptance Date and terminates on December 31, 2003, unless mutually extended. Pursuant to the terms of the Employment Agreements, each Employee has the same position, duties and responsibilities as he had immediately prior to the Acceptance Date. Each employee is being paid an initial base salary equal to the annual salary payable to the Employee immediately prior to the Acceptance Date. Each Employee's base salary will be reviewed at least annually and may, in the discretion of the Company Board, be increased but not decreased, taking into account any change in the Employee's responsibilities, increases in the cost of living, performance by the Employee and other pertinent factors. In addition to the Employees' base salaries, the Employees participate in an annual bonus plan no less favorable to the Employees than their participation in the Company's historic Management Incentive Plan (but substituting pre-tax earnings in the formula for earnings per share and increasing the amount of cash bonus payable to take into account the fact that Options will not be granted thereunder). The Employees have been designated as participants in the Company's Long-Term Performance Award Plan and are entitled to participate in the Company's employee benefit plans, as in effect on June 11, 1999 or as modified or added to by the Company thereafter, provided that such benefits shall be no less favorable than those provided to the Employees prior to the Acceptance Date and provided further that the Company will provide for the specific continuation of certain insurance benefits for each Employee. Finally, to the extent practicable, Parent will endeavor to include the Employees in Parent's equity-based compensation plans to the extent comparable participation is available to other similarly situated employees of Parent's non-French subsidiaries.

    In addition to the foregoing, Parent and the Company agreed (pursuant to the terms of the Employment Agreements) to pay, and the Company paid on the Acceptance Date, all amounts payable to the Employees under the KEESAs (as hereinafter defined) as if their employment had been terminated, as well as the present value of certain consulting payments that the Employees would otherwise have been entitled to as a result of a change in control under the terms of their prior employment agreements.

    Under the terms of the Employment Agreements, in the event any Employee's employment is terminated by the Company without Cause (as such term is defined in the Employment Agreements) or if any Employee terminates his employment as a result of (a) the relocation of the Company's principal offices more than 25 miles from its location immediately prior to the Acceptance Date or the Company requires the Employee to be based at any location other than such principal offices, (b) a breach by the Company of any material provision of the Employment Agreements which is not cured within five business days following written notification of such breach or (c) a change in control or sale of the Company or Parent, the Company is required to pay such Employee an amount equal to (i) the unpaid base salary due the Employee, the pro-rated approximate amount of the Employee's annual bonus accrued through the termination date, the amount of any previously vested benefits and any deferred compensation, any accrued vacation pay and any reimbursement for expenses incurred but not yet paid; (ii) a lump sum cash payment equal to the number of years (including fractions thereof) remaining in the term of the Employee's employment multiplied by the sum of (x) his then current base salary plus (y) his annual bonus received for the year prior to the date of his termination; and (iii) a payment under the Long-Term Performance Award Plan equal to the amount the Employee would have received if his Retirement Date (as defined therein) was the date of his termination of employment.

    The Employment Agreements also provide that if an Employee terminates his employment for any reason other than as specified in clauses (a), (b) or (c) of the immediately preceding paragraph, the Company terminates an Employee's employment for Cause or employment is terminated as a result of death or disability, the Employee will be entitled to be paid (a) his current base salary and accrued annual bonus through the end of the month in which such termination occurs and (b) if termination is a result of the Employee's death or disability, an immediate lump sum cash payment equal to the sum of 150% of his prior year's annual bonus and 150% of his then current base salary.

    As part of the Employment Agreements, each Employee has agreed to a two-year noncompete following the termination of his employment with the Company and a one-year restriction from hiring or seeking to hire any employee of the Company.

    The foregoing is a summary of certain provisions of the Employment Agreements. This summary is not a complete description of the terms and conditions of the Employment Agreements and is qualified in its entirety by reference to the full text of the Employment Agreements, which are incorporated herein by reference to, and copies of which have been filed with the Commission as exhibits to, the Schedule 14D-9 filed by the Company on June 18, 1999, and amended on July 7, 1999 (as so amended, the "Schedule 14D-9").

    The Company has also entered into new employment agreements with certain other members of the Company's management team, including John H. King, Scott S. Cramer, Philip J. Auld, James M. Dancy, Jr., Paul R. Jenks and Larry E. Goswick, on terms and conditions substantially similar to the terms and conditions of the Employment Agreements, except that such employees are subject to a one-year noncompete following termination of his employment with the Company.

    AMENDMENT TO 1999 MANAGEMENT INCENTIVE PLAN. The Company has amended its 1999 Management Incentive Plan (the "MIP") to provide that all eligible participants in the MIP (including executive officers) who remain employed by the Company (or a subsidiary of the Company) as of December 31, 1999 ("Eligible Participants") will receive a bonus amount in cash equal to (a) the amount of cash and (b) the fair market value of stock options, in each case, which such person otherwise would have been entitled to receive under the MIP for the year ending December 31, 1999 (the "Bonus Amount"). The first component of the Bonus Amount will be (i) calculated based on the financial results of the Company and its subsidiaries for the six-month period ending June 30, 1999, as compared to the financial results of the Company and its subsidiaries for the six-month period ended June 30, 1998, (ii) divided by two and (iii) paid no later than February 14, 2000. The second component of the Bonus Amount shall be (i) calculated based on the percentage increase in the "pre-tax earnings" (as defined in the Company's Long-Term Performance Award Plan) of the Company and its subsidiaries for the six-month period ending December 31, 1999, as compared to the pre-tax earnings of the Company and its subsidiaries for the six-month period ended December, 1998, (ii) divided by two and (iii) paid no later than February 14, 2000. The fair market value of stock options referred to in the calculation of the Bonus Amount will be deemed to be one-half of the excess of
(x) the Offer Price over (y) $23.375 per Share (the closing sales price of the Shares on June 10,

1999, the last business day preceding the date of the Merger Agreement as reported by the Nasdaq National Market).

    LONG-TERM PERFORMANCE AWARD PLAN. The Company has established a new Long-Term Performance Award Plan to provide additional incentives and rewards to certain key employees of the Company after consummation of the Offer and the Merger. The plan is administered by a committee designated by Parent and the Chief Executive Officer of the Company (the "Committee") and became effective as of the Acceptance Date.

    If the Company meets its earnings goal, eligible key employees will receive awards pursuant to the Long-Term Performance Award Plan. The earnings goal is based on the sum of the Adjusted Pre-Tax Earnings (as defined in the Long-Term Performance Award Plan) from June 30, 1999 to December 31, 2003. If the earnings goal is met, $10 million in the aggregate will be distributed to the eligible key employees (including executive officers); PROVIDED, HOWEVER, that if the Company exceeds its earnings goal, the amount distributed to the eligible key employees will be increased, but in no case will be greater than $20 million in the aggregate. If a key employee's employment terminates prior to December 31, 2003 due to death, retirement, disability, a termination without Cause or a voluntary termination for Good Reason (as such terms are defined in the Long-Term Performance Award Plan), he or she shall receive a pro-rated award at the same time as awards are paid to other participants in the Long-Term Performance Award Plan. If a key employees' employment is terminated for any reason other than those listed in the preceding sentence, he or she shall forfeit his or her award under the Long-Term Performance Award Plan.

    The foregoing is a summary of certain provisions of the Long-Term Performance Award Plan. This summary is not a complete description of the terms and conditions of the Long-Term Performance Award Plan and is qualified in its entirety by reference to the full text of the Long-Term Performance Award Plan, which is incorporated herein by reference to, and a copy of which has been filed with the Commission as an exhibit to, the Schedule 14D-9.

    SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS. The Company had Key Executive Employment and Severance Agreements, as amended ("KEESAs"), with Joseph P. Tate (the former Chairman of the Company Board) and with Messrs. Dietrich, Farr and Ruud. Under the terms of the KEESAs, following a change in control (which occurred on the Acceptance Date) such officers were entitled to receive compensation during the officer's employment period following the change in control at the same rate in effect as of the date such change in control occurs (subject to increase by the Compensation Committee of the Company Board) and will be included in the Company's benefit plans available to employees of comparable status. If during such employment period the officer's employment is terminated by the Company, other than for "cause" (as defined in the KEESAs), or if the officer's duties are changed substantially without his written consent and the officer terminates his employment as a result thereof, or the officer terminates his employment at any time within 12 months after the change in control, either voluntarily or as a result of his death or disability, the officer is entitled to receive a lump sum payment equal to three times the officer's average annual total compensation for the five years prior to the change in control. In addition to the foregoing, immediately upon a change in control all Options held by such officers automatically vest and are cashed out. In the event the officers are required to pay an excise tax on "excess parachute payments" received from the Company upon a change in control, the KEESAs provide that the officers are entitled to receive from the Company an amount necessary to place the officer in the same after-tax financial position as the officer would have been in had the officer not incurred such tax. The Acceptance Date constituted a change in control for purposes of the KEESAs, and Parent and the Company agreed (pursuant to the Employment Agreements for Messrs. Dietrich, Farr and Ruud) to pay, and the Company has paid, all amounts payable to these officers under the KEESAs, on the Acceptance Date, as if their employment had been terminated.

    Under the terms of the prior employment agreements the Company had with Messrs. King, Cramer Auld, Dancy, Jenks and Goswick, which were replaced with new agreements as discussed under "Employment Agreements" above, if any of those officers were terminated due to a "change in control" (as defined in such employee's employment agreements) (which occurred on the Acceptance Date) the terminated officer was entitled to receive a lump sum severance payment equal to two times his base salary in effect on the effective date of the change in control. In addition to the foregoing, the prior employment agreements with Messrs. King and Cramer provided for automatic vesting and cash out of all Options held by such officers immediately upon a change of control. The Acceptance Date constituted a change in control for purposes of these employment agreements, and Parent and the Company accelerated all payments due such officers under their prior employment agreements as if their employment had been terminated. As a result thereof, Messrs. King and Cramer received a lump sum payment on the Acceptance Date equal to all amounts payable to them under their employment agreements and Messrs. Auld, Dancy, Jenks and Goswick are entitled to receive, in four equal annual installments commencing on December 31, 2000, the severance payments provided for under their employment agreements (provided that no current or future installment is required to be paid if the intended recipient is not employed by the Company on the date the annual severance installment is to be made).

    Based on the compensation paid to the foregoing executives, the total amounts paid or payable, as the case may be, to each of Messrs. Tate, Dietrich, Farr, Ruud, King, Cramer, Auld, Dancy, Jenks and Goswick under their KEESAs or employment agreements (excluding the value of the Options cashed out or to be cashed out, as the case may be, and the amount required to be paid under the KEESAs to satisfy any excise tax on excess parachute payments) are $904,347, $3,291,093, $1,615,818, $2,254,517, $299,200, $282,000, $352,000, $316,000,
$326,000 and $302,000, respectively.

EMPLOYEE BENEFIT ARRANGEMENTS

    Pursuant to the Merger Agreement, Parent agreed that, during the period commencing at the Effective Time and ending on the first anniversary thereof, the employees of the Company and its subsidiaries will continue to be provided with benefits under employee benefits plans (other than plans involving the issuance of securities of the Company) which in the aggregate are substantially comparable to those currently provided by the Company and its subsidiaries to such employees; PROVIDED, HOWEVER, that employees covered by collective bargaining agreements need not be provided such benefits. Parent also agreed to cause each employee benefit plan of Parent in which employees of the Company and its subsidiaries are eligible to participate to take into account for purposes of eligibility and vesting thereunder the service of such employees with the Company and its subsidiaries as if such service were with Parent. Such employees will also be given credit for any deductible or co-payment amounts paid in respect of the plan year in which the Effective Time occurs, to the extent that, in the plan year following the Effective Time, they participate in any medical, health or dental plan of Parent for which deductibles or co-payments are required. In addition, Parent will cause each medical, health or dental plan of Parent, in which such employees are eligible to participate after the Effective Time, to waive (i) any pre-existing condition restriction, eligibility waiting period and evidence of insurability requirements which was waived under the terms of any analogous employee benefit plan of the Company immediately prior the Effective Time or (ii) waiting period limitation which would otherwise be applicable to an employee on or after the Effective Time to the extent such employee had satisfied any similar waiting period limitation under an analogous employee benefit plan of the Company prior to the Effective Time. Finally, Parent will, and will cause the Surviving Corporation to, timely and fully honor (without modification) all employee benefit plan obligations to current and former employees of the Company and its subsidiaries accrued as of the Effective Time and, to the extent set forth in the Company Reports (as defined in the Merger Agreement) and the Merger Agreement, all employee severance plans (or policies), employment agreements and severance agreements in existence on June 11, 1999.

INDEMNIFICATION AND INSURANCE

    The Merger Agreement provides that from and after the Effective Time, Parent will cause the Surviving Corporation and its subsidiaries (as appropriate) to indemnify and hold harmless each present and former director and officer of the Company and its subsidiaries, determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees and disbursements), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted or required under the WBCL and its Restated Articles of Incorporation or By-Laws in effect on June 11, 1999 to indemnify such person (and Parent shall also advance expenses as incurred to the fullest extent permitted or required under the WBCL, provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification under the WBCL, the Company's Restated Articles of Incorporation or By-Laws in effect on June 11, 1999); PROVIDED that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under the WBCL and the restated Articles of Incorporation and By-Laws as in effect on June 11, 1999 shall be made by independent counsel mutually selected by the Surviving Corporation and the person seeking indemnification and otherwise in accordance with the provisions and procedures set forth in the Company's By-Laws in effect as of June 11, 1999.

    Any Indemnified Party wishing to claim indemnification under the provisions of the immediately preceding paragraph, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent or the Surviving Corporation thereof, but the failure to so notify shall not relieve Parent or the Surviving Corporation of any liability it may have to such Indemnified Party if such failure does not materially prejudice the indemnifying party and then only to the extent so materially prejudiced. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation shall have the right to assume and control the defense thereof (PROVIDED, that if either does so, then the standards of conduct set forth under the WBCL shall be irrevocably deemed to be satisfied by the Indemnified Parties) and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that, in such counsel's reasonable judgment, there are material issues that constitute conflicts of interest between Parent or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; PROVIDED, HOWEVER, that Parent shall be obligated to pay for only one firm of counsel (licensed in such jurisdiction) chosen by them for all Indemnified Parties in any jurisdiction unless the use of one such counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Parent shall not be liable for any settlement effected without its prior written consent; and PROVIDED FURTHER that, in the event Parent or the Surviving Corporation shall not have assumed such defense, Parent shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

    In addition, the Parent and the Surviving Corporation have agreed to maintain in full effect, without lapse or modification, the Company's existing officers' and directors' liability insurance ("D&O Insurance") for a period of six years after the Effective Time, so long as the annual premium therefor is not in excess of 200% of the last annual premium paid by the Company prior to June 11, 1999 (the "Current Premium"); PROVIDED, HOWEVER, if the existing D&O Insurance expires, is terminated or canceled during such six-year period, the Parent and the Surviving Corporation will use its reasonable best efforts to obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 200% of the Current Premium.

    Any rights of an Indemnified Party set forth above are not exclusive of any other rights an Indemnified Party may have under applicable law.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The receipt of cash for Shares pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes and also may be taxable under applicable state, local, foreign or other tax laws. Accordingly, a shareholder who receives cash in exchange for Shares in the Merger (including as a result of perfecting his or her dissenters' rights under the WBCL) will recognize gain or loss for federal income tax purposes equal to the difference, if any, between the amount of cash received and the shareholder's tax basis in the Shares sold or exchanged. Gain or loss will be determined separately for each block of Shares (i.e., Shares acquired at the same time and price) exchanged pursuant to the Merger. Such gain or loss generally will be capital gain or loss if the Shares disposed of were held as capital assets by the shareholder, and will be long-term capital gain or loss if the Shares disposed of were held for more than one year, and will be short-term capital gain or loss if held for one year or less. Net long-term capital gains are taxed at rates which are less than ordinary tax rates. Net short-term capital gains are taxed at ordinary tax rates.

    A shareholder (other than certain exempt shareholders including, among others, certain corporations and certain foreign individuals) that surrenders Shares in the Merger may be subject to 31% backup withholding unless such shareholder provides its TIN and certifies that such number is correct or properly certifies that it is awaiting a TIN. A shareholder that does not furnish its TIN may be subject to a penalty imposed by the IRS. Each shareholder should complete and sign the Substitute Form W-9 included as part of the Letter of Transmittal so as to provide the information and certification necessary to avoid backup withholding. See "Procedure for Receipt of the Merger Consideration--Backup Withholding."

    If backup withholding applies to a shareholder, the Paying Agent is required to withhold 31% from payments to such shareholder. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the federal income tax liability of the person subject to the backup withholding, provided that the required information is filed with the IRS on a timely basis. If backup withholding results in an overpayment of tax, a refund can be obtained by the shareholder upon filing an income tax return on a timely basis.

    The foregoing summary constitutes a general description of certain U.S. federal income tax consequences of the Merger without regard to the particular facts and circumstances of each shareholder of the Company and is based on the provisions of the Internal Revenue Code of 1986, as amended, Treasury Department Regulations issued pursuant thereto and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Special tax consequences not described herein may be applicable to certain shareholders subject to special tax treatment (including insurance companies, tax-exempt organizations, financial institutions or broker dealers, foreign shareholders and shareholders who have acquired their Shares pursuant to the exercise of employee stock options or otherwise as compensation). ALL SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO SPECIFIC TAX EFFECTS APPLICABLE TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL AND FOREIGN TAX LAWS.

ACCOUNTING TREATMENT OF THE MERGER

    The Merger will be accounted for under the "purchase" method of accounting, whereby the purchase price for the Company will be allocated to the identifiable assets and liabilities of the Company and its subsidiaries based on their respective fair values.

REGULATORY AND OTHER APPROVALS

ANTITRUST

    The HSR Act provides that certain acquisition transactions may not be consummated until information has been furnished to the Antitrust Division of the Department of Justice and to the Pre-merger Notification Office of the Federal Trade Commission and certain waiting period requirements have been satisfied. On July 14, 1999, the waiting period requirements under the HSR Act were satisfied.

EXON-FLORIO

    Under Section 721 of Title VII of the United States Defense Production Act of 1950, as amended by Section 5021 of the Omnibus Trade and Competitiveness Act of 1988 ("Exon-Florio"), the President of the United States is authorized to prohibit or suspend acquisitions, mergers or takeovers by foreign persons of persons engaged in interstate commerce in the United States if the President determines, after investigation, that such foreign persons in exercising control of such acquired persons might take action that threatens to impair the national security of the United States and that other provisions of existing law do not provide adequate authority to protect national security. Pursuant to Exon-Florio, notice of an acquisition by a foreign person is to be made to the Committee on Foreign Investment in the United States ("CFIUS"), which is comprised of representatives of the Departments of the Treasury, State, Commerce, Defense and Justice, the Office of Management and Budget, the United States Trade Representative's Office and the Council of Economic Advisors and which has been selected by the President to administer Exon-Florio, either voluntarily by the parties to such proposed acquisition, merger or takeover or by any member of CFIUS.

    A determination that an investigation is called for must be made within 30 days after notification of a proposed acquisition, merger or takeover is first filed with CFIUS. Any such investigation must be completed within 45 days of such determination. Any decision by the President to take action must be announced within 15 days of the completion of the investigation. Although Exon-Florio does not require the filing of a notification, nor does it prohibit the consummation of an acquisition, merger or takeover if notification is not made, such an acquisition, merger or takeover thereafter remains indefinitely subject to divestment should the President subsequently determine that the national security of the United States has been threatened or impaired. Purchaser does not believe that the Offer or the Merger threatens to impair the national security of the United States and has not, and does not intend to, notify CFIUS of the proposed transaction.

STATE SOLID WASTE REGULATORY APPROVALS

    Parent currently believes that prior to the consummation of the Merger, state solid waste regulatory approvals are required to be obtained from the States of New Jersey, Ohio, Pennsylvania and West Virginia in connection with Parent's acquisition of the Company as a result of the Offer and the Merger. Depending upon the jurisdiction, these approvals may involve notice filings, submission of compliance histories and background investigations of the acquiring company and individuals associated with it. Receipt of such approvals is a condition to the Merger, except where the failure to obtain such approvals is not reasonably likely to have a material adverse effect on the Company.

    While Purchaser anticipates that it will have made all necessary regulatory filings prior to the end of 1999, no assurances can be given. In addition, the Company cannot anticipate when the respective regulatory authorities will complete any background checks and their review of the filings of Parent and Purchaser.

OTHER FEDERAL AND STATE STATUTES

    Except as described above and except for the filing of Articles of Merger with the Department of Financial Institutions of the State of Wisconsin to effectuate the Merger, there are no other federal or state regulatory requirements which remain to be complied with in order for the Merger to be consummated in accordance with the terms of the Merger Agreement.

                   CERTAIN INFORMATION CONCERNING THE COMPANY

    The Company is a Wisconsin corporation with its principal executive offices located at 125 South 84th Street, Suite 200, Milwaukee, Wisconsin. The telephone number of the Company at such location is (414) 479-7800.

    The Company is an acquisition-oriented integrated solid waste services company providing a range of collection, transfer, transportation, disposal and recycling services to generators of solid waste and special waste. The Company provides solid waste collection, transfer, transportation, recycling and disposal services to over 750,000 residential, commercial and industrial customers in Alabama, Florida, Georgia, Illinois, Michigan, Minnesota, Missouri, New Jersey, Ohio, Pennsylvania, West Virginia and Wisconsin. The Company also provides other integrated waste services, most of which are project-based and many of which provide additional waste volumes to the Company's landfills and recycling facilities. As of December 31, 1998, the Company owned and operated 19 landfills (including a greenfield landfill), 45 solid waste collection operations, 15 recycling facilities and 19 solid waste transfer stations. The Company also manages four other third-party owned landfills.

    Set forth below is certain summary consolidated financial information for the Company's last three fiscal years, as contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, and for the three months ended June 30, 1998 and June 30, 1999, as contained in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999. More comprehensive financial information is included in such reports (including management's discussion and analysis of financial condition and results of operations) and other documents filed by the Company with the Commission and incorporated herein by reference, and the following summary consolidated financial information is qualified in its entirety by reference to such reports and other documents and all of the financial information and notes contained therein. Such reports and other documents are available for inspection, and copies thereof are obtainable in the manner set forth below under "Available Information."

                            SUPERIOR SERVICES, INC.
                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               YEAR ENDED DECEMBER
                                                                      31,(1)              SIX MONTHS ENDED JUNE 30,
                                                              ----------------------  ----------------------------------
                                                                 1996        1997        1998        1998        1999
                                                              ----------  ----------  ----------  ----------  ----------
STATEMENT OF OPERATIONS DATA:
Revenues....................................................  $  180,720  $  253,241  $  319,673  $  149,625  $  179,003
Cost of operations..........................................      99,150     144,377     184,964      86,704     102,119
Selling, general and administrative expenses................      30,416      38,458      40,224      19,536      21,751
Merger costs(2).............................................          --       1,035      10,599       1,858          --
Unusual charges(3)..........................................          --       2,873          --          --          --
Depreciation and amortization...............................      24,389      32,397      39,121      19,271      23,780
                                                              ----------  ----------  ----------  ----------  ----------
Operating income............................................      26,765      34,101      44,765      22,256      31,353
Interest expense............................................      (2,617)     (3,440)     (3,116)     (1,925)     (2,429)
Other income................................................       2,069       1,888         912         998         724
                                                              ----------  ----------  ----------  ----------  ----------
Income before income taxes..................................      26,217      32,549      42,561      21,329      29,648
Income taxes................................................      (9,814)    (12,912)    (22,060)     (9,363)    (12,230)
                                                              ----------  ----------  ----------  ----------  ----------
Net income..................................................  $   16,403  $   19,637  $   20,501  $   11,966  $   17,418
Earnings per share:
  Basic.....................................................  $     0.65  $     0.70  $     0.64  $     0.38  $     0.54
                                                              ----------  ----------  ----------  ----------  ----------
                                                              ----------  ----------  ----------  ----------  ----------
  Diluted(4)................................................  $     0.64  $     0.69  $     0.63  $     0.37  $     0.53
                                                              ----------  ----------  ----------  ----------  ----------
                                                              ----------  ----------  ----------  ----------  ----------

                                                                  DECEMBER 31,                    JUNE 30,
                                                       ----------------------------------  ----------------------
                                                          1996        1997        1998        1998        1999
                                                       ----------  ----------  ----------  ----------  ----------
BALANCE SHEET DATA:
Cash and cash equivalents............................  $   23,657  $   44,955  $    9,715  $   12,877  $    4,447
Property and equipment net...........................     149,226     251,414     312,497     272,085     338,321
Total assets.........................................     256,183     442,855     526,842     457,121     619,489
Long-term debt, net of current maturities............      18,815      27,215      66,284      23,398     132,836
Total common shareholders' investment................     133,271     285,384     316,742     303,782     334,884

------------------------

(1) All financial data for 1996 through 1998 have been restated and give retroactive effect to reflect the Company's merger with Resource Recovery Transfer & Transportation, Inc. ("R(2)T(2)") completed on June 27, 1997; Alabama Waste Services, Inc. and ACMAR Regional Landfill, Inc. (collectively "AWS") completed on March 31, 1998; South Lake Refuse Service, Inc. and Commercial Refuse, Inc. (collectively "South Lake") completed on August 17, 1998; Gopher Disposal, Inc., Eagle Environmental, Inc., Materials Recovery, Ltd., Newport Properties and Watson's Rochester Disposal, Inc. (collectively "Gopher") completed on August 26, 1998; Wilson Waste Systems, Inc. ("Wilson") completed on August 31, 1998; PenPac, Inc., Heritage Recycling, Inc., Iorio Carting, Inc., ACS Services, Inc., Recycling Techniques, Inc., Advanced Waste Technologies, Inc., Baray, Inc. and Nicholas Enterprises, Inc. (collectively "PenPac") completed on September 30, 1998; and GeoWaste Incorporated ("GeoWaste") completed on October 30, 1998, and all accounted for using the pooling of interests method.

(2) During 1998, the Company incurred nonrecurring merger costs totaling $10,599,000 in connection with its mergers with TWR, AWS, PenPac, Gopher, Wilson, South Lake and GeoWaste. These mergers were accounted for as poolings of interest. In 1997, the Company completed its merger with R(2)T(2)accounted for as a pooling of interest. The Company incurred nonrecurring merger costs of $1,035,000 during 1997 as a result of the merger with R(2)T(2).

(3) Prior to their acquisition by the Company, AWS and GeoWaste incurred charges classified as unusual. ACMAR Regional Landfill, Inc. negotiated a settlement agreement with the United States Government with respect to a "Clean Water Act" violation in 1993 resulting in fines and restitutions totaling $1,790,000 and was placed on probation for three years. This amount was accrued for in the December 31, 1997 financial statements. As provided in the settlement agreement, its probation was terminated as a result of the payment of the fine and its merger with the Company on March 31, 1998. Additionally, AWS incurred legal fees included in selling, general and administrative costs of $342,000 during 1997 in connection with this matter. During 1997, GeoWaste terminated an existing transfer, transportation and disposal agreement with the City of St. Augustine. Due to the termination of the agreement, assets related specifically to the project for the City of St. Augustine were impaired and the related expense of $436,000 was classified as an unusual charge. Additionally, the Company incurred legal, consulting and other costs to terminate the agreement of $647,000 which were classified as unusual charges. These unusual charges amounted to approximately $0.10 per share in 1997.

(4) The earnings per share excluding the merger costs and unusual charges described above; excluding cumulative deferred tax provisions for those companies that were S Corporations prior to acquisition by the Company; and including Federal and State income tax provisions as if the companies reported as C Corporations would be $0.75 in 1997 and $0.96 in 1998.

    Additional non-financial information regarding the Company is also included in the Company's Annual Report on Form 10-K for year ended December 31, 1998. Such report, as well as other documents filed by the Company with the Commission, are available for inspection and copies thereof should be obtainable in the manner set forth under "Available Information" and "Incorporation of Certain Information by Reference."

              CERTAIN INFORMATION CONCERNING PARENT AND PURCHASER

    Purchaser is a Wisconsin corporation and, to date, has engaged in no activities other than those incident to its formation and the Offer. Purchaser is an indirect wholly-owned subsidiary of Parent.

    Parent is a SOCIETE ANONYME organized under the laws of France. Through its subsidiaries and affiliates, Parent engages in a variety of businesses, including water, energy, waste management, construction and telecommunications. Parent has approximately 235,000 employees, annual sales of approximately $40 billion and a market capitalization of approximately $41 billion.

    The principal offices of Parent are located at 42, Avenue de Friedland, 75380 Paris Cedex 08, France. The telephone number of Parent at such location is
(33) 1-71-71-10-00. The principal offices of Purchaser are located at 800 Third Avenue, 38(th) Floor, New York, New York 10022. The telephone number of Purchaser at such location is (212) 753-2000.

                              THE MERGER AGREEMENT

    The following is a summary of the material terms of the Merger Agreement. This summary is not a complete description of the terms and conditions of the Merger Agreement and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Annex I and is incorporated herein by reference. Capitalized terms used but not defined in this summary of the Merger Agreement have the meanings given to such terms in the Merger Agreement.

THE OFFER

    The Merger Agreement provided for the commencement of the Offer and Purchaser commenced the Offer on June 18, 1999. The Offer expired at 12:00 midnight, New York City time, on Friday,

July 16, 1999. At such time, Purchaser accepted for payment approximately 30.3 million Shares validly tendered and not withdrawn. This amount represents approximately 93% of the issued and outstanding Shares.

THE MERGER

    The Merger Agreement provides that, subject to the terms and conditions thereof and in accordance with the applicable provisions of the WBCL, at the Effective Time, Purchaser will be merged with and into the Company, the separate corporate existence of Purchaser will thereupon cease and the Company will continue as the Surviving Corporation. The Merger will be effected by the filing at the time of Closing of appropriate articles of merger relating to the Merger with the Department of Financial Institutions of the State of Wisconsin.

    The Merger Agreement provides that, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Share issued and outstanding immediately prior to the Effective Time (other than any Shares owned by Parent, Purchaser or any other subsidiary of Parent, held in the treasury of the Company or owned by any wholly-owned subsidiary of the Company (which Shares, by virtue of the Merger and without any action on the part of the holder thereof, shall be canceled and retired without the payment of any consideration therefor and shall cease to exist) and other than Shares as to which the holder has properly exercised dissenters' rights) will be converted into the right to receive the Merger Consideration in cash, without interest thereon, promptly upon surrender of the certificate formerly representing such Shares. At the Effective Time, each share of common stock, par value $.01 per share, of Purchaser issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of Purchaser or the holders thereof, be converted into and become one validly issued, fully paid and nonassessable (except as provided in Section 180.0622(2)(b) of the WBCL) share of common stock of the Surviving Corporation.

    The Merger Agreement provides that the Restated Articles of Incorporation of the Company in effect immediately prior to the Effective Time will be the Restated Articles of Incorporation of the Surviving Corporation, until thereafter amended in accordance with the provisions thereof and the WBCL, except that Article II of the Company's Restated Articles of Incorporation will be amended to reduce the classes and number of authorized shares to 1,000 shares of Common Stock. The By-Laws of Purchaser in effect at the Effective Time will be the By-Laws of the Surviving Corporation, until thereafter amended in accordance with the provisions thereof and the WBCL.

VOTE REQUIRED TO APPROVE THE MERGER AGREEMENT

    The Merger Agreement provides that at the Special Meeting, all of the Shares then owned by Parent, Purchaser and any other subsidiary of Parent will be voted in favor of the Merger Agreement. Consequently, since Purchaser owns approximately 80% of the aggregate voting power of the issued and outstanding Shares (after giving effect to the limitation of voting rights for certain large shareholders like Purchaser in Section 180.1150 of the WBCL), approval of the Merger Agreement will be assured without the affirmative vote of any other shareholder of the Company.

CONDITIONS TO THE MERGER

    The respective obligations of Parent, Purchaser and the Company to consummate the Merger and the transactions contemplated thereby are subject to the fulfillment or waiver in whole or in part of certain conditions, including:
(a) the shareholders of the Company must approve the Merger Agreement (provided that Parent and Purchaser shall have voted their Shares at such meeting in favor of the Merger Agreement); (b) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and all filings required to be made prior to the Effective Time by the Company with, and all necessary consents, approvals and authorizations required to be obtained prior to the Effective Time by the Company from, any Governmental Entity shall have been made or obtained (as the case may be), except where the failure to so make or obtain is not reasonably likely to have a Material Adverse Effect on the Company; (c) no United States or state court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order which is in effect and prohibits consummation of the transactions contemplated by the Merger Agreement or imposes material restrictions on Parent or the Company in connection with the consummation of the Merger or with respect to their business operations which is reasonably likely to have a Material Adverse Effect; and (d) Purchaser shall have purchased Shares pursuant to the Offer.

DIRECTORS

    The Merger Agreement provides that if requested by Parent in writing, promptly following the purchase by Purchaser of Shares pursuant to the Offer, Parent will be entitled to designate such number of directors, rounded up to the next whole number, on the Company Board as is equal to the product of the total number of directors on the Company Board multiplied by the percentage that the aggregate number of Shares beneficially owned by Purchaser or its affiliates bears to the total number of Shares then outstanding, and the Company will, subject to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, promptly take all actions necessary to cause Parent's designees to be so elected or appointed, including increasing the size of the Company Board or using its reasonable best efforts to secure the resignations of one or more existing directors, or both; PROVIDED, HOWEVER, that prior to the Effective Time, the Company Board shall always have at least two members who are neither officers, directors, shareholders or designees of Parent or any of its affiliates ("Parent Insiders"). If, prior to the Effective Time, the number of directors who are not Parent Insiders is reduced below two for any reason, then the remaining director who is not a Parent Insider will be entitled to designate a person (or persons) who is not a Parent Insider or any affiliate of such Parent Insider to fill such vacancy (or vacancies) and such designee will be deemed to not be a Parent Insider for all purposes of the Merger Agreement. At such time, the Company will, if requested by Parent in writing, use its reasonable best efforts to also cause persons designated by Parent to constitute the same proportionate representation (as it exists on the Company Board after giving effect to the foregoing) of each committee of the Company Board, each board of directors of each subsidiary of the Company and each committee of each such board (in each case to the extent of the Company's ability to elect such persons); PROVIDED, HOWEVER, that prior to the Effective Time, each committee of the Company Board, each board of directors of each subsidiary of the Company and each committee of each such board shall have at least one member who is not a Parent Insider. The Company's obligation to appoint Parent's designees to the Company Board is subject to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder. The Company will promptly take all actions required pursuant to such Section and Rule in order to fulfill its obligations thereunder. From and after the election or appointment of Parent's designees and prior to the Effective Time, any amendment or termination of the Merger Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Purchaser or waiver of any of the Company's rights under the Merger Agreement, will require the affirmative vote of at least a majority of the directors of the Company then in office who are not Parent Insiders.

    In accordance with the foregoing, following the consummation of the Offer, Joseph P. Tate, Francis J. Podvin, Donald Taylor and Warner C. Frazier resigned as directors of the Company, the size of the Company Board was reduced to five members and Henri Proglio, Denis Gasquet and Michel Gourvennec, each an officer of Parent and/or Purchaser, were appointed to the Company Board to fill the resulting vacancies. G. William Dietrich and Walter G. Winding each remain directors of the Company.

CONDUCT OF BUSINESS OF THE COMPANY

    Pursuant to the Merger Agreement, the Company covenanted and agreed, as to itself and its subsidiaries, that, prior to the Effective Time (unless Parent shall otherwise agree in writing and except as otherwise contemplated by the Merger Agreement): (a) the business of the Company and its subsidiaries shall be conducted only in the ordinary and usual course and, to the extent consistent therewith, each of the Company and its subsidiaries will use its reasonable best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees and business associates; (b) the Company will not (i) amend its Restated Articles of Incorporation or By-Laws or amend, modify or terminate the Rights Agreement, (ii) split, combine or reclassify the outstanding Shares or Preferred Shares, or (iii) declare, set aside or pay any dividend payable in cash, stock or property with respect to the capital stock of the Company; (c) neither the Company nor any of its subsidiaries will (i) issue, sell, pledge, dispose of, agree to sell or pledge or encumber any additional shares, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its subsidiaries or any other property or assets other than, in the case of the Company, Shares issuable pursuant to Options outstanding on June 11, 1999 under the Stock Plans, the terms of the Completed Acquisitions, the terms of the pending acquisitions set forth in Schedule 6.1(b) of the Merger Agreement or the Stock Option Agreement, (ii) transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any assets or incur any other liability other than in the ordinary and usual course of business, (iii) acquire directly or indirectly by redemption or otherwise any shares of the capital stock of the Company other than pursuant to the terms of existing acquisition agreements or escrow agreements or (iv) authorize capital expenditures in excess of $15 million in the aggregate, or make any acquisition of, or investment in, assets or stock of any other Person or entity with estimated annualized revenues in excess of $50 million. Notwithstanding any limitations in (c)(i) through (c)(iv) above, the Company may enter into or consummate an acquisition proposed by it (a "Proposed Acquisition") if such acquisition has been approved in writing by Parent, which approval may be denied, withheld or conditioned in its sole and absolute discretion. Parent agreed to advise the Company in writing whether it has approved the Proposed Acquisition within five business days after receipt of information regarding the Proposed Acquisition that is the same in all material respects as the information that was provided (whether orally, in writing or otherwise) to the executive officers of the Company or the Company Board in connection with its approval of the Proposed Acquisition, including, without limitation, all material economic and other terms (the "Proposed Terms"). If Parent approves the Proposed Acquisition, the Company may consummate the Proposed Acquisition on the Proposed Terms and other customary terms; (d) neither the Company nor any of its subsidiaries shall grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or such subsidiaries (other than (A) normal scheduled increases in compensation and (B) entering into customary employment arrangements in the ordinary and usual course of business with newly hired employees), and neither the Company nor any of its subsidiaries shall establish, adopt, terminate, enter into, make any new grants or awards under or amend, any Compensation and Benefit Plans (other than the MIP and normal scheduled increases in compensation); (e) neither the Company nor any of its subsidiaries shall settle, negotiate to settle or compromise any material claims or litigation except for such settlements or negotiations that are not reasonably likely to have a Material Adverse Effect; (f) neither the Company nor any of its subsidiaries shall make any tax election or permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without notice to Parent, except in the ordinary and usual course of business; (g) neither the Company nor any of its subsidiaries shall (i) incur, assume or prepay any long-term debt or incur or assume any short-term debt, except that the Company and its subsidiaries may incur or prepay debt in the ordinary and usual course of business in amounts and for purposes consistent with past practice under existing lines of credit, and may incur debt in connection with the Completed Acquisitions, but in any event, such incurrences, assumptions or prepayments may not exceed $75 million in the aggregate, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any third-party except in the ordinary and usual course of business, (iii) accelerate or delay collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates consistent with past practice or
(iv) change any accounting principle, practice or method in a manner that is inconsistent with past practice, except to the extent required by generally accepted accounting principles as advised by the Company's regular independent accountants; (h) neither the Company nor any of its subsidiaries shall, other than in the ordinary and usual course of business or except as is not reasonably likely to have a Material Adverse Effect, (i) modify, amend or terminate any contract, (ii) waive, release, relinquish or assign any contract (or any of the rights of the Company or any of its subsidiaries thereunder), right or claim, or (iii) cancel or forgive any indebtedness owed to the Company or any of its subsidiaries; PROVIDED, HOWEVER, that neither the Company nor any of its subsidiaries may under any circumstances waive or release any of its rights under any confidentiality agreement to which it is a party; (i) neither the Company nor any of its subsidiaries shall enter into any material contract or agreement other than in the ordinary and usual course of business; (j) neither the Company nor any of its subsidiaries shall, except as specifically permitted in connection with an Acquisition Proposal (as hereinafter defined), take or fail to take any action that is reasonably likely to result in any failure of the conditions to the Offer or any of the conditions to the Merger set forth in "Conditions to the Merger" above, not being satisfied, or is reasonably likely to make any representation or warranty of the Company contained in the Merger Agreement inaccurate in any material respect at, or as of any time prior to, the Effective Time, or that is reasonably likely to have a Material Adverse Effect; (k) neither the Company nor any of its subsidiaries shall adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization; and (l) neither the Company or any of its subsidiaries will authorize or enter into an agreement to do any of the foregoing.

NO SOLICITATION

    Pursuant to the Merger Agreement, the Company covenanted and agreed with Parent and Purchaser that neither the Company nor any of its subsidiaries shall, and that the Company will direct and use its reasonable best efforts to cause its and its subsidiaries' officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its subsidiaries ("Representatives")) not to knowingly (a) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to shareholders of the Company) from any Person with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or (b) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; PROVIDED, HOWEVER, that nothing shall prevent the Company or the Company Board from complying with Rules 14d-9 and 14e-2 under the Exchange Act, and that prior to the purchase of Shares pursuant to the Offer (which event has already occurred), the Company and its Representatives may engage in the actions set forth in clause (b) above if (i) any Person delivers a bona fide written Acquisition Proposal for which all necessary financing is then in the judgment of the Board of Directors of the Company readily obtainable, (ii) the Company enters into a customary confidentiality agreement with such Person that is no more favorable to such Person than the Confidentiality Agreement, dated as of March 3, 1999, as amended as of June 11, 1999, between Parent and the Company (the "Confidentiality Agreement") (as determined by the Company after consultation with its outside counsel), (iii) the Company Board determines in good faith by a vote of a majority of the members of the full Company Board after receipt of advice from outside legal counsel that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law and (iv) the Company Board determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated (taking into account all legal, financial and regulatory aspects of the proposal, the Person making the proposal and all other relevant factors) and would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the transaction contemplated by the Merger Agreement (any such more favorable Acquisition Proposal being referred to as a "Superior Proposal").

    The Merger Agreement also provides that the Company will: (a) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal; (b) take the necessary steps to inform the Persons referred to in the first sentence of the immediately preceding paragraph of the obligations undertaken in such paragraph and in this paragraph; (c) notify Parent promptly if any such Acquisition Proposal is received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company; (d) further identify the offeror and furnish to Parent a copy of any such inquiry or proposal, if it is in writing, or shall inform Parent of the details of any such inquiry or proposal, if it is oral, and shall promptly advise Parent of any material development relating to such inquiry or proposal; and (e) promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company to return all confidential information heretofore furnished to such Person by or on behalf of the Company.

TERMINATION

    The Merger Agreement provides that the Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by holders of the Shares:

    (a) By the mutual consent of Parent and the Company, by action of their respective Boards of Directors;

    (b) By action of the Board of Directors of either Parent or the Company (in accordance with the Merger Agreement) if (i) Purchaser shall have terminated the Offer without purchasing any Shares pursuant thereto in accordance with the Merger Agreement; (ii) the approval of shareholders required under the terms of the Merger Agreement shall not have been obtained at a meeting duly convened therefore (provided Purchaser complied with the requirements regarding such meeting set forth under the terms of the Merger Agreement); or (iii) any court of competent jurisdiction or other Governmental Entity located or having jurisdiction within the United States or the Republic of France, shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Offer or the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable and which is reasonably likely to have a Material Adverse Effect (PROVIDED, HOWEVER, that before invoking its ability to terminate under this clause (iii), the party invoking this clause (iii) shall use its reasonable best efforts to prevent, vacate, overturn, repeal or limit any such order, decree, ruling or other action so that it is not reasonably likely to have a Material Adverse Effect);

    (c) By action of the Board of Directors of Parent, if (i) prior to the purchase of Shares pursuant to the Offer in accordance with the Merger Agreement, the Company shall have failed to perform in any respect any of the covenants or agreements contained in the Merger Agreement to be complied with or performed by the Company at or prior to such date of termination, which failure is reasonably likely to have a Material Adverse Effect on the Company and which failure shall not have been reasonably cured prior to the later of (A) ten business days following the giving of written notice to the Company of such failure (provided that Parent and Purchaser shall be required to extend only the initially scheduled expiration date of the Offer pursuant to this clause) and
(B) two business days prior to the date on which the Offer is then scheduled to expire, (ii) the Company Board (or a special committee thereof) shall have amended, withdrawn or modified in a manner adverse to Parent or Purchaser its approval or recommendation of the Offer, the Merger Agreement or the Merger or the Company Board shall have failed to reaffirm such approval or recommendation within two business days of the written request by Parent or Purchaser to do so, shall have publicly endorsed, approved or recommended any other Acquisition Proposal or shall have publicly announced it has resolved to do any of the foregoing or (iii) if the Company or any of the other Persons or entities take any actions that would be prohibited under the terms of the Merger Agreement (see "No Solicitation" above) but for an exception therein allowing such actions to be taken if required by fiduciary obligations under applicable law as advised by outside counsel; or

    (d) By action of the Company, (i) if Parent or Purchaser (or another Parent Company) (A) shall have failed to perform in any respect any of the covenants or agreements contained in the Merger Agreement to be complied with or performed by Parent or Purchaser at or prior to such date of termination, and which failure shall not have been reasonably cured prior to the later of (x) five business days following the giving of written notice to Parent of such failure and (y) two business days prior to the date on which the Offer is then scheduled to expire, or (B) shall have failed to commence the Offer within the time required under the terms of the Merger Agreement or (ii) if (A) the Company is not in material breach of any of the terms of the Merger Agreement, (B) the Company Board authorizes the Company, subject to complying with the terms of the Merger Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement (which shall include all of the material terms, including the price proposed to be paid for Shares pursuant thereto) to such notice, (C) Parent does not make, within three business days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Company Board determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the shareholders of the Company as the Superior Proposal and (D) the Company, prior to such termination, pays to Parent in immediately available funds the fees required to be paid as described in "Fees and Expenses" below.

FEES AND EXPENSES

    The Merger Agreement provides that, except as described below, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Offer, the Merger Agreement, the Stock Option Agreement and the transactions contemplated by the Merger Agreement and the Stock Option Agreement will be paid by the party incurring such expenses. The Merger Agreement also provides that:

    (a) In the event of termination of the Merger Agreement and abandonment of the Merger in a manner described under "Termination" above, no party to the Merger Agreement (or any of its directors or officers) shall have any liability or further obligation to any other party to the Merger Agreement, except as provided in paragraph (b) below and as otherwise provided in the Merger Agreement and except that nothing in the Merger Agreement will relieve any party thereto from liability for any willful breach of the Merger Agreement, PROVIDED, HOWEVER, that if the Merger Agreement is terminated by Parent pursuant to subsection (c)(i) under "Termination" above or the Company pursuant to subsection (d)(i)(A) under "Termination" above, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

    (b) If (i)(A) the Offer shall have remained open for a minimum of at least 20 business days, (B) after June 11, 1999 any corporation, partnership, person, other entity or group (as defined in Section 13(d)(3) of the Exchange Act and the rules promulgated thereunder) other than Parent or Purchaser or any of their respective subsidiaries or affiliates (collectively, a "Person") shall have become the beneficial owner (as defined in Section 13(d) of the Exchange Act and the rules promulgated thereunder) of 15% or more of the outstanding Shares (other than for bona fide arbitrage purposes), shall have publicly announced an Acquisition Proposal or any Person shall have commenced, or shall have publicly announced an intention to commence, a tender offer or exchange offer for 15% or more of the outstanding Shares and (C) the Minimum Condition shall not have been satisfied as of the expiration date of the Offer and the Offer is terminated without the purchase of any Shares thereunder (which event did not occur), (ii) Parent shall have terminated the Merger Agreement pursuant to subsection (c)(ii) or (c)(iii) under "Termination" above or (iii) the Company shall have terminated the Merger Agreement pursuant to subsection (d)(ii) under "Termination" above, then the Company shall promptly, but in no event later than two business days after the date of such termination, pay Parent a fee of $26 million (the "Termination Fee"), and shall reimburse Parent and Purchaser (not later than two business days after written request by Parent or Purchaser to do
so) for all of the out-of-pocket charges and expenses, including financing fees (which out-of-pocket charges and expenses shall be set forth with reasonable specificity in written documentation provided to the Company), actually incurred by Parent or Purchaser through the date of termination in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement, up to a maximum amount of $4 million (the "Reimbursement Fee"), in each case payable by wire transfer in same day funds; PROVIDED, THAT, in the event the Company shall have terminated the Merger Agreement pursuant to subsection
(d)(ii) under "Termination" above, the Company shall pay the amount due pursuant to this subsection (b) prior to any such termination. The Company acknowledges that the agreements contained in this paragraph are an integral part of the transactions contemplated in the Merger Agreement, and that, without these agreements, Parent and Purchaser would not enter into the Merger Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this paragraph, and, in order to obtain such payment, Parent or Purchaser commences a suit which results in a judgment against the Company for the fees set forth in this paragraph (b), the Company shall pay to Parent or Purchaser its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fees at the prime rate of Citibank, N.A. on the date such payment was required to be made. If Parent or Purchaser, or the Company, as the case may be, commences a suit against any other party hereto which suit does not result in a judgment against the other party, the party commencing such suit shall pay to the other the other party's costs and expenses (including attorneys' fees) incurred in connection with such suit.

                           THE STOCK OPTION AGREEMENT

    The following is a summary of certain provisions of the Stock Option Agreement, dated as of June 11, 1999, by and among Parent and the Company (the "Stock Option Agreement"). This summary is not a complete description of the terms and conditions of the Stock Option Agreement and is qualified in its entirety by reference to the full text of the Stock Option Agreement, which is incorporated herein by reference to, and a copy of which has been filed with the Commission as an exhibit to, the Schedule 14D-9.

    Subject to the terms and conditions set forth in the Stock Option Agreement, the Company granted to Parent an irrevocable option (the "Stock Option") to purchase up to 6,440,653 Shares (the "Option Shares") at a purchase price equal to $23.75 per Share (the closing sales price of the Shares on June 11, 1999, the last full trading day prior to the public announcement of the execution of the Merger Agreement). The Stock Option will expire upon the earliest of (a) the Effective Time, (b) 12 months after the first occurrence of a Purchase Event (as hereinafter defined) or (c) termination of the Merger Agreement in accordance with its terms prior to the occurrence of a Purchase Event.

    The Stock Option becomes exercisable by Parent after the occurrence of any event as a result of which Parent is entitled to receive the Termination Fee pursuant to the terms of the Merger Agreement (a "Purchase Event"). See the "The Merger Agreement--Termination". Any purchase of Option Shares upon exercise of the Stock Option is subject to compliance with the HSR Act and any other necessary regulatory approvals.

    The Stock Option Agreement provides that at any time that the Stock Option is exercisable, Parent may require the Company to pay to Parent, in exchange for the cancellation of the Stock Option with respect to such number of Option Shares subject to the Stock Option as Parent specifies, an amount in cash equal to such number of Option Shares multiplied by the difference between (a) an average closing price (as determined in the Stock Option Agreement) and (b) $23.75 per Share.

    The Stock Option Agreement provides that Parent's total profit arising under the Stock Option Agreement, the Termination Fee and the Reimbursement Fee will in no event exceed $31.5 million.

    The Stock Option Agreement provides that for a period of two years following the first exercise of the Stock Option by Parent, Parent will have certain registration rights in respect of the Option Shares received upon the exercise of the Stock Option.

                          SHAREHOLDER TENDER AGREEMENT

    The following is a summary of certain terms of the Shareholder Tender Agreement, dated as of June 11, 1999 (the "Shareholder Tender Agreement"), by and among Parent, Purchaser and Joseph P. Tate (the "Selling Shareholder"). This summary is not a complete description of the Shareholder Tender Agreement and is qualified in its entirety by reference to the full text of the Shareholder Tender Agreement, which is incorporated herein by reference to, and a copy of which has been filed with the Commission as an exhibit to, the Schedule 14D-9.

    Concurrently with the execution of the Merger Agreement, Parent and Purchaser entered into the Shareholder Tender Agreement with the Selling Shareholder with respect to 2,539,931 Shares then beneficially owned by such Selling Shareholder, representing approximately 8% of the Shares issued and outstanding on June 11, 1999. Pursuant to the terms and subject to the conditions of the Shareholder Tender Agreement, the Selling Shareholder validly tendered in the Offer and did not withdraw all Shares then beneficially owned by him and any additional Shares with respect to which the Selling Shareholder became the beneficial owner (whether by purchase, including, without limitation, by the exercise of options, or otherwise) after June 11, 1999 (collectively, the "Selling Shareholder's Shares").

    Subject to Purchaser's performance in full of each of its obligations in the Shareholder Tender Agreement, the Selling Shareholder agreed that, until the Effective Time or the termination of the Merger Agreement, he will not, nor will he permit any of his investment bankers, financial advisors, attorneys, accountants or other representatives or agents, to directly or indirectly, (a) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any Acquisition Proposal or (b) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to, an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal.

                           SOURCE AND AMOUNT OF FUNDS

    Parent and the Purchaser estimate that the total amount of funds required to purchase all of the outstanding Shares pursuant to the Offer and the Merger and to pay related fees and expenses will be approximately $1.0 billion. Of such amount, approximately $819 million was used to purchase Shares tendered pursuant to the Offer. Purchaser has and will obtain the remaining necessary funds from Parent by means of capital contributions, loans or a combination thereof. Parent has and will obtain such funds for such capital contributions or loans from available cash on hand and the issuance by Parent of commercial paper secured by its outstanding credit facilities.

            PRINCIPAL SHAREHOLDERS AND SHARE OWNERSHIP OF MANAGEMENT

    The following table sets forth certain information as of the Record Date with respect to the beneficial ownership of Shares by (a) all persons or entities known to the Company to be the beneficial owner of five percent or more of the Shares; (b) each executive officer of the Company named in the Summary Compensation Table set forth in the Company's Proxy Statement, dated April 2, 1999, relating to its 1999 Annual Meeting of Shareholders held on May 11, 1999;
(c) each of the current directors of the Company; and (d) all executive officers and directors of the Company as a group. Unless otherwise noted, each person has sole investment and voting power with respect to the shares indicated (subject to applicable marital property laws). According to information available to the Company as of the Record Date, all current executive officers of the Company and all directors of the Company prior to the consummation of the Offer tendered their Shares (other than any Shares issuable upon the exercise of stock options, which they are deemed to beneficially own) pursuant to the Offer.

                                                                                             SHARES BENEFICIALLY OWNED
                                                                                             -------------------------
NAME OF BENEFICIAL OWNER                                                                        NUMBER       PERCENT
-------------------------------------------------------------------------------------------  ------------  -----------
Parent and Purchaser.......................................................................    30,315,170        93.3%
Henri Proglio(1)...........................................................................    30,315,170        93.3
Denis Gasquet(1)...........................................................................    30,315,170        93.3
Michel Gourvennec(1).......................................................................    30,315,170        93.3
G. William Dietrich........................................................................             0         0.0
George K. Farr.............................................................................             0         0.0
Walter G. Winding(2).......................................................................        32,500           *
Gary Blacktopp.............................................................................             0         0.0
John King..................................................................................             0         0.0
Scott Cramer...............................................................................             0         0.0
Paul M. Burke(3)...........................................................................     1,915,658         5.9
All executive officers and directors as a group (8 persons)(1)(2)..........................    30,527,670        93.4

------------------------

*   Indicates less than 1%.

(1) Messrs. Proglio, Gasquet and Gourvennec, as officers of Parent and/or Purchaser, may be deemed to beneficially own the Shares owned by Parent and Purchaser. Each of these individuals disclaims beneficial ownership of such Shares.

(2) The Shares listed for Mr. Winding are subject to acquisition upon the exercise of stock options currently exercisable. The Shares listed for all executive officers and directors as a group include 212,500 Shares subject to acquisition upon exercise of stock options currently exercisable or exercisable within 60 days of the Record Date. See "The Merger--Interests of Certain Persons in the Merger--Company Stock Plans."

(3) Address is 2806 Juniper Hill Court, Louisville, Kentucky 40206. The information with respect to Mr. Burke is as of February 12, 1999, as reported by Mr. Burke in his Schedule 13G/A dated February 10, 1999.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. The Tender Offer Statement and Schedule 14D-1, as amended, filed by Parent and Purchaser in connection with the Offer and the
Schedule 14D-9 filed by the Company in connection with the Offer, as well as such reports, proxy statements and other information filed by the Company, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information concerning the Company can be inspected at the offices of the Nasdaq National Market, 1735 K Street, NW, Washington, D.C. 20006.

    In addition, the Commission maintains a Web site that includes reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web site is http://www.sec.gov.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The following documents filed by the Company (under File No. 0-27508) with the Commission pursuant to the Exchange Act are incorporated herein by reference:

1.  The Company's Annual Report on Form 10-K for the year ended December 31,
    1998.

2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999.

3. The Company's Current Reports on Form 8-K, as amended, dated June 11, 1999 and July 16, 1999.

    All other documents and reports filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement and prior to the date of the Special Meeting shall be deemed to be incorporated herein by reference in this Information Statement and to be part hereof from the date of filing of such documents or reports. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

    THIS INFORMATION STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS INFORMATION STATEMENT IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON. REQUESTS SHOULD BE DIRECTED TO SUPERIOR SERVICES, INC., 125 SOUTH 84(TH) STREET, SUITE 200, MILWAUKEE, WISCONSIN 53214, ATTENTION: PETER J. RUUD (TELEPHONE NUMBER (414) 479-7800).

                                                                         ANNEX I

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER (hereinafter called this "AGREEMENT"), dated as of June 11, 1999, among SUPERIOR SERVICES, INC., a Wisconsin corporation (the "COMPANY"), VIVENDI, a SOCIETE ANONYME organized under the laws of France ("PURCHASER"), and ONYX SOLID WASTE ACQUISITION CORP., a Wisconsin corporation and an indirect wholly-owned subsidiary of Purchaser ("MERGER SUB"). The Company and Merger Sub are sometimes hereinafter collectively referred to as the "CONSTITUENT CORPORATIONS".

                                    RECITALS

    WHEREAS, the Boards of Directors of Purchaser and the Company each have determined that it is in the best interests of their respective shareholders for Purchaser to acquire the Company upon the terms and subject to the conditions set forth herein; and

    WHEREAS, pursuant to this Agreement, Merger Sub has agreed to commence a tender offer (as it may be amended as permitted under this Agreement, the "OFFER") to purchase all of the outstanding shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK"), including the associated common stock purchase rights (the "RIGHTS") issued pursuant to the Rights Agreement (including as amended pursuant to this Agreement) (the "RIGHTS AGREEMENT"), dated as of February 21, 1997, between the Company and LaSalle National Bank, as Rights Agent (the Common Stock, together with the Rights, are hereinafter referred to as the "SHARES"), at a price per Share of $27.00 in cash net to the seller (such price, or any higher price per Share paid in the Offer, the "OFFER PRICE"); and

    WHEREAS, the Board of Directors of the Company (the "COMPANY BOARD") has (i) approved the Offer and (ii) approved and adopted this Agreement and is recommending that the Company's shareholders accept the Offer, tender their Shares to Merger Sub and approve this Agreement; and

    WHEREAS, each of the Board of Directors of Merger Sub and the Company Board have approved and adopted the merger and the sole shareholder of Merger Sub has approved the merger of Merger Sub with and into the Company, as set forth below, in accordance with the Wisconsin Business Corporation Law (the "WBCL") and upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding Share not owned directly or indirectly by Purchaser, Merger Sub or the Company will be converted into the right to receive the Offer Price in cash; and

    WHEREAS, to induce Purchaser to enter into this Agreement, the Company has entered into a Stock Option Agreement dated as of the date of this Agreement with Purchaser (the "STOCK OPTION AGREEMENT"), pursuant to which the Company will grant to Purchaser an option to purchase Shares pursuant to the terms and conditions set forth in the Stock Option Agreement; and

    WHEREAS, as a condition and inducement to Purchaser's and Merger Sub's willingness to enter into this Agreement, the individuals set forth on Annex B have agreed to enter into and deliver the Employment Agreements attached as Annex B-1 hereto; and

    WHEREAS, as a condition and inducement to Purchaser's and Merger Sub's willingness to enter into this Agreement, Purchaser and one shareholder of the Company are simultaneously entering into a Shareholder Tender Agreement; and

    WHEREAS, the Company, Purchaser and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

    NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein and in the Stock Option Agreement the parties hereto hereby agree as follows:

                                   ARTICLE I
                                THE TENDER OFFER

    1.1. TENDER OFFER. (a) Provided that this Agreement shall not have been terminated in accordance with Article IX hereof, within five business days of the date hereof, Purchaser shall cause Merger Sub to, and Merger Sub shall, commence (within the meaning of Rule 14d-2(a) promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) the Offer (for all outstanding Shares), subject only to the satisfaction or waiver of the conditions set forth in Annex A hereto (the "OFFER CONDITIONS") and will file with the SEC (as defined below) all necessary documents (including the Offer Documents, as defined in Section 1.1(c)) in connection with the Offer. The initial expiration date of the Offer shall be the date twenty business days from and including the date (the "COMMENCEMENT DATE") the Offer Documents are first filed with the Securities and Exchange Commission (the "SEC"). Purchaser and Merger Sub expressly reserve the right, in their sole discretion, to waive any condition (other than the Minimum Condition, as defined in the Offer Conditions (except that the Minimum Condition may be reduced as contemplated by this Agreement)) and to set forth or change any other term and condition of the Offer; PROVIDED, that, unless previously approved by the Company in writing (which approval may be denied, withheld or conditioned in its discretion for any reason), no provision may be set forth or changed which (i) decreases the Offer Price; (ii) changes the form of consideration payable in the Offer (other than by adding consideration); (iii) reduces the maximum number of Shares sought to be purchased in the Offer; (iv) imposes conditions to the Offer in addition to the Offer Conditions; or (v) amends or modifies any term or condition of the Offer in a manner adverse to the holders of Shares. Merger Sub covenants and agrees that, subject to the terms and conditions of the Offer, including but not limited to the Offer Conditions, it will accept for payment and pay for Shares as soon as practicable after the expiration date of the Offer. Notwithstanding the foregoing, Purchaser shall cause Merger Sub to, and Merger Sub shall, extend the Offer for at least an additional five business days if, on the initially scheduled expiration date of the Offer, the Shares validly tendered and not withdrawn pursuant to the Offer constitute at least 50%, but less than 61%, of the then outstanding Shares (determined on a fully-diluted basis, but excluding Shares subject to the option granted under the Stock Option Agreement) and all other Offer Conditions are satisfied or waived. In addition, and without limiting the foregoing, if, on the initially scheduled expiration date of the Offer, the Shares validly tendered and not withdrawn pursuant to the Offer constitute at least 61% of the then outstanding Shares (determined on a fully-diluted basis, but excluding Shares subject to the option granted under the Stock Option Agreement) but are not sufficient to satisfy the Minimum Condition (the "TENDERED AMOUNT") and all other Offer Conditions are satisfied or waived, Purchaser shall cause Merger Sub to, and Merger Sub shall, reduce the Minimum Condition to the Tendered Amount, and shall extend the Offer for an additional ten business days. In addition, and without limiting the foregoing, Purchaser shall cause Merger Sub to, and Merger Sub shall, extend the Offer up to twenty business days in the aggregate, in one or more periods of not more than ten business days, if, at the initially scheduled expiration date of the Offer, or any extension thereof, any one or more Offer Conditions set forth in paragraphs (a), (c) or (d) of Annex A is not then satisfied or waived; PROVIDED, HOWEVER, that Merger Sub shall not be required to extend the Offer as provided in this sentence unless, in Purchaser's reasonable and objective judgment, (i) each such Offer Condition is reasonably capable of being satisfied and (ii) the Company is in material compliance with all of its covenants under this Agreement. It is agreed that the terms and conditions set forth in the Offer, including but not limited to the Offer Conditions, are for the sole benefit of Purchaser and Merger Sub and, subject to the terms of this Agreement, may be asserted by Purchaser and Merger Sub regardless of the circumstances (including any action or inaction by Purchaser or Merger Sub, provided neither Purchaser nor Merger Sub is in violation of this Agreement) giving rise to any such condition. When used in this Agreement, the term "BUSINESS DAY" shall have the meaning ascribed to such term in Rule 14d-1 under the Exchange Act.

    (b) The Company hereby approves of and consents to the Offer and the Merger (as defined in Section 2.1). The Company hereby represents, warrants and agrees (as applicable) that: (i) the Company Board, at a meeting duly called and held on June 11, 1999, has unanimously (A) determined that this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby, including each of the Offer and the Merger, are in the best interests of the holders of Shares, (B) approved and adopted this Agreement and approved the Stock Option Agreement and the transactions contemplated hereby and thereby, including each of the Offer and the Merger, and (C) resolved to recommend in a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "SCHEDULE 14D-9") to be filed with the SEC upon commencement of the Offer that the shareholders of the Company accept the Offer, tender their Shares to Merger Sub thereunder and approve this Agreement and the transactions contemplated hereby, including the Merger; (ii) the Company Board has taken all action necessary to render Sections 180.1140 to
180.1144 of the WBCL, Article IV of the Restated Articles (as defined in Section 3.1) and the Rights Agreement inapplicable to the Offer and the Merger; (iii) the Schedule 14D-9 will set forth the information contained in this Section 1.1(b)(i) and (ii); and (iv) Robert W. Baird & Co. Incorporated (the "FINANCIAL ADVISOR") has delivered to the Company Board its written opinion that, as of the date hereof, the $27.00 per Share in cash to be received by holders of Shares, other than Purchaser and Merger Sub, pursuant to each of the Offer and the Merger is fair to such holders from a financial point of view. The Company has been authorized by the Financial Advisor to permit the inclusion of such fairness opinion (and a reference thereto) in the Schedule 14D-9 and in the Proxy Statement referred to in Section 7.3, subject to review and reasonable approval thereof by the Financial Advisor. Subject to the terms and conditions of this Agreement, the Company hereby consents to the inclusion in the Offer Documents of the recommendations of the Company Board described herein.

    (c) Purchaser shall disseminate to the holders of Shares the Offer Documents to the extent required by law upon the commencement of the Offer. Purchaser agrees, as to the Offer to Purchase and related Letter of Transmittal (which together, including any amendments and supplements thereto, constitute the "OFFER DOCUMENTS") and the Company agrees, as to the Schedule 14D-9, that such documents shall, in all material respects, comply with the requirements of the Exchange Act and the rules and regulations thereunder and other applicable laws. The Company and its counsel, as to the Offer Documents, and Purchaser and Merger Sub and its counsel, as to the Schedule 14D-9, shall be given an opportunity to review such documents a reasonable time prior to their being filed with the SEC. Each of the Company, on the one hand, and Purchaser and Merger Sub, on the other hand, agree promptly to correct any information provided by either of them for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to the holders of Shares, in each case, as and to the extent required by applicable federal securities laws. The Company will provide Purchaser and Merger Sub, and their counsel, with a copy of any written comments or telephonic notification of any oral comments the Company may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt thereof, and will provide Purchaser and Merger Sub and their counsel with an opportunity to review any written responses and telephonic notification of any oral responses of the Company or its counsel.

    (d) In connection with the Offer, the Company will cause its Transfer Agent to furnish promptly to Merger Sub a list, as of a recent date, of the record holders of Shares and their addresses, as well as mailing labels containing the names and addresses of all record holders of Shares and lists of security positions of Shares held in stock depositories. In connection with the Offer, the Company will furnish

Merger Sub with such additional information (including, but not limited to, updated lists of holders of Shares and their addresses, mailing labels and lists of security positions) and such other assistance as Purchaser or Merger Sub or their agents may reasonably request in communicating the Offer and the Merger to the record and beneficial holders of Shares. Subject to the requirements of applicable law, and except for such actions as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, Purchaser, Merger Sub, and their affiliates, associates, agents and advisors shall use the information contained in any such labels, listings and files only in connection with the Offer and the Merger, and, if this Agreement shall be terminated, will promptly thereafter deliver to the Company all copies of such information then in their possession.

                                   ARTICLE II
                      THE MERGER; CLOSING; EFFECTIVE TIME

    2.1. THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.3) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease (the "MERGER"). The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "SURVIVING CORPORATION") and shall continue to be governed by the laws of the State of Wisconsin, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Section 3.1. The Merger shall have the effects specified in the WBCL.

    2.2.  CLOSING.  The closing of the Merger (the "CLOSING") shall take place
(i) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 10:00 A.M. on the third business day after the date on which the last to be fulfilled or waived of the conditions set forth in Article VIII hereof shall be fulfilled or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Purchaser may agree.

    2.3. EFFECTIVE TIME. In connection with and as part of the Closing, the Company and Purchaser will, in the manner required by the WBCL, cause Articles of Merger (the "ARTICLES OF MERGER") to be delivered to the Department of Financial Institutions of the State of Wisconsin as provided in Section 180.1105 of the WBCL. The Merger shall become effective on the date on which the Articles of Merger, in the manner required by the WBCL, have been duly filed with the Department of Financial Institutions of the State of Wisconsin, and such time is hereinafter referred to as the "EFFECTIVE TIME."

                                  ARTICLE III
                 RESTATED ARTICLES OF INCORPORATION AND BY-LAWS
                          OF THE SURVIVING CORPORATION

    3.1. RESTATED ARTICLES OF INCORPORATION. The Restated Articles of Incorporation of the Company (the "RESTATED ARTICLES") in effect at the Effective Time shall be the Restated Articles of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and the WBCL, except that Article II of the Company's Restated Articles shall be amended to read in its entirety as follows:

    "The aggregate number of shares which the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $.01 per share."

    3.2. THE BY-LAWS. The By-Laws of Merger Sub in effect at the Effective Time shall be the By-Laws of the Surviving Corporation, until duly amended in accordance with the terms thereof and the WBCL.

                                   ARTICLE IV
                             OFFICERS AND DIRECTORS
                          OF THE SURVIVING CORPORATION

    4.1. OFFICERS AND DIRECTORS. The directors of Merger Sub and the officers of the Company at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Restated Articles of Incorporation and By-Laws.

    4.2. BOARDS OF DIRECTORS; COMMITTEES. If requested by Purchaser in writing, the Company will, subject to compliance with applicable law and promptly following the purchase by Merger Sub of Shares pursuant to the Offer, take all actions necessary to cause Persons (as defined in Section 9.5(b)) designated by Purchaser to become directors of the Company so that the total number of directors designated by Purchaser equals the number, rounded up to the next whole number, which is the product of (i) the total number of directors on the Company Board multiplied by (ii) a fraction, the numerator of which is the aggregate number of Shares beneficially owned by Merger Sub or any affiliate of Merger Sub and the denominator of which is the total number of Shares then outstanding; PROVIDED, HOWEVER, that prior to the Effective Time, the Company Board shall always have at least two members who are not officers, directors, shareholders or designees of Purchaser or any of Purchaser's affiliates ("PURCHASER INSIDERS"). If, prior to the Effective Time, the number of directors who are not Purchaser Insiders is reduced below two for any reasons, then the remaining director who is not a Purchaser Insider shall be entitled to designate a Person (or Persons) who is not a Purchaser Insider or any affiliate of such Purchaser Insider to fill such vacancy (or vacancies) and such designee shall be deemed to not be a Purchaser Insider for all purposes of this Agreement. In furtherance thereof, the Company will increase the size of the Company Board, or use its reasonable best efforts to secure the resignation of directors, or both, as is necessary to permit Purchaser's designees to be elected or appointed to the Company Board. At such time, the Company, if requested by the Purchaser in writing, will use its reasonable best efforts to cause Persons designated by Purchaser to constitute the same proportionate representation (as it exists on the Company Board after giving effect to the foregoing) of each committee of the Company Board, each board of directors of each subsidiary of the Company and each committee of each such board (in each case to the extent of the Company's ability to elect such Persons); PROVIDED, HOWEVER, that prior to the Effective Time, each committee of the Company Board, each board of directors of each subsidiary of the Company and each committee thereof shall have at least one member who is not a Purchaser Insider. The Company's obligations to appoint Purchaser's designees to the Company Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to such Section and Rule in order to fulfill its obligations under this Section 4.2 and shall include in the Schedule 14D-9, or in a separate Rule 14f-1 information statement provided to shareholders, such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 to fulfill its obligations under this Section 4.2. Purchaser shall provide the Company in writing with true and correct information with respect to itself and its officers, directors and affiliates required by such Section and Rule.

    4.3. ACTIONS BY DIRECTORS. From and after the election or appointment of the Purchaser Insiders pursuant to Section 4.2 and prior to the Effective Time, any amendment or termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Purchaser or Merger Sub, or waiver of any of the Company's rights hereunder will require the affirmative vote of at least a majority of the directors of the Company then in office who are not Purchaser Insiders.

                                   ARTICLE V
               CONVERSION OR CANCELLATION OF SHARES IN THE MERGER

    5.1. CONVERSION OR CANCELLATION OF SHARES. The manner of converting or canceling Shares and shares of Merger Sub in the Merger shall be as follows:

    (a) At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than Shares owned by Purchaser, Merger Sub, any other subsidiary of Purchaser (collectively, the "PURCHASER COMPANIES") or held in the treasury of the Company or owned by any wholly-owned subsidiary of the Company) or Shares which are held by shareholders ("DISSENTING SHAREHOLDERS") exercising appraisal rights pursuant to Sections 180.1301 to
180.1331 of the WBCL) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, without interest, an amount in cash equal to $27.00 or such greater amount which may be paid pursuant to the Offer (the "MERGER CONSIDERATION"). All such Shares, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall thereafter cease to have any rights with respect to such Shares, except the right to receive the Merger Consideration for such Shares upon the surrender of such certificate in accordance with Section 5.2 or the right, if any, to receive payment from the Surviving Corporation of the "fair value" of such Shares as determined in accordance with Sections 180.1301 to 180.1331 of the WBCL.

    (b) At the Effective Time, each Share issued and outstanding at the Effective Time and owned by any of the Purchaser Companies (as defined in Section 5.1(a)), and each Share issued and held in the treasury of the Company or owned by any wholly owned subsidiary of the Company, shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

    (c) At the Effective Time, each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Merger Sub or the holders of such shares, be converted into and become one validly issued, fully paid and non-assessable (except as provided in Section 180.0622(2)(b) of the WBCL) share of common stock, par value $.01 per share, of the Surviving Corporation.

    5.2. PAYMENT FOR SHARES. At the Effective Time, Purchaser shall make available or cause to be made available to the paying agent appointed by Purchaser with the Company's prior approval, which shall not be unreasonably withheld (the "PAYING AGENT"), amounts sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments pursuant to Section 5.1(a) hereof to holders of all Shares issued and outstanding immediately prior to the Effective Time (other than Shares owned by any of the Purchaser Companies or any Shares issued and held in the treasury of the Company or owned by any wholly-owned subsidiary of the Company). Such funds shall be invested by the Paying Agent as directed by Purchaser in United States treasury securities and shall not be used for any other purpose than paying for the Merger Consideration (other than as provided below). Any net profit resulting from, or interest or income produced by, such investments will be payable to the Surviving Corporation or Purchaser, as Purchaser directs. Promptly (but not later than ten business days) after the Effective Time, the Surviving Corporation shall cause to be mailed to each Person who was, at the Effective Time, a holder of record (other than any of the Purchaser Companies) of issued and outstanding Shares a form (mutually agreed to by Purchaser and the Company) of letter of transmittal and instructions for use in effecting the surrender of the certificates which, immediately prior to the Effective Time, represented such Shares in exchange for payment therefor. Upon surrender to the Paying Agent of such certificates, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the Surviving Corporation shall promptly (but not later than five business days after receipt) cause to be paid to the Persons entitled thereto a check in the amount to which such Persons are entitled, after giving effect to any required tax withholdings. No interest will be paid or will accrue on the amount payable upon the surrender of any such certificate. If payment is to be made to a Person other than the registered holder of the certificate surrendered, it shall be a condition of such payment that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation or the Paying Agent that such tax has been paid or is not applicable. One hundred and eighty days following the Effective Time, the Purchaser shall be entitled to cause the Paying Agent to deliver to it or to the Surviving Corporation any funds (including any net profit, interest and income produced with respect thereto) made available to the Paying Agent which have not been disbursed to holders of certificates formerly representing Shares outstanding on the Effective Time, and thereafter such holders shall be entitled to look to the Surviving Corporation only as general creditors thereof with respect to the cash payable upon due surrender of their certificates. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to any holder of certificates formerly representing Shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of cash for Shares and Purchaser shall reimburse the Surviving Corporation for such charges and expenses.

    5.3. DISSENTERS' RIGHTS. If any Dissenting Shareholder shall be entitled to be paid the "fair value" of his or her Shares, as provided in Sections
180.1301 to 180.1331 of the WBCL, the Company shall give Purchaser notice thereof and Purchaser shall have the right to conduct all negotiations and proceedings with respect to any such demands. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Purchaser, voluntarily make any payment with respect to, or negotiate, settle or offer to settle, any such demand for payment. If any Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent and demand payment under the WBCL, the Shares held by such Dissenting Shareholder shall thereupon be treated as though such Shares had been converted into the Merger Consideration pursuant to Section 5.1.

    5.4. TRANSFER OF SHARES AFTER THE EFFECTIVE TIME. No transfers of Shares shall be made on the stock transfer books of the Surviving Corporation at or after the Effective Time.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

    6.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Purchaser and Merger Sub that:

    (a) CORPORATE ORGANIZATION AND QUALIFICATION. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing (to the extent such concept is recognized under applicable law) under the laws of its respective jurisdiction of incorporation and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except for such failure to so qualify or be in such good standing, which, individually or in the aggregate with all other such failures, is not reasonably likely to have a Material Adverse Effect (as defined below). Each of the Company and its subsidiaries has the requisite corporate power and authority to carry on its respective businesses as they are now being conducted. The Company has made available to Purchaser a complete and correct copy of the Company's Restated Articles and By-Laws, each as amended to date, and complete and correct copies of the organizational documents of each of the Company's subsidiaries. The Company's Restated Articles and By-Laws as made available are in full force and effect. As used in this Agreement, the term "MATERIAL ADVERSE EFFECT" shall mean with respect to either Purchaser or the Company, a material adverse effect on the financial condition, properties, business or results of operations of the Company or Purchaser, as applicable, and its respective subsidiaries, taken as a whole.

    (b) AUTHORIZED CAPITAL. The authorized capital stock of the Company consists of 100,000,000 Shares, of which 32,365,094 Shares were outstanding on June 7, 1999, and 500,000 shares of Preferred Stock, par value $.01 per share (the "PREFERRED SHARES"), of which there were no shares outstanding on June 7, 1999. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable (except as provided in Section 180.0622(2)(b) or the WBCL). Other than Shares reserved for issuance pursuant to the Stock Option Agreement, the Company has no Shares or Preferred Shares reserved for issuance, except that, as of June 7, 1999, there were 3,456,763 Shares reserved for issuance pursuant to outstanding options granted (and 1,431,056 Shares reserved for future option grants) under the 1993 Incentive Stock Option Plan, the 1996 Equity Incentive Plan, the 1998 Broad-Based Stock Option Plan, certain individual nonqualified stock option and employment agreements, the Geowaste 1992 Stock Option Plan and the Geowaste 1996 Stock Option Plan (collectively, the "STOCK PLANS"), 544,991 Shares reserved for issuance pursuant to the terms of the acquisition agreements listed on Schedule 6.1(b) to this Agreement (the "COMPLETED ACQUISITIONS"), 1,296,297 Shares reserved for issuance pursuant to the terms of pending acquisitions listed on
Schedule 6.1(b) and 39,094,201 Shares reserved for issuance pursuant to the Rights Agreement. Schedule 6.1(b) sets forth all outstanding Options (as defined in Section 7.8(a)) and the number, exercise prices and expiration dates of each grant. Except as set forth in Schedule 6.1(b) and except for the Stock Option Agreement, since December 31, 1998, the Company has not granted any Options or issued any shares of capital stock except pursuant to the terms of any Stock Plan or the exercise of Options outstanding as of such date. All Shares which may be issued pursuant to (i) the exercise of outstanding Options and (ii) the Completed Acquisitions, will be, when issued and paid for in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable (except as provided in Section 180.0622(2)(b) of the WBCL) and are not subject to, nor were they issued in violation of, any preemptive rights. Except as set forth in Schedule 6.1(b), each of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable (except, in the case of subsidiaries incorporated in the State of Wisconsin, as provided in Section 180.0622(2)(b) of the WBCL) and owned, either directly or indirectly, by the Company, free and clear of all liens, pledges, security interests, claims or other encumbrances. Except as set forth above or on Schedule 6.1(b), there are no shares of capital stock of the Company authorized, issued or outstanding and except as set forth above and as provided in the Stock Option Agreement and in the Rights Agreement, there are no preemptive rights nor any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company or any of its subsidiaries. Except as set forth in
Schedule 6.1(b) or as contemplated by this Agreement, there are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of the capital stock of the Company or any of its subsidiaries. Immediately prior to the consummation of the Offer, no Shares, Preferred Shares or any other securities of the Company will be subject to issuance pursuant to the Rights Agreement, no Distribution Date (as defined in the Rights Agreement) shall have occurred and, at or after the Effective Time, the Surviving Corporation will have no obligation to issue, transfer or sell any Shares or common stock pursuant to any Benefit Plan (as defined in Section 7.1(d)).

    (c) CORPORATE AUTHORITY. Subject only to approval of this Agreement by the holders of a majority of the outstanding Shares, the Company has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement and the Stock Option Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, assuming the due authorization, execution and delivery hereof by Purchaser and Merger Sub.

    (d) GOVERNMENTAL FILINGS; NO VIOLATIONS. (i) Other than the filings provided for in Section 2.3, as required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"), the Exchange Act and such material filings, consents, registrations, approvals, permits or authorizations, if any, as set forth on Schedule 6.1(d)(i) (the "REGULATORY APPROVALS"), no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regulatory authority, agency, commission or other entity, domestic or foreign ("GOVERNMENTAL ENTITY"), in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, except for such failure to make or obtain that, individually or in the aggregate, is not reasonably likely to (x) have a Material Adverse Effect or (y) prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

    (ii) Except as to matters set forth in Schedule 6.1(d)(ii), the execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated by this Agreement will not, constitute or result in (A) a breach or violation of, or a default under, the Restated Articles or By-Laws of the Company or the comparable organizational documents of any of its subsidiaries, (B) except as disclosed in the Company Reports (as defined in Section 6.1(e)) or as set forth in Schedule 6.1(b) or
Schedule 6.1(d)(i), a breach or violation of, a default under or the triggering of any payment or other material obligations pursuant to, any of the Company's existing Benefit Plans or any grant or award made under any of the foregoing,
(C) a breach or violation of, or a default under, the acceleration of or the creation of a lien, pledge, security interest or other encumbrance on assets (with or without the giving of notice or the lapse of time) pursuant to any provision of any agreement, lease, contract (including, without limitation, municipal waste collection franchise agreements ("MUNICIPAL CONTRACTS")), note, mortgage, indenture, arrangement or other obligation ("CONTRACTS") of the Company or any of its subsidiaries or any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which the Company or any of its subsidiaries is subject or (D) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (C) or (D) above, for such breaches, violations, defaults, accelerations or changes that, individually or in the aggregate, are not reasonably likely to (x) have a Material Adverse Effect or (y) prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. Schedule 6.1(d)(ii) sets forth, to the knowledge of the Company, a list of any consents required under any Contracts to be obtained prior to consummation of the transactions contemplated by this Agreement (whether or not subject to the exception set forth with respect to clause (C) above). The Company will use its reasonable best efforts to obtain the consents referred to in Schedule 6.1(d)(ii). The term "KNOWLEDGE" when used in this Agreement with respect to the Company shall mean the actual present knowledge of Peter J. Ruud, George K. Farr and Scott S. Cramer, without refreshment of their recollections and memory by way of any review or inquiry.

    (e) COMPANY REPORTS; FINANCIAL STATEMENTS. The Company has delivered to Purchaser (x) each registration statement, schedule, report, proxy statement or information statement prepared by it since December 31, 1998 ("AUDIT DATE"), including, without limitation, (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1998, (ii) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999, and (iii) the Company's proxy statement for the Annual Meeting of Shareholders held on May 11, 1999, and
(y) the Company's registration statement on Form S-4 filed on May 30, 1997, and the Company's registration statement on Form S-3, filed on August 7, 1997, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "COMPANY REPORTS"). As of their respective dates, the Company Reports complied in all material respects with the applicable requirements under the Exchange Act and did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, as of its date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) presents fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of its date and each of the consolidated statements of income, shareholders' investment and cash flow included in or incorporated by reference into the Company Reports (including any related notes and schedules) presents fairly in all material respects the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

    (f) ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Company Reports filed with the SEC prior to the date hereof or otherwise disclosed in Schedule 6.1(f), since December 31, 1998, the Company and its subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any event or occurrence that is reasonably likely to have a Material Adverse Effect or any development or combination of developments of which the Company has knowledge which is reasonably likely to result in a Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company; (iii) any change by the Company in accounting principles, practices or methods, except as provided for herein or as disclosed in the Company Reports filed with the SEC prior to the date hereof; or (iv) any increase in the compensation payable or which could become payable by the Company and its subsidiaries to their officers or key employees, or any adoption, amendment or termination of any Benefit Plans (other than (A) normal scheduled increases in compensation and (B) entering into customary employment arrangements in the ordinary and usual course of business with newly hired employees).

    (g) LITIGATION AND LIABILITIES. Except as disclosed in the Company Reports filed with the SEC prior to the date hereof, reserved against in the consolidated balance sheets included in or incorporated by reference into the Company Reports, or as set forth on Schedule 6.1(g), there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company, threatened in writing against the Company or any of its subsidiaries or (ii) obligations or liabilities (whether absolute, fixed, accrued, contingent or otherwise, including, without limitation, those relating to matters involving any Environmental Law (as defined in Section 6.1(l)), or any other facts or circumstances of which the Company has knowledge that could result in any claims against or obligations or liabilities of the Company or any of its subsidiaries, that individually or in the aggregate, are reasonably likely to have a Material Adverse Effect. Except as disclosed in the Company Reports filed with the SEC prior to the date hereof or on Schedule 6.1(g), neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect or could prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

    (h) EMPLOYEE BENEFITS. (i) The Company Reports, together with Schedule 6.1(h), accurately describe all material bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all material employment or severance contracts, other material employee benefit plans and any applicable "change of control" or similar provisions in any plan, contract or arrangement (regardless of whether they are funded or unfunded) which cover current or former employees of the Company and its subsidiaries (the "EMPLOYEES"), including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")(the "COMPENSATION AND BENEFIT PLANS"). True and complete copies of all Compensation and Benefit Plans, including any trust instruments and/or insurance contracts, if any, forming a part of any such plans and agreements, and all amendments thereto have been provided or made available to Purchaser.

    (ii) All Compensation and Benefit Plans, other than "multiemployer plans" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, covering Employees and maintained in the United States (the

"PLANS"), to the extent subject to ERISA, are in substantial compliance with ERISA. Each Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("PENSION PLAN") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), has received a favorable determination letter from the Internal Revenue Service, and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending, or to the Company's knowledge threatened in writing, litigation relating to the Compensation and Benefit Plans. Neither the Company nor any of its subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any of its subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material to the Company and its subsidiaries taken as a whole.

   (iii) Except as disclosed in Schedule 6.1(h)(iii), no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under
Section 4001 of ERISA or Section 414 of the Code (an "ERISA AFFILIATE"), which liability is reasonably likely to have a Material Adverse Effect. The Company and its subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which liability is reasonably likely to have a Material Adverse Effect. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

    (iv) All material contributions required to be made under the terms of any Plan and any contribution required to be made under the terms of any Plan which is subject to the funding standards of Section 412 the Internal Revenue Code, have been timely made or have been reflected in the financial statements included in or incorporated by reference into the Company Reports. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of
Section 412 of the Code or Section 302 of ERISA. Neither the Company nor any of its subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to
Section 401(a)(29) of the Code.

    (v) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of
Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan by more than $100,000, and there has been no material change in the financial condition of such Plan since the last day of the most recent Plan Year.

    (vi) Neither the Company nor any of its subsidiaries have any obligations for retiree health and life benefits under any Plan, except as disclosed in the Company Reports or as set forth on Schedule 6.1(h).

   (vii) Except as set forth in the Company Reports or Schedule 6.1(b), the consummation of the transactions contemplated by this Agreement will not (x) entitle any employees of the Company or any of its subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans or (z) result in payments under any of the Benefit Plans which would not be deductible under Section 162(m) or Section 280G of the Internal Revenue Code of 1986, as amended (the "CODE").

  (viii) All Compensation and Benefit Plans maintained outside of the United States comply in all material respects with applicable local law. The Company and its subsidiaries have no material unfunded liabilities with respect to any such Compensation and Benefit Plan.

    (i) BROKERS AND FINDERS. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated herein, except that the Company has employed each of the Financial Advisor and BT Alex. Brown Incorporated as its financial advisors, the arrangements with which have been disclosed in writing to Purchaser prior to the date hereof.

    (j) RIGHTS AGREEMENT. The Company has taken all necessary action, including, without limitation, amending the Rights Agreement, with respect to all of the outstanding Rights issued pursuant to the Rights Agreement, (A) to render the Rights Agreement inapplicable to this Agreement, the Stock Option Agreement, the Offer, the Merger and the other transactions contemplated hereby and thereby, (B) to ensure that (1) Purchaser and Merger Sub, or either of them, are not deemed to be an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement and (2) neither a Distribution Date nor a Shares Acquisition Date (as such terms are defined in the Rights Agreement) occur by reason of the execution and delivery of this Agreement, the Stock Option Agreement, or the consummation of the Offer or the Merger or the consummation of the other transactions contemplated by this Agreement and the Stock Option Agreement and (C) so that the Company will have no obligations under the Rights or the Rights Agreement (in connection with the Offer and the Merger) and the holders of Shares will have no rights under the Rights or the Rights Agreement (in connection with the Offer and the Merger). The Rights Agreement, as so amended, has not been further amended or modified. Copies of all such amendments to the Rights Agreement have been previously provided to Purchaser.

    (k) TAKEOVER STATUTES. The Company Board has taken any and all necessary and appropriate action to render inapplicable to the Offer, the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement, the provisions of Sections 180.1140 to 180.1144 of the WBCL and
Article IV of the Company's Restated Articles. Other than Section 180.1150 of the WBCL and the potential application of Sections 180.1130 to 180.1134 of the WBCL, no "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation (each a "TAKEOVER STATUTE"), is applicable to the Company, the Shares, the Offer, the Merger, the Stock Option Agreement or the transactions contemplated hereby. The Company makes no representation or warranty concerning the applicability of any Takeover Statute other than those Takeover Statutes existing under the WBCL. The registration provisions of Wis. Stat. 552.05 are not applicable to the Company, the Shares, the Offer, the Merger or the other transactions contemplated hereby or by the Stock Option Agreement.

    (l) ENVIRONMENTAL MATTERS. Except as disclosed in the Company Reports filed prior to the date hereof, Schedule 6.1(g) and except for those matters that are not reasonably likely to have a Material Adverse Effect: (i) the Company and its subsidiaries have complied at all times with all applicable Environmental Laws; (ii) no property currently or formerly owned or operated by the Company or any subsidiary (including soils, groundwater, surface water, buildings or other structures) has been contaminated with any Hazardous Substance that would reasonably be expected to require investigation or remediation under any Environmental Law; (iii) neither the Company nor any subsidiary is subject to any liability for any release of any Hazardous Substance on any third party property; (iv) neither the Company nor any subsidiary has received any notice, demand, letter, claim or request for information indicating that it may be in violation of or subject to liability under any Environmental Law; (v) neither the Company nor any subsidiary is subject to any order, decree or injunction with any Governmental Entity or any indemnity or other agreement with any third party relating to liability under any Environmental Law; (vi) the Company and its subsidiaries have accrued adequate reserves in accordance with generally accepted accounting principles for all landfill closure and post closure requirements and have posted all bonds and financial assurances required under any Environmental Laws; and (vii) the Company has made available to Purchaser copies of all environmental reports, studies, assessments, sampling data, closure estimates and other material environmental information in its possession relating to Company or any subsidiary or any of their current or former properties or operations.

    As used herein, the term "ENVIRONMENTAL LAW" means any published federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any solid waste or Hazardous Substance or (C) noise, odor, landfill closure, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to Persons or property relating to any Hazardous Substance.

    As used herein, the term "HAZARDOUS SUBSTANCE" means any substance that is:
(A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or
(C) any other substance which is the subject of published regulatory action by any Governmental Authority in connection with any Environmental Law.

    (m) TAX MATTERS. The Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for tax purposes of which the Company or any of its subsidiaries is a member, have timely filed all material Tax Returns (as hereinafter defined) required to be filed (taking into account any extensions of time within which to file) by it in the manner provided by law. All such Tax Returns are true, correct and complete in all material respects. The Company and each of its subsidiaries have timely paid all Taxes (including interest and penalties) due or required to be withheld from amounts owing to any employee, creditor or third party (whether or not shown as being due on any returns), except where the failure to pay, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect, and have provided adequate reserves in accordance with generally accepted accounting principles in their financial statements for any Taxes not yet due and payable. Except as has been disclosed to Purchaser in Schedule 6.1(m), and except for those matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect: (i) no material claim for unpaid Taxes has become a lien or encumbrance of any kind against the property of the Company or any of its subsidiaries or is being asserted against the Company or any of its subsidiaries (except for Taxes not yet due and payable); (ii) no audit, examination, investigation or other proceeding in respect of Taxes is pending or, to the knowledge of the Company, threatened in writing or being conducted by a Tax authority; (iii) all deficiencies asserted or assessments made as a result of any Tax examinations have been settled or paid in full (or are being contested in good faith); (iv) no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by the Company or any of its subsidiaries and is currently in effect; (v) neither the Company nor any of its subsidiaries is a party to, is bound by, or has any obligation under, or potential liability with regards to, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement (except by and among themselves); (vi) no power of attorney has been granted by or with respect to the Company or any of its subsidiaries with respect to any matter relating to Taxes; (vii) neither the Company nor any of its subsidiaries is a party to any agreement, plan, contract or arrangement (whether oral or in writing) that, individually or in the aggregate, is reasonably likely to result in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; (viii) neither the Company nor any of its subsidiaries has any deferred intercompany gain or loss arising as a result of a deferred intercompany transaction within the meaning of Treasury Regulation Section 1.1502-13 (or similar provision under state, local or foreign law) or any excess loss accounts within the meaning of Treasury Regulation Section 1.1502-19; (ix) the Company is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code; (x) neither the Company nor any of its subsidiaries has been the subject of a Tax ruling that has continuing effect;
(xi) neither the Company nor any of its subsidiaries has been the subject of a closing agreement with any Tax authority that has continuing effect; (xii) neither the Company nor any of its subsidiaries has agreed to include, or is required to include, in income any adjustment under either Section 481(a) or 482 of the Code (or an analogous provision of state, local or foreign law) by reason of a change in accounting method or otherwise. As used herein, "TAXES" shall mean any taxes of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, employment, payroll premium, value added, property or windfall profits taxes, environmental, transfer, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity. For purposes of this Agreement, "Taxes" also includes any obligations under any agreements or arrangements with any Person with respect to the liability for, or sharing of, Taxes (including, without limitation, pursuant to Treas. Reg. 1.1502-6 or comparable provisions of state, local or foreign Tax law) and including, without limitation, any liability for Taxes as a transferee or successor, by contract or otherwise. As used herein, "TAX RETURN" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

    (n) INTELLECTUAL PROPERTY. (i) Except as set forth in Schedule 6.1(n), the Company and/or each of its subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights (and applications therefor), technology, know-how, computer software programs or applications, and tangible and intangible proprietary information or materials that are used in the business of the Company and its subsidiaries as currently conducted or proposed to be conducted, except for any such failures to own, be licensed or possess that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, and all patents, trademarks, trade names, service marks and copyrights held and used in the business currently conducted by the Company and/or its subsidiaries are valid, enforceable and subsisting, other than those which, if not valid, enforceable and subsisting, are not reasonably likely to have a Material Adverse Effect.

    (ii) Except as has not had or is not reasonably likely to have a Material Adverse Effect:

   (A) the Company is not, nor will it be as a result of the execution, delivery or performance of this Agreement by it, in violation of any licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third-party patents, trademarks, service marks or copyrights ("THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS");

    (B) no claims with respect to (I) the patents, registered and material unregistered trademarks and service marks, registered copyrights, computer software programs, trade names, and any applications therefor owned by the Company or any of its subsidiaries (the "COMPANY INTELLECTUAL PROPERTY RIGHTS");
(II) any trade secret material to the Company; or (III) Third-Party Intellectual Property Rights are currently pending or, to the knowledge of the Company, threatened by any Person;

    (C) the Company does not know of any valid grounds for any bona fide claims
(I) to the effect that the making, use, sale or licensing of any product as now made, used, sold or licensed or proposed for making, use, sale or license by the Company or any of its subsidiaries, infringes on any copyright, patent, trademark, service mark or trade secret; (II) against the use by the Company or any of its subsidiaries, of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of the Company or any of its subsidiaries as currently conducted or as proposed to be conducted; (III) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the Company; or (IV) challenging the license or legally enforceable right to use of the Third-Party Intellectual Rights by the Company or any of its subsidiaries; and

   (D) to the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company or any of its subsidiaries.

    (o) COMPLIANCE WITH APPLICABLE LAWS. The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities (the "COMPANY PERMITS") required in order to own their respective assets and to conduct their respective businesses as currently conducted, except where the failure to hold such Company Permits, individually or in the aggregate with all other such failures, is not reasonably likely to have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms of the Company Permits and the operations of the Company (including, without limitation, the obtaining of any Company Permits) and its subsidiaries have been conducted in compliance with all applicable laws, ordinances and regulations of any Governmental Entity, except where the failure to comply or the violation, individually or in the aggregate with all other such failures, is not reasonably likely to have a Material Adverse Effect.

    (p) OPINION OF FINANCIAL ADVISOR. The Company has received the written opinion of the Financial Advisor that (subject to the terms and conditions of such opinion) as of the date hereof, the Offer Price is fair to such shareholders from a financial point of view. The Company has delivered to Purchaser a copy of such opinion.

    (q) LABOR RELATIONS. Except as set forth in Schedule 6.1(q), there is no work stoppage involving the Company or any of its subsidiaries pending or threatened in writing and neither the Company nor any of its subsidiaries is involved in, threatened in writing with, or affected by any labor dispute, arbitration, lawsuit or administrative proceeding that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect. Except as disclosed in the Company Reports or in Schedule 6.1(q), none of the employees of the Company or of any of its subsidiaries is represented by any labor union or any collective bargaining organization and, to the best knowledge of the Company, no labor union is attempting to organize employees of the Company or any of its subsidiaries. Except as set forth in Schedule 6.1(q), there is no pending charge or complaint against the Company or any of its subsidiaries by the National Labor Relations Board or any comparable state agency.

    (r) MATERIAL CONTRACTS. Except as identified in the Company Reports or as set forth in Schedule 6.1(r), neither the Company nor any of its subsidiaries is party to, nor is the Company or any of its subsidiaries (or their respective assets) bound by, any Contract that, individually or in the aggregate, is material to the Company and its subsidiaries taken as a whole. Except as identified in the Company Reports or as set forth on Schedule 6.1(r), there are no (i) Contracts between the Company or any subsidiary, on the one hand, and any current or former director, officer, employee or 5% or greater shareholder of the Company or any of their affiliates or family members, on the other hand, or
(ii) material non-competition agreements or any other agreements or obligations which purports to limit in any respect the manner in which, or the localities in which, the business of the Company and its subsidiaries, is or can be conducted. All Contracts to which the Company or any of the subsidiaries is a party or by which any of their respective assets is bound, and any Contract between third-parties that has been assigned to the Company or any of its subsidiaries, have been legally assigned, if applicable, and are valid and binding, in full force and effect in accordance with its terms and enforceable against the parties (or, if applicable, assignees) thereto in accordance with their respective terms, except for such failures to be so assigned, valid and binding, in full force and effect or enforceable that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. There is not under any such Contract any existing default, or event, which after notice or lapse of time, or both, would constitute a default, by the Company or any of its subsidiaries, or to the Company's knowledge, any other party, except to the extent any such defaults or events, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

    (s) YEAR 2000. Except to the extent described in any Company Report filed prior to the date hereof, all computer systems and computer software used by the Company or any of its subsidiaries (i) recognize or are being adapted so that, prior to December 31, 1999, they shall recognize the advent of the year A.D. 2000 without any adverse change in operation associated with such recognition,
(ii) can correctly recognize or are being adapted so that they can correctly recognize and manipulate date information relating to dates before, on or after January 1, 2000, including but not limited to, accepting date input, performing calculations on dates or portion of dates and providing date output, and the operation and functionality of such computer systems and such computer software will not be adversely affected by the advent of the year A.D. 2000 or any manipulation of data featuring information relating to dates before, on or after January 1, 2000, and (iii) can suitably interact with other computer systems and computer software in a way that does not compromise (y) its ability to correctly recognize the advent of the year A.D. 2000 or (z) its ability to correctly recognize and manipulate date information relating to dates before, on or after January 1, 2000 (the operations of clauses (i), (ii) and (iii) together, "MILLENNIUM FUNCTIONALITY"), except in each case for such computer systems and computer software, the failure of which to achieve Millennium Functionality, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect. To the knowledge of the Company, as of the date hereof, the costs of the adaptions necessary to achieve Millennium Functionality are not reasonably likely to have a Material Adverse Effect.

    6.2. REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB. Purchaser and Merger Sub jointly and severally represent and warrant to the Company that:

    (a) CORPORATE ORGANIZATION AND QUALIFICATION. Purchaser is a Societe Anonyme organized under the laws of France. Merger Sub is a corporation duly organized, validly existing and in good standing (to the extent such concept is recognized under applicable law) under the laws of Wisconsin. Each of Purchaser and Merger Sub is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except for such failure to so qualify or to be in such good standing, which, individually or in the aggregate with all other such failures, is not reasonably likely to have a material adverse effect on the financial condition, prospects, properties, business or results of operations of Purchaser and its subsidiaries, taken as a whole.

    (b) CORPORATE AUTHORITY. Purchaser and Merger Sub each has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and, in the case of Purchaser, the Stock Option Agreement and to consummate the transactions contemplated hereby. This Agreement is a valid and binding agreement of Purchaser and Merger Sub enforceable against each of Purchaser and Merger Sub in accordance with its terms, assuming the due authorization, execution and delivery hereof by the Company. The Stock Option Agreement is a valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms, assuming the due authorization, execution and delivery thereof by the Company.

    (c) GOVERNMENTAL FILINGS; NO VIOLATIONS. (i) Other than the filings provided for in Section 2.3, as required under the HSR Act and the Exchange Act, no notices, reports or other filings are required to be made by Purchaser and Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Purchaser and Merger Sub from, any Governmental Entity in connection with the execution and delivery of this Agreement by Purchaser and Merger Sub and the consummation of the transactions contemplated hereby by Purchaser and Merger Sub, except for such failure to make or obtain that, individually or in the aggregate, is not reasonably likely to prevent, materially delay or materially burden the transactions contemplated by this Agreement.

    (ii) The execution and delivery of this Agreement by Purchaser and Merger Sub do not, and the consummation of the transactions contemplated hereby by Purchaser and Merger Sub will not, constitute or result in (i) a breach or violation of, or a default under, the organizational documents of Purchaser or the Articles of Incorporation or By-Laws of Merger Sub or (ii) a breach or violation of, a default under, the acceleration of or the creation of a lien, pledge, security interest or other encumbrance on assets (with or without the giving of notice or the lapse of time) pursuant to any provision of any Contract of Purchaser or Merger Sub or any law, ordinance, rule or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which Purchaser or Merger Sub is subject, except, in the case of clause (ii) above, for such breaches, violations, defaults or accelerations that, individually or in the aggregate, would not prevent or materially delay the transactions contemplated by this Agreement.

    (d) FUNDS. Purchaser has or will have at the expiration of the Offer and the Effective Time (and will make available to Merger Sub at the expiration of the Offer and the Effective Time) the funds necessary to consummate the Offer and the Merger, respectively.

    (e) MERGER SUB'S ACTIVITIES. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with such transactions.

    (f) STOCK OWNERSHIP. As of the date hereof, none of Purchaser or any of its "affiliates" or "associates" (as those terms are defined in Rule 12b-2 under the Exchange Act) beneficially own any Shares.

                                  ARTICLE VII
                                   COVENANTS

    7.1. INTERIM OPERATIONS OF THE COMPANY. The Company covenants and agrees, as to itself and its subsidiaries, that, prior to the Effective Time (unless Purchaser shall otherwise agree in writing and except as otherwise contemplated by this Agreement):

    (a) the business of the Company and its subsidiaries shall be conducted only in the ordinary and usual course and, to the extent consistent therewith, each of the Company and its subsidiaries shall use its reasonable best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees and business associates;

    (b) the Company shall not(i) amend its Restated Articles or By-Laws or amend, modify or terminate the Rights Agreement; (ii) split, combine or reclassify the outstanding Shares or Preferred Shares; or (iii) declare, set aside or pay any dividend payable in cash, stock or property with respect to the capital stock of the Company;

    (c) neither the Company nor any of its subsidiaries shall (i) issue, sell, pledge, dispose of, agree to sell or pledge or encumber any additional shares, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its subsidiaries or any other property or assets other than, in the case of the Company, Shares issuable pursuant to Options outstanding on the date hereof under the Stock Plans, or pursuant to the terms of the Completed Acquisitions, pending acquisitions set forth on Schedule 6.1(b) or pursuant to the Stock Option Agreement; (ii) transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any assets or incur any other liability other than in the ordinary and usual course of business;
(iii) acquire directly or indirectly by redemption or otherwise any shares of the capital stock of the Company other than pursuant to the terms of existing acquisition agreements or escrow agreements or (iv) authorize capital expenditures in excess of $15 million in the aggregate, or make any acquisition of, or investment in, assets or stock of any other Person or entity with estimated annualized revenues in excess of $50 million. Notwithstanding any limitations in this Section 7.1(c), the Company may enter into or consummate an acquisition proposed by it (a "PROPOSED ACQUISITION"), if such acquisition has been approved in writing by Purchaser, which approval may be denied, withheld or conditioned in its sole and absolute discretion. Purchaser agrees to advise the Company in writing whether it has approved the Proposed Acquisition within five business days after receipt of information regarding the Proposed Acquisition that is the same in all material respects as the information that was provided (whether orally, in writing or otherwise) to the executive officers of the Company or the Company Board in connection with its approval of the Proposed Acquisition, including, without limitation, all material economic and other terms (the "PROPOSED TERMS"). If Purchaser approves the Proposed Acquisition, the Company may consummate the Proposed Acquisition on the Proposed Terms and other customary terms.

    (d) neither the Company nor any of its subsidiaries shall grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or such subsidiaries (other than (A) normal scheduled increases in compensation and (B) entering into customary employment arrangements in the ordinary and usual course of business with newly hired employees); and neither the Company nor any of its subsidiaries shall establish, adopt, terminate, enter into, make any new grants or awards under or amend, any Compensation and Benefit Plans (other than (i) pursuant to Section 7.8(c) and (ii) normal scheduled increases in compensation).

    (e) neither the Company nor any of its subsidiaries shall settle, negotiate to settle or compromise any material claims or litigation except for such settlements or negotiations that are not reasonably likely to have a Material Adverse Effect;

    (f) neither the Company nor any of its subsidiaries shall make any tax election or permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without notice to Purchaser, except in the ordinary and usual course of business; and

    (g) (i) neither the Company nor any of its subsidiaries shall incur, assume or prepay any long-term debt or incur or assume any short-term debt, except that the Company and its subsidiaries may incur or prepay debt in the ordinary and usual course of business in amounts and for purposes consistent with past practice under existing lines of credit, and may incur debt in connection with the Completed Acquisitions but in any event such incurrences, assumptions or prepayments not to exceed $75 million in the aggregate, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any third-party except in the ordinary and usual course of business, (iii) accelerate or delay collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates consistent with past practice, or (iv) change any accounting principle, practice or method in a manner that is inconsistent with past practice, except to the extent required by generally accepted accounting principles as advised by the Company's regular independent accountants;

    (h) neither the Company nor any of its subsidiaries shall, other than in the ordinary and usual course of business or except as is not reasonably likely to have a Material Adverse Effect, (i) modify, amend or terminate any contract,
(ii) waive, release, relinquish or assign any contract (or any of the rights of the Company or any of its subsidiaries thereunder), right or claim, or (iii) cancel or forgive any indebtedness owed to the Company or any of its subsidiaries; PROVIDED, HOWEVER, that neither the Company nor any of its subsidiaries may under any circumstance waive or release any of its rights under any confidentiality agreement to which it is a party;

    (i) neither the Company nor any of its subsidiaries shall enter into any material contract or agreement other than in the ordinary and usual course of business;

    (j) neither the Company nor any of its subsidiaries shall, except as specifically permitted in Section 7.2, take or fail to take any action that is reasonably likely to result in any failure of the Offer Conditions or any of the conditions to the Merger set forth in Article VIII not being satisfied, or is reasonably likely to make any representation or warranty of the Company contained herein inaccurate in any material respect at, or as of any time prior to, the Effective Time, or that is reasonably likely to have a Material Adverse Effect;

    (k) neither the Company nor any of its subsidiaries shall adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization; and

    (l) neither the Company nor any of its subsidiaries will authorize or enter into an agreement to do any of the foregoing.

    7.2. ACQUISITION PROPOSALS. The Company agrees that neither the Company nor any of its subsidiaries shall, and the Company shall direct and use its reasonable best efforts to cause its and its subsidiaries' officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its subsidiaries ("REPRESENTATIVES")) not to knowingly (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to shareholders of the Company) from any Person with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "ACQUISITION PROPOSAL") or (ii) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; PROVIDED, HOWEVER, that nothing shall prevent the Company or the Company Board from complying with Rules 14d-9 and 14e-2 under the Exchange Act, and that prior to the purchase of Shares pursuant to the Offer, the Company and its Representatives may engage in the actions set forth in clause (ii) above if (A) any Person delivers a bona fide written Acquisition Proposal for which all necessary financing is then in the judgment of the Company Board readily obtainable, (B) the Company enters into a customary confidentiality agreement with such Person that is no more favorable to such Person than the Confidentiality Agreement, dated as of March 3, 1999, as amended as of June 11, 1999, between Purchaser and the Company (the "CONFIDENTIALITY AGREEMENT") (as determined by the Company after consultation with its outside counsel), (C) the Company Board determines in good faith by a vote of a majority of the members of the full Company Board after receipt of advice from outside legal counsel that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law and (D) the Company Board determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated (taking into account all legal, financial and regulatory aspects of the proposal, the Person making the proposal and all other relevant factors) and would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "SUPERIOR PROPOSAL"). The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal. The Company will take the necessary steps to inform the Persons referred to in the first sentence hereof of the obligations undertaken in this Section 7.2. The Company will notify Purchaser promptly if any such Acquisition Proposal is received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company. The Company will further identify the offeror and furnish to Purchaser a copy of any such inquiry or proposal, if it is in writing, or shall inform Purchaser of the details of any such inquiry or proposal, if it is oral, and shall promptly advise Purchaser of any material development relating to such inquiry or proposal. The Company also will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company to return all confidential information heretofore furnished to such Person by or on behalf of the Company.

    7.3. MEETING OF THE COMPANY'S SHAREHOLDERS. If required following termination of the Offer, the Company will take, consistent with applicable law and its Restated Articles and By-Laws, all action necessary to convene a meeting of holders of Shares as promptly as practicable to consider and vote upon the approval of this Agreement and the Merger. Subject to fiduciary requirements of applicable law, the Company Board shall recommend such approval and the Company shall take all lawful action to solicit such approval. At any such meeting of the Company, all of the Shares then owned by the Purchaser Companies will be voted in favor of this Agreement. The Company's proxy or information statement with respect to such meeting of shareholders (the "PROXY STATEMENT"), at the date thereof and at the date of such meeting, will comply in all material respects with the applicable requirements under the Exchange Act and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Company in reliance upon and in conformity with written information concerning the Purchaser Companies furnished to the Company by Purchaser specifically for use in the Proxy Statement. The Proxy Statement shall not be filed, and no amendment or supplement to the Proxy Statement will be made by the Company, without consultation with Purchaser and its counsel.

    7.4. EFFORTS; FILINGS AND OTHER ACTIONS. (a) Subject to the terms and conditions herein provided, each of Purchaser, Merger Sub and the Company shall, and the Company shall cause each of its subsidiaries to, and Purchaser shall cause Merger Sub to, cooperate and use their respective reasonable best efforts to take or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including but not limited to, cooperation in the preparation and filing of the Offer Documents, the Schedule 14D-9, the Proxy Statement, any required filings or requests for additional information under the HSR Act, and any amendments to any thereof.

    (b) Subject to the terms and conditions herein provided, the Company and Purchaser shall, and Purchaser shall cause Merger Sub to, use all reasonable best efforts to promptly take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as practicable.

    (c) The Company and Purchaser each shall keep the other appraised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Purchaser or the Company, as the case may be, or any of their subsidiaries, from the SEC or any Governmental Entity with respect to the Offer Documents, the Schedule 14D-9, the Offer or the Merger or any of the other transactions contemplated by this Agreement.

    7.5. ACCESS. Upon reasonable notice, the Company shall (and shall cause each of its subsidiaries to) afford Purchaser's officers, employees, counsel, accountants and other authorized representatives access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, Contracts and records and, during such period, the Company shall (and shall cause each of its subsidiaries to) furnish promptly to Purchaser all information concerning its business, properties and personnel as Purchaser or its Representatives may reasonably request; PROVIDED that no investigation pursuant to this Section 7.5 shall affect or be deemed to modify any representation or warranty made by the Company; PROVIDED, FURTHER, that the foregoing shall not require the Company to permit any inspection, or to disclose any information, which in the reasonable judgment of the Company would result in the disclosure of any trade secrets of third parties or violate any obligation of the Company with respect to confidentiality if the Company shall have used reasonable best efforts to obtain the consent of such third party to such inspection or disclosure or which would violate applicable law. Purchaser agrees that it will not, and will use its reasonable best efforts to cause its representatives and affiliates not to, use any of the information obtained hereunder for any purpose unrelated to the consummation of the Offer and the Merger and, until the consummation of the Offer, the terms of the Confidentiality Agreement shall apply to such information which otherwise meets the definition of "Confidential Information" under the Confidentiality Agreement. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or such Person as may be designated by any such officer. The Company shall furnish promptly to Purchaser and Merger Sub a copy of each report, schedule, registration statement and other document filed by it or its subsidiaries during such period pursuant to the requirements of federal or state securities laws. The Company shall cause its independent auditors to allow the review of the work papers of such auditors relating to the Company and its subsidiaries. Upon any termination of this Agreement, Purchaser will collect and deliver to the Company all documents obtained by it or any of its representatives then in their possession and any copies thereof.

    7.6. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Purchaser of, and, with respect to clause (c) below only, Purchaser and Merger Sub shall give prompt notice to the Company of: (a) any material notice of, or other material communication relating to, any environmental matter, a cancellation or termination, a default or event that, with notice or lapse of time or both, would become a default, received by the Company or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under (i) any Contract material to the financial condition, properties, businesses or results of operations of the Company and its subsidiaries taken as a whole to which the Company or any of its subsidiaries is a party or is subject or (ii) any Municipal Contract, which, in any such case is reasonably likely to have a Material Adverse Effect; (b) any material adverse change in the financial condition, properties, business or results of operations of the Company and its subsidiaries taken as a whole or the occurrence of any event (other than general economic conditions or general conditions in the United States securities markets) which, so far as reasonably can be foreseen at the time of its occurrence, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect; and (c)(i) the occurrence or non-occurrence of any fact or event which is reasonably likely (A) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (B) to cause any covenant, condition or agreement under this Agreement not to be complied with or satisfied in any material respect and (ii) any failure to comply with or to satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; PROVIDED, HOWEVER, that no such notification shall modify the representations or warranties of any party or the conditions to the obligations of any party hereunder. Each of the Company and Purchaser shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, if the failure to obtain such consent, individually or in the aggregate with all other such failures, is reasonably likely to (x) have a Material Adverse Effect or (y) prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. The Company agrees to provide Purchaser with copies of any information that was provided to the Company Board in connection with its approval of any acquisition permitted under Section 7.1(c)(iv) of this Agreement.

    7.7. PUBLICITY. The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release and thereafter the Company and Purchaser shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and prior to making any filings with any Governmental Entity or with any national securities exchange with respect thereto.

    7.8. OPTIONS AND BENEFITS. (a) STOCK OPTIONS. AT THE EFFECTIVE TIME, EACH STOCK OPTION OUTSTANDING PURSUANT TO THE STOCK PLANS (THE "OPTIONS"), whether or not then exercisable, shall be canceled and only entitle the holder thereof to receive from the Surviving Corporation a single lump sum amount in cash equal to the result of multiplying (i) the excess of the Merger Consideration over the exercise price per Share of such Option by (ii) the number of Shares previously subject to such Option. The Company shall, prior to the Effective Time, take all appropriate action to accomplish the foregoing. Notwithstanding the foregoing, on the date the Merger Sub irrevocably accepts for payment Shares tendered pursuant to the Offer, Options held by the employees designated on Schedule 7.8 hereto (the "COVERED EMPLOYEES"), whether or not then exercisable, shall be cancelled and the Covered Employees shall be entitled to receive in lieu thereof a lump sum payment in cash equal to the number obtained by multiplying (i) the excess of the Offer Price over the exercise price per Share of such Option by
(ii) the number of Shares subject to Options, which sum shall be payable as promptly as practicable.

    (b) EMPLOYEE BENEFITS. Purchaser agrees that, during the period commencing at the Effective Time and ending on the first anniversary thereof, the employees of the Company and its subsidiaries will continue to be provided with benefits under employee benefit plans (other than plans involving the issuance of securities of the Company) which in the aggregate are substantially comparable to those currently provided by the Company and its subsidiaries to such employees; PROVIDED, HOWEVER, that employees covered by collective bargaining agreements need not be provided such benefits. Purchaser will cause each employee benefit plan of Purchaser in which employees of the Company and its subsidiaries are eligible to participate to take into account for purposes of eligibility and vesting thereunder the service of such employees with the Company and its subsidiaries as if such service were with Purchaser. Such employees shall also be given credit for any deductible or co-payment amounts paid in respect of the plan year in which the Effective Time occurs, to the extent that, in the plan year following the Effective Time, they participate in any medical, health or dental plan of Purchaser for which deductibles or co-payments are required. Purchaser shall also cause each medical, health or dental plan of Purchaser, in which such employees are eligible to participate after the Effective Time, to waive (i) any pre-existing condition restriction, eligibility waiting period and evidence of insurability requirements which was waived under the terms of any analogous employees benefit plan of the Company immediately prior to the Effective Time or
(ii) waiting period limitation which would otherwise be applicable to an employee on or after the Effective Time to the extent such employee had satisfied any similar waiting period limitation under an analogous employee benefit plan of the Company prior to the Effective Time. Purchaser will, and will cause the Surviving Corporation to, timely and fully honor (without modification) all employee benefit obligations to current and former employees of the Company and its subsidiaries accrued as of the Effective Time and, to the extent set forth in the Company Reports and Schedule 6.1(b), all employee severance plans (or policies), employment agreements and severance agreements in existence on the date hereof.

    (c) 1999 MANAGEMENT INCENTIVE PLAN. It is understood and agreed that the Company shall amend its 1999 Management Incentive Plan (the "MIP") to provide that all eligible participants in such plan who remain employed by the Company (or a subsidiary of the Company) as of December 31, 1999 ("ELIGIBLE PARTICIPANTS"), will receive a bonus amount (as determined and adjusted as set forth in the next succeeding sentence) in cash equal to (i) the amount of cash and (ii) the fair market value of stock options (which shall be calculated in the manner set forth below), in each case, which such persons otherwise would have been entitled to receive under the MIP for the year ending December 31, 1999 (the "FIRST BONUS AMOUNT"). The First Bonus Amount shall be (a) calculated based on the financial results of the Company and its subsidiaries for the six-month period ending June 30, 1999, as compared to the financial results of the Company and its subsidiaries for the six-month period ended June 30, 1998 (and assuming a satisfactory rating on personal and departmental goals and objectives at the Company's headquarters for such six-month period in 1999), (b) divided by 2, and (c) paid no later than February 14, 2000. It is also understood and agreed that the Company shall further amend the MIP to provide that all Eligible Participants will receive a bonus amount (as determined and adjusted as set forth in the next succeeding sentence) in cash equal to (i) the amount of cash and (ii) the fair market value of stock options (which shall be calculated in the manner set forth below), in each case, which such persons otherwise would have been entitled to receive under the MIP for the year ending December 31, 1999 (the "SECOND BONUS AMOUNT"). The Second Bonus Amount shall be
(a) calculated based on the percentage increase in the "pre-tax earnings" (as defined in the Company's Long Term Performance Award Plan) of the Company and its subsidiaries for the six-month period ending December 31, 1999, as compared to the pre-tax earnings of the Company and its subsidiaries for the six-month period ended December, 1998 (and assuming a satisfactory rating on personal and departmental goals and objectives at the Company's headquarters for such six-month period in 1999), (b) divided by 2, and (c) paid no later than February 14, 2000. The fair market value of stock options referred to in this section shall be deemed to be one-half of the excess of (x) the Merger Consideration over (y) the closing sale price for the Shares on the last business day preceding the date of this Agreement as reported by the Nasdaq National Market.

    7.9. INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. (a) From and after the Effective Time, Purchaser agrees that it will cause the Surviving Corporation and its subsidiaries (as appropriate) to indemnify and hold harmless each present and former director and officer of the Company and its subsidiaries, determined as of the Effective Time (the "INDEMNIFIED PARTIES"), against any costs or expenses (including reasonable attorneys' fees and disbursements), judgments, fines, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted or required under the WBCL and its Restated Articles or By-Laws in effect on the date hereof to indemnify such Person (and Purchaser shall also advance expenses as incurred to the fullest extent permitted or required under the WBCL, provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification under the WBCL, the Company's Restated Articles or By-Laws in effect on the date hereof); PROVIDED that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under the WBCL and the Restated Articles and By-Laws as in effect on the date hereof shall be made by independent counsel mutually selected by the Surviving Corporation and the Person seeking indemnification and otherwise in accordance with the provisions and procedures currently set forth in the Company's By-Laws in effect as of the date hereof.

    (b) Any Indemnified Party wishing to claim indemnification under paragraph
(a) of Section 7.9, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Purchaser or the Surviving Corporation thereof, but the failure to so notify shall not relieve Purchaser or the Surviving Corporation of any liability it may have to such Indemnified Party if such failure does not materially prejudice the indemnifying party and then only to the extent so materially prejudiced. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), (i) Purchaser or the Surviving Corporation shall have the right to assume and control the defense thereof (PROVIDED, that if either does so, then the standards of conduct set forth under the WBCL shall be irrevocably deemed to be satisfied by the Indemnified Parties) and Purchaser shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Purchaser or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that, in such counsel's reasonable judgment, there are material issues that constitute conflicts of interest between Purchaser or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Purchaser or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; PROVIDED, HOWEVER, that Purchaser shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel (licensed in such jurisdiction) chosen by them for all Indemnified Parties in any jurisdiction unless the use of one such counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter and
(iii) Purchaser shall not be liable for any settlement effected without its prior written consent; and PROVIDED FURTHER that, in the event Purchaser or the Surviving Corporation shall not have assumed such defense, Purchaser shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

    (c) The Purchaser and the Surviving Corporation shall maintain in full effect, without lapse or modification, the Company's existing officers' and directors' liability insurance ("D&O INSURANCE") for a period of six years after the Effective Time, so long as the annual premium therefor is not in excess of 200% of the last annual premium paid by the Company prior to the date hereof (the "CURRENT PREMIUM"); PROVIDED, HOWEVER, if the existing D&O Insurance expires, is terminated or canceled during such six-year period, the Purchaser and the Surviving Corporation will use its reasonable best efforts to obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 200% of the Current Premium.

    (d) The rights under this Section 7.9 are not exclusive of any other rights an Indemnified Party may have under applicable law.

    7.10.  OTHER ACTIONS BY THE COMPANY.

    (a)  RIGHTS AGREEMENT.  The Company covenants and agrees that it will not
(i) redeem the Rights, (ii) amend the Rights Agreement or (iii) take any action that would allow any Person (as defined in the Rights Agreement) other than Purchaser or Merger Sub to acquire beneficial ownership of 15% or more of the Shares without causing a Distribution Date or a Shares Acquisition Date.

    (b) STATE TAKEOVER LAWS. If any Takeover Statute shall become applicable to the transactions contemplated hereby, the Company and the members of the Company Board shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and the Stock Option Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby. The Company shall, upon the request of the Purchaser, take all reasonable steps to assist in any challenge by the Purchaser to the validity or applicability to the transactions contemplated by this Agreement and the Stock Option Agreement, including the Offer and the Merger, of any Takeover Statute.

                                  ARTICLE VIII
                                   CONDITIONS

    8.1. CONDITIONS TO OBLIGATIONS OF PURCHASER AND MERGER SUB. The respective obligations of Purchaser and Merger Sub to consummate the Merger are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by Purchaser or Merger Sub, as the case may be, to the extent permitted by applicable law:

    (a) SHAREHOLDER APPROVAL. This Agreement shall have been duly approved by the requisite affirmative vote of holders of Shares, in accordance with applicable law and the Restated Articles and By-Laws of the Company (provided that Purchaser and Merger Sub shall have voted their Shares (and shall have been represented for quorum purposes) at such meeting in accordance with Section 7.3;

    (b) PURCHASE OF SHARES. Merger Sub shall have purchased Shares pursuant to the Offer;

    (c) GOVERNMENTAL AND REGULATORY CONSENTS. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and, other than the filings provided for in Section 2.3, all filings required to be made prior to the Effective Time by the Company with, and all consents, approvals and authorizations required to be obtained prior to the Effective Time by the Company from, any Governmental Entity in connection with the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company, Purchaser and Merger Sub shall have been made or obtained (as the case may be), except where the failure to so make or obtain is not reasonably likely to have a Material Adverse Effect on the Company;

    (d) INJUNCTION. No United States or state court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement or imposes material restrictions on Purchaser or the Company in connection with consummation of the Merger or with respect to their business operations, either prior to or subsequent to the Merger (collectively, an "ORDER") which is reasonably likely to have a Material Adverse Effect (PROVIDED, HOWEVER, that before invoking this condition, Purchaser and Merger Sub shall use its reasonable best efforts to prevent, vacate, overturn, repeal or limit any such Order so that it is not reasonably likely to have a Material Adverse Effect);

    (e) OTHER OBLIGATIONS. The Company shall have fulfilled its obligations under Section 7.8(a) and the representations and warranties contained in Sections 6.1(j) and 6.1(k) shall be true and correct as of the Effective Time as if made on such date.

    8.2. CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable law:

    (a) SHAREHOLDER APPROVAL. This Agreement shall have been duly approved by the requisite affirmative vote of holders of Shares, in accordance with applicable law and the Restated Articles and By-Laws of the Company (provided that the Purchaser and Merger Sub shall have voted their Shares (and shall have been represented for quorum purposes) at such meeting in accordance with Section 7.3;

    (b) PURCHASE OF SHARES. Merger Sub shall have purchased Shares pursuant to the Offer;

    (c) GOVERNMENTAL AND REGULATORY CONSENTS. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and, other than the filings provided for in Section 2.3, all filing required to be made prior to the Effective Time by Purchaser and Merger Sub with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time by Purchaser and Merger Sub from, any Governmental Entity in connection with the execution and delivery of this Agreement by Purchaser and Merger Sub and the consummation of the transactions contemplated hereby by Purchaser, Merger Sub and the Company shall have been made or obtained (as the case may be), except where the failure to so make or obtain is not reasonably likely to have a Material Adverse Effect on the Company; and

    (d) ORDER. No Order shall be in effect which is reasonably likely to have a Material Adverse Effect (PROVIDED, HOWEVER, that before invoking this condition, the Company shall use its reasonable best efforts to prevent, vacate, overturn, repeal or limit any such Order so that it is not reasonably likely to have a Material Adverse Effect).

                                   ARTICLE IX
                                  TERMINATION

    9.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by holders of Shares, by the mutual consent of Purchaser and the Company, by action of their respective Boards of Directors.

    9.2. TERMINATION BY EITHER PURCHASER OR THE COMPANY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by holders of Shares, by action of the Board of Directors of either Purchaser or the Company (in accordance with Section 4.3) if (i) Merger Sub shall have terminated the Offer without purchasing any Shares pursuant thereto in accordance with this Agreement; (ii) the approval of shareholders required by Section 8.1(a) shall not have been obtained at a meeting duly convened therefor (PROVIDED Merger Sub complies with Section 7.3); or (iii) any court of competent jurisdiction or other Governmental Entity located or having jurisdiction within the United States or the Republic of France, shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Offer or the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable and which is reasonably likely to have a Material Adverse Effect (PROVIDED, HOWEVER, that before invoking this Section 9.2(iii), the party invoking this Section shall use its reasonable best efforts to prevent, vacate, overturn, repeal or limit any such order, decree, ruling or other action so that it is not reasonably likely to have a Material Adverse Effect).

    9.3. TERMINATION BY PURCHASER. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by holders of Shares, by action of the Board of Directors of Purchaser, if (x) prior to the purchase of Shares pursuant to the Offer in accordance with this Agreement, the Company shall have failed to perform in any respect any of the covenants or agreements contained in this Agreement to be complied with or performed by the Company at or prior to such date of termination, which failure is reasonably likely to have a Material Adverse Effect on the Company and which failure shall not have been reasonably cured prior to the later of (A) ten business days following the giving of written notice to the Company of such failure (provided that Purchaser and Merger Sub shall be required to extend only the initially scheduled expiration date of the Offer pursuant to this clause) and (B) two business days prior to the date on which the Offer is then scheduled to expire, (y) the Company Board (or a special committee thereof) shall have amended, withdrawn or modified in a manner adverse to Purchaser or Merger Sub its approval or recommendation of the Offer, this Agreement or the Merger or the Company Board shall have failed to reaffirm such approval or recommendation within two business days of the written request by Purchaser or Merger Sub to do so, shall have publicly endorsed, approved or recommended any other Acquisition Proposal or shall have publicly announced it has resolved to do any of the foregoing, or (z) if the Company or any of the other Persons or entities described in Section 7.2 shall take any actions that would be proscribed by Section 7.2 but for the exception therein allowing certain actions to be taken if required by fiduciary obligations under applicable law as advised by outside counsel.

    9.4. TERMINATION BY THE COMPANY. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by holders of Shares by action of the Company Board, (i) if Purchaser or Merger Sub (or another Purchaser Company) (x) shall have failed to perform in any respect any of the covenants or agreements contained in this Agreement to be complied with or performed by Purchaser or Merger Sub at or prior to such date of termination, and which failure shall not have been reasonably cured prior to the later of (A) five business days following the giving of written notice to Purchaser of such failure and (B) two business days prior to the date on which the Offer is then scheduled to expire, or (y) shall have failed to commence the Offer within the time required in Section 1.1 or
(ii) if (w) the Company is not in material breach of any of the terms of this Agreement, (x) the Company Board authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Purchaser in writing that it intends to enter into such an agreement, attaching the most current version of such agreement (which shall include all of the material terms, including the price proposed to be paid for Shares pursuant thereto) to such notice, (y) Purchaser does not make, within three business days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Company Board determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of the Company as the Superior Proposal and (z) the Company, prior to such termination, pays to Purchaser in immediately available funds the fees required to be paid pursuant to Section 9.5(b).

    9.5. EFFECT OF TERMINATION AND ABANDONMENT. (a) In the event of termination of this Agreement and abandonment of the Merger pursuant to this
Article IX, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in Section 9.5(b) below and Section 10.2 and except that nothing herein will relieve any party from liability for any willful breach of this Agreement, PROVIDED, HOWEVER, that if this Agreement is terminated by Purchaser pursuant to
Section 9.3(x) or the Company pursuant to Section 9.4(i)(x), the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

    (b) If (x)(i) the Offer shall have remained open for a minimum of at least 20 business days, (ii) after the date hereof any corporation, partnership, person, other entity or group (as defined in

Section 13(d)(3) of the Exchange Act and the rules promulgated thereunder) other than Purchaser or Merger Sub or any of their respective subsidiaries or affiliates (collectively, a "PERSON") shall have become the beneficial owner (as defined in Section 13(d) of the Exchange Act and the rules promulgated thereunder) of 15% or more of the outstanding Shares (other than for bona fide arbitrage purposes), shall have publicly announced an Acquisition Proposal or any Person shall have commenced, or shall have publicly announced an intention to commence, a tender offer or exchange offer for 15% or more of the outstanding Shares, and (iii) the Minimum Condition shall not have been satisfied as of the expiration date of the Offer and the Offer is terminated without the purchase of any Shares thereunder, (y) Purchaser shall have terminated this Agreement pursuant to Section 9.3(y) or (z) hereof, or (z) the Company shall have terminated this Agreement pursuant to Section 9.4(ii) hereof, then the Company shall promptly, but in no event later than two business days after the date of such termination, pay Purchaser a fee of $26 million (the "TERMINATION FEE"), and shall reimburse Purchaser and Merger Sub (not later than two business days after written request by Purchaser or Merger Sub to do so) for all of the out-of-pocket charges and expenses, including financing fees (which out-of-pocket charges and expenses shall be set forth with reasonable specificity in written documentation provided to the Company), actually incurred by Purchaser or Merger Sub through the date of termination in connection with this Agreement and the transactions contemplated by this Agreement, up to a maximum amount of $4 million (the "REIMBURSEMENT FEE"), in each case payable by wire transfer in same day funds; PROVIDED, THAT, in the event the Company shall have terminated this Agreement pursuant to Section 9.4(ii) hereof, the Company shall pay the amount due pursuant to this Section 9.5(b) prior to any such termination. The Company acknowledges that the agreements contained in this
Section 9.5(b) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Purchaser and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 9.5(b), and, in order to obtain such payment, Purchaser or Merger Sub commences a suit which results in a judgment against the Company for the fees set forth in this paragraph (b), the Company shall pay to Purchaser or Merger Sub its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fees at the prime rate of Citibank, N.A. on the date such payment was required to be made. If Purchaser or Merger Sub, or the Company, as the case may be, commences a suit against any other party hereto which suit does not result in a judgment against the other party, the party commencing such suit shall pay to the other the other party's costs and expenses (including attorneys' fees) incurred in connection with such suit.

                                   ARTICLE X
                           MISCELLANEOUS AND GENERAL

    10.1. PAYMENT OF EXPENSES. Whether or not the Merger shall be consummated, each party hereto shall, subject to Section 9.5(b), pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the Merger.

    10.2. SURVIVAL. The agreements of the Company, Purchaser and Merger Sub contained in Sections 5.2 (Payment for Shares) (but only to the extent that such Section expressly relates to actions to be taken after the Effective Time), 5.3 (Dissenters' Rights), 5.4 (Transfer of Shares After the Effective Time), 7.8 (Options and Benefits), 7.9 (Indemnification; Directors' and Officers' Insurance), and 10.1 (Payment of Expenses) shall survive the consummation of the Merger. The agreements of the Company, Purchaser and Merger Sub contained in the Confidentiality Agreement, 6.1(c) (Corporate Authority), 6.2(b) (Corporate Authority), Section 9.5 (Effect of Termination and Abandonment) and Sections
10.1 (Payment of Expenses), 10.6 (Governing Law), 10.7 (Notices), 10.9 (Entire Agreement), 10.10 (Definition of "Subsidiary"), 10.11 (Obligations of Purchaser) and 10.12 (Captions) shall survive the termination of this Agreement. All other representations, warranties, agreements and covenants in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

    10.3. MODIFICATION OR AMENDMENT. Subject to the applicable provisions of the WBCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

    10.4. WAIVER OF CONDITIONS. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

    10.5. COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

    10.6.  GOVERNING LAW.

    (a) GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS TO BE PERFORMED WHOLLY IN SUCH STATE. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and the Stock Option Agreement and of the documents referred to in this Agreement and the Stock Option Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement and the Stock Option Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.7 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

    (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE STOCK OPTION AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE STOCK OPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE STOCK OPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE STOCK OPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.6.

    10.7. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

       IF TO PURCHASER OR MERGER SUB
       Vivendi
       42, Avenue de Friedland
       75380 Paris Cedex 08
       France
       Attention: Henri Proglio
       fax: (011) 33-171-71-1179

       with a copy to:

       Sullivan & Cromwell
       125 Broad Street
       New York, New York 10004
       Attention: David M. Kies, Esq. and
                Keith A. Pagnani, Esq.
       fax: (212) 558-3588

       IF TO THE COMPANY
       Superior Services, Inc.,
       125 South 84th Street, Suite 200
       Milwaukee, Wisconsin 53214
       Attention: Peter J. Ruud and
                Scott S. Cramer
       fax: (414) 479-7400

       with a copy to:
       Foley & Lardner
       777 East Wisconsin Avenue
       Milwaukee, Wisconsin 53202
       Attention: Steven R. Barth, Esq.
       fax: (414) 297-4900

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

    10.8. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

    10.9. ENTIRE AGREEMENT, ETC. (a) This Agreement (including any exhibits, Schedules or Annexes hereto) and the Confidentiality Agreement (i) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof, and (ii) shall not be assignable by operation of law or otherwise and, subject to Section 10.9(b), is not intended to create any obligations to, or rights in respect of, any Persons other than the parties hereto; PROVIDED, HOWEVER, that Purchaser may designate, by written notice to the Company, another wholly-owned direct or indirect subsidiary to be a Constituent Corporation in lieu of Merger Sub, in the event of which, all references herein to Merger Sub shall be deemed references to such other subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation.

    (b) It is expressly agreed that all of the Persons (and their successors and assigns) who are beneficiaries of Section 7.9 (whether as individuals or members of a class or group) shall be entitled to enforce such Sections against Purchaser or the Surviving Corporation and such Sections shall be binding on all successors and assigns of the Surviving Corporation or of Purchaser.

    10.10. DEFINITION OF "SUBSIDIARY". When a reference is made in this Agreement to a subsidiary of a party, the word "subsidiary" means any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or other Persons performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

    10.11. OBLIGATION OF PURCHASER. Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Purchaser to cause Merger Sub to take such action.

    10.12. CAPTIONS. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

    IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

                                          SUPERIOR SERVICES, INC.

                                          By: /s/ G. William Dietrich
                                          --------------------------------------
                                             Name: G. William Dietrich
                                             Title: President and Chief
                                          Executive Officer

                                          VIVENDI

                                          By: /s/ Henri Proglio
                                          --------------------------------------
                                             Name: Henri Proglio
                                             Title: Directeur General

                                          ONYX SOLID WASTE ACQUISITION CORP.

                                          By: /s/ Denis Gasquet
                                          --------------------------------------
                                             Name: Denis Gasquet
                                             Title: President and Chief
                                          Executive Officer

                                                                         Annex A

    CERTAIN CONDITIONS OF THE OFFER. The capitalized terms used in this Annex A have the respective meanings ascribed to such terms in the annexed Agreement. Notwithstanding any other provision of the Offer, but subject to its obligations under Section 1.1(a) of the annexed Agreement, Merger Sub shall not be obligated to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Merger Sub's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, or may delay the acceptance for payment of or payment for, any tendered Shares, or may, in its sole discretion, terminate or amend the Offer as to any Shares not then paid for if, (i) prior to the expiration of the Offer, (x) a number of Shares which, together with any Shares owned by Purchaser or Merger Sub, constitutes 75% or more of the Shares then outstanding as of the expiration date of the Offer (determined on a fully-diluted basis, but excluding Shares subject to the option granted under the Stock Option Agreement) shall not have been validly tendered and not withdrawn (the "MINIMUM CONDITION") or (y) any waiting periods under the HSR Act applicable to the purchase of Shares pursuant to the Offer or the Merger shall not have expired or been terminated, or any Regulatory Approvals (other than Regulatory Approvals set forth on Schedule A hereto) applicable to the Offer and the Merger shall not have been obtained on terms satisfactory to Purchaser in its sole judgment or (ii) on or after the date of the Agreement, and at or before the time of payment for any of such Shares (whether or not any Shares have theretofore been accepted for payment), any of the following events shall occur:

        (a) there shall have occurred and be continuing as of the scheduled expiration date of the Offer (i) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange, Inc. or the NASDAQ National Market (excluding any coordinated trading halt triggered as a result of any decrease in any market indices and any general suspension or limitation caused by physical damage, computer or system malfunction, in each case not related to market conditions), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States,(iii) any material limitation (whether or not mandatory) by any Governmental Entity, on the extension of credit by banks or other lending institutions in the United States, (iv) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof that is continuing as of the scheduled termination date of the Offer, or (v) any material adverse change in the business or regulatory environment specific to the solid waste industry in the United States;

        (b) the Company shall have breached or failed to perform in any respect any of its obligations, covenants or agreements under the Agreement or the Stock Option Agreement and which breach or failure to perform, individually or in the aggregate with all other breaches, is reasonably likely to have a Material Adverse Effect on the Company or any representation or warranty of the Company set forth in the Agreement or the Stock Option Agreement shall have been inaccurate or incomplete in any respect when made or thereafter shall become inaccurate or incomplete in any respect, if such inaccuracy or incompleteness, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect (excluding for purposes of this paragraph (b) only, any Material Adverse Effect qualifier contained in any such representation or warranty); PROVIDED, HOWEVER, that any breach or failure that is capable of being cured without a Material Adverse Effect, shall not be deemed a breach or failure if, such breach or failure is reasonably cured by the Company within the later of (A) ten business days after written notice thereof by Purchaser is provided (provided that Purchaser and Merger Sub shall be required to extend only the initially scheduled expiration date of the Offer pursuant to this clause) and (B) two business days prior to the date on which the Offer is then scheduled to expire;

        (c) there shall be instituted, pending and continuing as of the scheduled expiration date of the Offer, any action, litigation, proceeding, investigation or other application (hereinafter, an

    "ACTION") before any United States court or other Governmental Entity by any Governmental Entity or by any other Person, domestic or foreign (other than an Action brought by a shareholder of the Company): (i) challenging the acquisition by Purchaser or Merger Sub of Shares pursuant to the Offer, seeking to restrain or prohibit the consummation of the transactions contemplated by the Offer, the Merger or the Stock Option Agreement or seeking to obtain, from the Company, Purchaser, or Merger Sub, any damages that are reasonably likely to have a Material Adverse Effect on the Company or Purchaser or to prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by the Agreement or the Stock Option Agreement; (ii) seeking to prohibit, or impose any material limitations on, Purchaser's or Merger Sub's ownership or operation of all or any material portion of Purchaser's or the Company's business or assets (including the business or assets of their respective affiliates and subsidiaries taken as a whole), or to compel Purchaser or Merger Sub to dispose of or hold separate all or any material portion of Purchaser's or the Company's business or assets (including the business or assets of their respective affiliates and subsidiaries taken as a whole) as a result of the transactions contemplated by the Offer, the Merger or the Stock Option Agreement; (iii) seeking to make the acceptance for payment, purchase of, or payment for, some or all of the Shares illegal or render Merger Sub unable to, or result in a delay of more than 10 business days in, or materially restrict, the ability of Merger Sub to accept for payment, purchase or pay for some or all of the Shares pursuant to the Offer or the Merger (exclusive of actions under Sections 180.1301 to 180.1331 of the WBCL); or (iv) seeking to impose material limitations on the ability of Purchaser or Merger Sub effectively to acquire, hold or exercise full rights of ownership of the Shares (to the extent allowed under Section 180.1150 of the WBCL) including, without limitation, the right to vote the Shares purchased by them on an equal basis with all other Shares on all matters properly presented to the Company's shareholders;

        (d) any statute, rule, regulation, order or injunction shall be enacted, promulgated, entered, enforced or deemed or become applicable to the Offer or the Merger, or any other action shall have been taken, and in each case be in existence as of the scheduled expiration date of the Offer, by any court or other Governmental Entity (other than the application to the Offer or the Merger of waiting periods under the HSR Act), that is reasonably likely to result in any of the effects of, or have any of the consequences sought to be obtained or achieved in, any Action referred to in clauses (i) through (iv) of paragraph (c) above;

        (e) a tender or exchange offer for at least fifteen percent of the Shares shall have been commenced or publicly proposed to be made by another Person (including the Company or its subsidiaries), or it shall have been publicly disclosed that (i) any Person (including the Company or its subsidiaries) shall have become the beneficial owner (as defined in Section 13(d) of the Exchange Act and the rules promulgated thereunder) of fifteen percent or more of any class or series of capital stock of the Company (including the Shares) (other than for bona fide arbitrage purposes); or
    (ii) any Person, entity or group shall have entered into (with the Company or any agent or Representative of the Company) a definitive agreement or a written agreement in principle with respect to an Acquisition Proposal (excluding a confidentiality agreement allowed under Section 7.2);

        (f) any change shall have occurred or be threatened and be continuing as of the scheduled expiration date of the Offer, in the financial condition, properties, businesses or results of operations of the Company or any of its subsidiaries that is or is reasonably likely to have a Material Adverse Effect on the Company;

        (g) the Company Board (or a special committee thereof) shall have amended, withdrawn or modified, in a manner adverse to Purchaser or Merger Sub, its approval or recommendation of the Offer, the Agreement or the Merger, or shall fail to reaffirm such approval or recommendation within two business days of the written request by Purchaser or Merger Sub to do so, or shall have endorsed, approved or recommended any other Acquisition Proposal, or shall have publicly announced it has resolved to do any of the foregoing; or

        (h) the Agreement shall have been terminated by the Company or Purchaser or Merger Sub in accordance with its terms or Purchaser or Merger Sub shall have reached an agreement or understanding in writing with the Company providing for termination or amendment of the Offer or delay in payment for the Shares;

    which, in the reasonable judgment of Purchaser and Merger Sub, in any such case, and regardless of the circumstances (including any action or inaction by Purchaser or Merger Sub, PROVIDED Purchaser and Merger Sub are not in violation of the Agreement) giving rise to any such condition, makes it inadvisable to proceed with the Offer and/or with such acceptance for payment of or payment for Shares.

    The foregoing conditions are for the sole benefit of Purchaser and Merger Sub and, subject to the terms of the Agreement, may be asserted by Purchaser or Merger Sub regardless of the circumstances (including any action or inaction by Purchaser or Merger Sub, PROVIDED Purchaser and Merger Sub are not in violation of the Agreement) giving rise to any such condition or may be waived by Purchaser or Merger Sub, by express and specific action to that effect, in whole or in part at any time and from time to time in its sole discretion in compliance with the Agreement. The failure of Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                                                [LOGO]
--------------------------------------------------------------------------------
ROBERT W BAIRD & CO. INCORPORATED    777 EAST WISCONSIN AVENUE    MILWAUKEE, WI
53202-5391    414-765-3758

INVESTMENT BANKING                                                 June 11, 1999

                                                                        ANNEX II

BOARD OF DIRECTORS
SUPERIOR SERVICES, INC.
125 SOUTH 84TH STREET, SUITE 200
MILWAUKEE, WI 53214

Dear Members of the Board:

    Superior Services, Inc. (the "Company") proposes to enter into an Agreement and Plan of Merger (the "Agreement") with Vivendi ("Purchaser") and Onyx Solid Waste Acquisition Corp. ("Merger Sub"), an indirect wholly owned subsidiary of Purchaser. Pursuant to the Agreement: (i) Merger Sub will commence a tender offer (the "Offer") to purchase all of the outstanding shares of common stock, par value $.01 per share (the "Company Common Stock"), including the associated common stock purchase rights, at a purchase price per share of $27.00 in cash (the "Consideration"), net to the seller and (ii) following completion of the Offer, Merger Sub will be merged (the "Merger" and together with the Offer, the "Transaction") with and into the Company. At the Effective Time (as defined in the Agreement), each issued and outstanding share of Company Common Stock (other than shares owned by Purchaser, Merger Sub, any other subsidiary of Purchaser, or held in the Company's treasury or owned by any wholly owned subsidiary of the Company, or held by any Dissenting Shareholder (as defined in the Agreement)) will be converted into the right to receive the Consideration.

    You have requested our opinion as to the fairness, from a financial point of view, of the Consideration to the holders of the Company Common Stock (other than Purchaser and its affiliates).

    Robert W. Baird & Co. Incorporated ("Baird"), as part of its investment banking business, is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.

    In conducting our investigation and analysis and in arriving at our opinion herein, we have reviewed such information and taken into account such financial and economic factors as we have deemed relevant under the circumstances. In that connection, we have, among other things: (i) reviewed certain internal information, primarily financial in nature, including projections, concerning the business and operations of the Company furnished to us for purposes of our analysis, as well as publicly available information including but not limited to the Company's recent filings with the Securities and Exchange Commission and equity analyst research reports prepared by various investment banking firms including Baird; (ii) reviewed the draft Agreement in the form presented to the Company's Board of Directors; (iii) compared the historical market prices and trading activity of the Company Common Stock with those of certain other publicly traded companies we deemed relevant; (iv) compared the financial position and operating results of the Company with those of other publicly traded companies we deemed relevant; and (v) compared the proposed financial terms of the Transaction with the financial terms of certain other business combinations we deemed relevant. We have held discussions with members of the Company's senior management concerning the Company's historical and current financial condition and operating results, as well as the future prospects of the Company. Although as a part of our engagement we were not requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company, we understand that such

Superior Services
June 11, 1999
Page 2

solicitations were made by the Company and its financial advisor. We have also considered such other information, financial studies, analysis and investigations and financial, economic and market criteria which we deemed relevant for the preparation of this opinion.

    In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information that was publicly available or provided us by or on behalf of the Company, and have not been engaged to independently verify any such information. We have assumed, with your consent, that: (i) all material assets and liabilities (contingent or otherwise, known or unknown) of the Company are as set forth in the Company's financial statements, (ii) the Transaction will be accounted for under the purchase method and (iii) the Transaction will be consummated in accordance with the terms of the Agreement without any amendment thereto and without waiver by any party of any condition of their respective obligations. We have also assumed that the financial forecasts examined by us (including estimates of cost savings and operating benefits) were reasonably prepared on bases reflecting the best available estimates and good faith judgments of the Company's senior management as to future performance of the Company. In conducting our review, we have not undertaken nor obtained an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company nor have we made a physical inspection of the properties or facilities of the Company. Our opinion necessarily is based upon economic, monetary and market conditions as they exist and can be evaluated on the date hereof, and does not predict or take into account any changes which may occur, or information which may become available, after the date hereof.

    Our opinion has been prepared at the request and for the information of the Board of Directors of the Company, and shall not be used for any other purpose or disclosed to any other party without the prior written consent of Baird; provided, however, that this letter may be reproduced in full in the Schedule 14D-9 to be filed in connection with the Offer and in any Proxy Statement to be provided to the Company's shareholders in connection with the Merger. This opinion does not address the relative merits of the Transaction and any other potential transactions or business strategies considered by the Company's Board of Directors, and does not constitute a recommendation to any shareholder of the Company as to how any such shareholder should vote with respect to the Transaction. Baird will receive a fee for rendering this opinion. In the past, we have provided investment banking services to the Company, including acting as co-manager of the Company's initial public offering and a subsequent offering of Company Common Stock, for which we received our customary compensation.

    In the ordinary course of our business, we may from time to time trade the securities of the Company or Purchaser for our own account or the accounts of our customers and, accordingly, may at any time hold long or short positions in such securities.

    Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration is fair, from a financial point of view, to the holders of Company Common Stock (other than Purchaser and its affiliates).

                                          Very truly yours,

                                          ROBERT W. BAIRD & CO. INCORPORATED

                                                                       ANNEX III

                         DIRECTORS DESIGNATED BY PARENT

    The following table sets forth the name, present principal occupation or employment and five-year employment history for each of the directors of the Company designated by Parent. All such directors are citizens of France and their principal business address is Vivendi, 42, Avenue de Friedland, 75380 Paris Cedex 08, France.

                                                                    PRINCIPAL OCCUPATION OR EMPLOYMENT;
NAME                                                              5-YEAR EMPLOYMENT HISTORY; DIRECTORSHIP
--------------------------------------------------------  --------------------------------------------------------
Henri Proglio...........................................  Senior Executive Vice President of Parent
Denis Gasquet...........................................  President and CEO of Purchaser and CEO of CGEA
Michel Gourvennec.......................................  Vice President of Purchaser and President and CEO of
                                                          Montenay International Corp.

                                     III-1

                                                                        ANNEX IV

                               DISSENTERS' RIGHTS
                                SUBCHAPTER XIII
                       SECTIONS 180.1301 THROUGH 180.1331
                                     OF THE
                       WISCONSIN BUSINESS CORPORATION LAW

    180.1301 DEFINITIONS.  IN ss. 180.1301 TO 180.1331:

    (1) "Beneficial shareholder" means a person who is a beneficial owner of shares held by a nominee as the shareholder.

  (1m) "Business combination" has the meaning given in s. 180.1130(3).

    (2) "Corporation" means the issuer corporation or, if the corporate action giving rise to dissenters' rights under s. 180.1302 is a merger or share exchange that has been effectuated, the surviving domestic corporation or foreign corporation of the merger or the acquiring domestic corporation or foreign corporation of the share exchange.

    (3) "Dissenter" means a shareholder or beneficial shareholder who is entitled to dissent from corporate action under s. 180.1302 and who exercises that right when and in the manner required by ss. 180.1320 to 180.1328.

    (4) "Fair value", with respect to a dissenter's shares other than in a business combination, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. "Fair value", with respect to a dissenter's shares in a business combination, means market value, as defined in s. 180.1130(9)(a) 1 to 4.

    (5) "Interest" means interest from the effectuation date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all of the circumstances.

    (6) "Issuer corporation" means a domestic corporation that is the issuer of the shares held by a dissenter before the corporate action.

    HISTORY:  1989 a. 303; 1991 a. 16.

    180.1302 RIGHT TO DISSENT.

    (1) Except as provided in sub. (4) and s. 180.1008(3), a shareholder or beneficial shareholder may dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

        (a) Consummation of a plan of merger to which the issuer corporation is a party if any of the following applies:

             1. Shareholder approval is required for the merger by s. 180.1103 or by the articles of incorporation.

             2. The issuer corporation is a subsidiary that is merged with its parent under s. 180.1104.

        (b) Consummation of a plan of share exchange if the issuer corporation's shares will be acquired, and the shareholder or the shareholder holding shares on behalf of the beneficial shareholder is entitled to vote on the plan.

        (c) Consummation of a sale or exchange of all, or substantially all, of the property of the issuer corporation other than in the usual and regular course of business, including a sale in dissolution, but not including any of the following:

             1. A sale pursuant to court order.

             2. A sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

        (d) Except as provided in sub. (2), any other corporate action taken pursuant to a shareholder vote to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that the voting or nonvoting shareholder or beneficial shareholder may dissent and obtain payment for his or her shares.

    (2) Except as provided in sub. (4) and s. 180.1008(3), the articles of incorporation may allow a shareholder or beneficial shareholder to dissent from an amendment of the articles of incorporation and obtain payment of the fair value of his or her shares if the amendment materially and adversely affects rights in respect of a dissenter's shares because it does any of the following:

        (a) Alters or abolishes a preferential right of the shares.

        (b) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

        (c) Alters or abolishes a preemptive right of the holder of shares to acquire shares or other securities.

        (d) Excludes or limits the right of the shares to vote on any matter or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

        (e) Reduces the number of shares owned by the shareholder or beneficial shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under s. 180.0604.

    (3) Notwithstanding sub. (1)(a) to (c), if the issuer corporation is a statutory close corporation under ss. 180.1801 to 180.1837, a shareholder of the statutory close corporation may dissent from a corporate action and obtain payment of the fair value of his or her shares, to the extent permitted under sub. (1)(d) or (2) or s. 180.1803, 180.1813(1)(d) or (2)(b), 180.1815(3) or
180.1829(1)(c).

    (4) Except in a business combination or unless the articles of incorporation provide otherwise, subs. (1) and (2) do not apply to the holders of shares of any class or series if the shares of the class or series are registered on a national securities exchange or quoted on the National Association of Securities Dealers, Inc., automated quotations system on the record date fixed to determine the shareholders entitled to notice of a shareholders meeting at which shareholders are to vote on the proposed corporate action.

    (5) Except as provided in s. 180.1833, a shareholder or beneficial shareholder entitled to dissent and obtain payment for his or her shares under ss. 180.1301 to 180.1331 may not challenge the corporate action creating his or her entitlement under the action is unlawful or fraudulent with respect to the shareholder, beneficial shareholder or issuer corporation.

    HISTORY:  1989 a. 303; 1991 a. 16.

    180.1303 DISSENT BY SHAREHOLDERS AND BENEFICIAL SHAREHOLDERS.

    (1) A shareholder may assert dissenters' rights as to fewer than all of the shares registered in his or her name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a shareholder who under this subsection asserts dissenters' rights as to fewer than all of the shares registered in his or her name are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

    (2) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if the beneficial shareholder does all of the following:

        (a) Submits to the corporation the shareholder's written consent to the dissent not later than the time that the beneficial shareholder asserts dissenters' rights.

        (b) Submits the consent under par. (a) with respect to all shares of which he or she is the beneficial shareholder.

    HISTORY:  1989 a. 303.

    180.1320 NOTICE OF DISSENTERS' RIGHTS.

    (1) If proposed corporate action creating dissenters' rights under s.
180.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders and beneficial shareholders are or may be entitled to assert dissenters' right under ss. 180.1301 to 180.1331 and shall be accompanied by a copy of those sections.

    (2) If corporate action creating dissenters' rights under s. 180.1302 is authorized without a vote of shareholders, the corporation shall notify, in writing and in accordance with s. 180.0141, all shareholders entitled to assert dissenters' rights that the action was authorized and send them the dissenters' notice described in s. 180.1322.

    HISTORY:  1989 a. 303.

    180.1321 NOTICE OF INTENT TO DEMAND PAYMENT.

    (1) If proposed corporate action creating dissenters' rights under s.
180.1302 is submitted to vote at a shareholders' meeting, a shareholder or beneficial shareholder who wishes to assert dissenters' rights shall do all of the following:

        (a) Deliver to the issuer corporation before the vote is taken written notice that complies with s. 180.0141 of the shareholder's or beneficial shareholder's intent to demand payment for his or her shares if the proposed action is effectuated.

        (b) Not vote his or her shares in favor of the proposed action.

    (2) A shareholder or beneficial shareholder who fails to satisfy sub. (1) is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.

    HISTORY:  1989 a. 303.

    180.1322 DISSENTERS' NOTICE.

    (1) If proposed corporate action creating dissenters' rights under s.
180.1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders and beneficial shareholders who satisfied s. 180.1321.

    (2) The dissenters' notice shall be sent no later than 10 days after the corporate action is authorized at a shareholders' meeting or without a vote of shareholders, whichever is applicable. The dissenters' notice shall comply with
s. 180.0141 and shall include or have attached all of the following:

        (a) A statement indicating where the shareholder or beneficial shareholder must send the payment demand and where and when certificates for certified shares must be deposited.

        (b) For holders of uncertificated shares, an explanation of the extent to which transfer of the shares will be restricted after the payment demand is received.

        (c) A form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires the shareholder or beneficial shareholder asserting dissenters' rights to certify whether he or she acquired beneficial ownership of the shares before that date.

        (d) A date by which the corporation must receive the payment demand, which may not be fewer than 30 days nor more than 60 days after the date on which the dissenters' notice is delivered.

        (e) A copy of ss. 180.1301 to 180.1331.

    HISTORY:  1989 a. 303.

    180.1323 DUTY TO DEMAND PAYMENT.

    (1) A shareholder or beneficial shareholder who is sent a dissenters' notice described in s. 180.1322, or a beneficial shareholder whose shares are held by a nominee who is sent a dissenters' notice described in s. 180.1322, must demand payment in writing and certify whether he or she acquired beneficial ownership of the shares before the date specified in the dissenters' notice under s. 180.1322(2)(c). A shareholder or beneficial shareholder with certificated shares must also deposit his or her certificates in accordance with the terms of the notice.

    (2) A shareholder or beneficial shareholder with certificated shares who demands payment and deposits his or her share certificates under sub. (1) retains all other rights of a shareholder or beneficial shareholder until these rights are canceled or modified by the effectuation of the corporate action.

    (3) A shareholder or beneficial shareholder with certificated or uncertificated shares who does not demand payment by the date set in the dissenters' notice, or a shareholder or beneficial shareholder with certificated shares who does not deposit his or her share certificates where required and by the date set in the dissenters' notice is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.

    HISTORY:  1989 a. 303.

    180.1324 RESTRICTIONS ON UNCERTIFICATED SHARES.

    (1) The issuer corporation may restrict the transfer of uncertificated shares from the date that the demand for payment for those shares is received until the corporate action is effectuated or the restrictions released under s. 180.1326.

    (2) The shareholder or beneficial shareholder who asserts dissenters' rights as to uncertificated shares retains all of the rights of a shareholder or beneficial shareholder, other than those restricted under sub. (1), until these rights are canceled or modified by the effectuation of the corporate action.

    HISTORY:  1989 a. 303.

    180.1325 PAYMENT.

    (1) Except as provided in s. 180.1327, as soon as the corporate action is effectuated or upon receipt of a payment demand, whichever is later, the corporation shall pay each shareholder or beneficial shareholder who has complied with s. 180.1323 the amount that the corporation estimates to be the fair value of his or her shares, plus accrued interest.

    (2) The payment shall be accompanied by all of the following:

        (a) The corporation's latest available financial statements, audited and including footnote disclosure if available, but including not less than a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any.

        (b) A statement of the corporation's estimate of the fair value of the shares.

        (c) An explanation of how the interest was calculated.

        (d) A statement of the dissenter's right to demand payment under s.
    180.1328 if the dissenter is dissatisfied with the payment.

        (e) A copy of ss. 180.1301 to 180.1331.

    HISTORY:  1989 a. 303.

    180.1326 FAILURE TO TAKE ACTION.

    (1) If an issuer corporation does not effectuate the corporate action within 60 days after the date set under s. 180.1322 for demanding payment, the issuer corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

    (2) If after returning deposited certificates and releasing transfer restrictions, the issuer corporation effectuates the corporate action, the corporation shall deliver a new dissenters' notice under s. 180.1322 and repeat the payment demand procedure.

    HISTORY:  1989 a. 303.

    180.1327 AFTER-ACQUIRED SHARES.

    (1) A corporation may elect to withhold payment required by s. 180.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date specified in the dissenters' notice under s. 180.1322(2)(c) as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

    (2) To the extent that the corporation elects to withhold payment under sub.
(1) after effectuating the corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his or her demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand under s. 180.1328 if the dissenter is dissatisfied with the offer.

    HISTORY:  1989 a. 303.

    180.1328 PROCEDURE IF DISSENTER DISSATISFIED WITH PAYMENT OR OFFER.

    (1) A dissenter may, in the manner provided in sub. (2), notify the corporation of the dissenter's estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, less any payment received under s. 180.1325, or reject the offer under s. 180.1327 and demand payment of the fair value of his or her shares and interest due, if any of the following applies:

        (a) The dissenter believes that the amount paid under s. 180.1325 or offered under s. 180.1327 is less than the fair value of his or her shares or that the interest due is incorrectly calculated.

        (b) The corporation fails to make payment under s. 180.1325 within 60 days after the date set under s. 180.1322 for demanding payment.

        (c) The issuer corporation, having failed to effectuate the corporate action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set under s. 180.1322 for demanding payment.

    (2) A dissenter waives his or her right to demand payment under this section unless the dissenter notifies the corporation of his or her demand under sub.
(1) in writing within 30 days after the corporation made or offered payment for his or her shares. The notice shall comply with s. 180.0141.

    HISTORY:  1989 a. 303.

    180.1330 COURT ACTION.

    (1) If a demand for payment under s. 180.1328 remains unsettled, the corporation shall bring a special proceeding within 60 days after receiving the payment demand under s. 180.1328 and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not bring the special proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

    (2) The corporation shall bring the special proceeding in the circuit court for the county where its principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall bring the special proceeding in the county in this state in which was located the registered office of the issuer corporation that merged with or whose shares were acquired by the foreign corporation.

    (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the special proceeding. Each party to the special proceeding shall be served with a copy of the petition as provided in s. 801.14.

    (4) The jurisdiction of the court in which the special proceeding is brought under sub. (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. An appraiser has the power described in the order appointing him or her or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

    (5) Each dissenter made a party to the special proceeding is entitled to judgment for any of the following:

        (a) The amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation.

        (b) The fair value, plus accrued interest, of his or her shares acquired on or after the date specified in the dissenter's notice under s. 180.1322(2)(c), for which the corporation elected to withhold payment under
    s. 180.1327.

    HISTORY:  1989 a. 303.

    180.1331 COURT COSTS AND COUNSEL FEES.

    (1) (a) Notwithstanding ss. 814.01 to 814.04, the court in a special proceeding brought under s. 180.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court and shall assess the costs against the corporation, except as provided in par. (b).

        (b) Notwithstanding ss. 814.01 and 814.04, the court may assess costs against all or some of the dissenters, in amounts that the court finds to be equitable, to the extent what the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under s. 180.1328.

    (2) The parties shall bear their own expenses of the proceeding, except that, notwithstanding ss. 814.01 to 814.04, the court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts that the court finds to be equitable, as follows:

        (a) Against the corporation and in favor of any dissenter if the court finds that the corporation did not substantially comply with ss. 180.1320 to 180.1328.

        (b) Against the corporation or against a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

    (3) Notwithstanding ss. 814.01 to 814.04, if the court finds that the services of counsel and experts for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel and experts reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

    HISTORY:  1989 a. 303.